Exhibit 3.1

CERTIFICATE OF INCORPORATION
OF
STARENT NETWORKS, CORP.

FIRST. The name of the Corporation is:

Starent Networks, Corp.

SECOND. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD. The nature of the business or purposes to be conducted or promoted by the Corporation is as follows:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH. The total number of shares of stock which the Corporation shall have authority to issue is 5,000,000 shares of Common Stock, $.001 par value per share.

The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware.

FIFTH. The name and mailing address of the sole incorporator are as follows:

NAME	MAILING ADDRESS

Ashraf M. Dahod

SIXTH. In furtherance of and not in limitation of powers conferred by statute, it is further provided:

1.         Election of directors need not be by written ballot.

2.         The Board of Directors is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation.

SEVENTH. Except to the extent that the General Corporation Law of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

EIGHTH. The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as amended from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an “Indemnitee”) or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by or on behalf of an Indemnitee in connection with such action, suit or proceeding and any appeal therefrom.

As a condition precedent to his right to be indemnified, the Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving him for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee.

In the event that the Corporation does not assume the defense of any action, suit,  proceeding or investigation of which the Corporation receives notice under this Article, the Corporation shall pay in advance of the final disposition of such matter any expenses (including attorneys’ fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom; provided, however, that the payment of such expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article, which undertaking shall be accepted without reference to the financial ability of the Indemnitee to make such repayment; and further, provided, that no such advancement of expenses shall be made if it is determined that (i) the Indemnitee did not act in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, or (ii) with respect to any criminal action or proceeding, the Indemnitee had reasonable cause to believe his conduct was unlawful.

The Corporation shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by such Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation. In addition, the Corporation shall not indemnify an Indemnitee to the extent such Indemnitee is reimbursed from the proceeds of insurance, and in the event the Corporation makes any indemnification payments to an Indemnitee and such Indemnitee is subsequently reimbursed from the proceeds of insurance, such Indemnitee shall promptly refund such indemnification payments to the Corporation to the extent of such insurance reimbursement.

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All determinations hereunder as to the entitlement of an Indemnitee to indemnification or advancement of expenses shall be made in each instance by (a) a majority vote of the directors of the Corporation consisting of persons who are not at that time parties to the action, suit or proceeding in question (“disinterested directors”), whether or not a quorum, (b) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit or proceeding in question, (c) independent legal counsel (who may, to the extent permitted by law, be regular legal counsel to the Corporation), or (d) a court of competent jurisdiction.

The indemnification rights provided in this Article (i) shall not be deemed exclusive of any other rights to which an Indemnitee may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and (ii) shall inure to the benefit of the heirs, executors and administrators of the Indemnitees. The Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

NINTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

EXECUTED at Boston, Massachusetts, on August 10, 2000.

/s/ Ashraf M. Dahod
Ashraf M. Dahod

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CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
STARENT NETWORKS, CORP.

Pursuant to Section 242
of the General Corporation Law of
the State of Delaware

Starent Networks, Corp. (hereinafter called the “Corporation”), organized and existing under and by virtue of the General Law of the State of Delaware, does hereby certify as follows:

At a meeting of the Board of Directors of the Corporation, a resolution was duly adopted, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment by written consent in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware, and written notice of such consent has been given to all stockholders who have not consented in writing to said amendment. The resolution setting forth the amendment is as follows:

RESOLVED:	That Article FOURTH of the Certificate of Incorporation of the Corporation be and hereby is deleted in its entirety and the following Article FOURTH is inserted in lieu thereof:

FOURTH:      The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 25,000,000 shares of Common Stock, $.001 par value per share (“Common Stock”) and (ii) 11,500,000 shares of Preferred Stock, $.01 par value per share (“Preferred Stock”).

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.       COMMON STOCK.

1.         General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

2.         Voting. The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting.

The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware.

3.         Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

4.         Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

B.        PREFERRED STOCK.

Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law or by the terms of any series of Preferred Stock. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, special voting rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of Delaware. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. Except as otherwise specifically provided in this Certificate of Incorporation,

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no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

C.        SERIES A CONVERTIBLE PREFERRED STOCK.

Eleven Million Five Hundred Thousand (11,500,000) shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated “Series A Convertible Preferred Stock” (the “Series A Preferred Stock”) with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations.

1.         Dividends.

(a)       The Corporation shall not declare or pay any dividends or distributions (as defined below) on shares of Common Stock until the holders of the Series A Preferred Stock then outstanding shall have first received, or simultaneously receive, a like distribution on each outstanding share of Series A Preferred Stock, in an amount at least equal to the product of (i) the per share amount, if any, of the dividends or distributions to be declared, paid or set aside for the Common Stock, multiplied by (ii) the number of whole shares of Common Stock into which such share of Series A Preferred Stock is convertible as of the record date for such dividend or distribution.

(b)       For purposes of this Section 1. “distribution” shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable other than in Common Stock or other securities of the Corporation, or the purchase or redemption of shares of the Corporation (other than repurchases of Common Stock held by employees or directors of, or consultants to, the Corporation upon termination of their employment or services pursuant to agreements approved by the Board of Directors providing for such repurchase) for cash or property, including any such transfer, purchase or redemption by a subsidiary of the Corporation.

2.         Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

(a)       In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any other class or series of stock of the Corporation ranking on liquidation prior and in preference to the Series A Preferred Stock, but before any payment shall be made to the holders of Common Stock or any other class or series of stock ranking on liquidation junior to the Series A Preferred Stock by reason of their ownership thereof, an amount equal to $0.90 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), plus any dividends declared but unpaid on such shares. If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution

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to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series A Preferred Stock and any class or series of stock ranking on liquidation on a parity with the Series A Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. Notwithstanding the foregoing, holders of Series A Preferred Stock shall not have any rights to any preferential distributions under this Section 2(a) if the aggregate value of the consideration to be distributed to all stockholders upon any liquidation, dissolution or winding up (or any deemed liquidation) is more than $75 million.

(b)       After the payment of all preferential amounts required to be paid to the holders of any class or series of stock of the Corporation ranking on liquidation prior to and in preference to the Common Stock, upon the dissolution, liquidation or winding up of the Corporation, the remaining assets and funds of the Corporation available for distribution to its stockholders shall be distributed ratably among the holders of shares of Common Stock and Series A Preferred Stock (giving effect, for this purpose, to the assumed conversion of the Series A Preferred Stock into Common Stock).

(c)       Any (i) merger or consolidation which results in the voting securities of the Corporation outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than a majority of the combined voting power of the voting securities of the Corporation or such surviving or acquiring entity outstanding immediately after such merger or consolidation, (ii) sale of all or substantially all of the assets of the Corporation or (iii) sale of shares of capital stock of the Corporation, in a single transaction or series of related transactions, representing over 50% of the voting power of the voting securities of the Corporation, shall be deemed to be a liquidation of the Corporation, and all consideration payable to the stockholders of the Corporation (in the case of a merger or consolidation), or all consideration payable to the Corporation (net of obligations owed by the Corporation), together with all other available assets of the Corporation (in the case of an asset sale), shall be distributed to the holders of capital stock of the Corporation in accordance with Subsections 2(a) and 2(b) above. The Corporation shall promptly provide to the holders of shares of Series A Preferred Stock such information concerning the terms of such merger, consolidation or asset sale and the value of the assets of the Corporation as may reasonably be requested by the holders of Series A Preferred Stock. If applicable, the Corporation shall cause the agreement or plan of merger or consolidation to provide for a rate at which the shares of capital stock of the Corporation are converted into or exchanged for cash, new securities or other property which gives effect to this provision. The amount deemed distributed to the holders of Series A Preferred Stock upon any such merger or consolidation shall be the cash or the value of the property, rights or securities distributed to such holders by the Corporation and/or by the acquiring person, firm or other entity. The value of such property, rights or other securities shall be determined in good faith by the Board of Directors of the Corporation.

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3.         Voting.

(a)       Each holder of outstanding shares of Series A Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Preferred Stock held by such holder are convertible (as adjusted from time to time pursuant to Section 4 hereof) as of the record date, at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Except as provided by law or by the provisions of Section 3(b) or Section 7 below or by the provisions establishing any other series of stock, holders of Series A Preferred Stock and of any other outstanding series of stock shall vote together with the holders of Common Stock as a single class.

(b)       For so long as at least 2,500,000 shares of Series A Preferred Stock (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares) are outstanding (or such lesser number of shares of Series A Preferred Stock as are then outstanding if the Corporation has, prior to such time, failed to redeem shares of Series A Preferred Stock when such redemption was due in accordance with Section 6 below), the holders of record of the shares of Series A Preferred Stock, exclusively and as a separate class, shall be entitled to elect two members of the Board of Directors of the Corporation. At any meeting held for the purpose of electing directors, the presence in person or by proxy of the holders of a majority of the shares of Series A Preferred Stock then outstanding shall constitute a quorum of the Series A Preferred Stock for the purpose of electing directors by holders of the Series A Preferred Stock. A vacancy in any directorship filled by the holders of Series A Preferred Stock shall be filled only by vote or written consent in lieu of a meeting of the holders of the Series A Preferred Stock.

(c)       The Corporation shall not amend, alter or repeal the preferences, special rights or other powers of the Series A Preferred Stock so as to affect adversely the Series A Preferred Stock, without the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series A Preferred Stock, given in writing or by vote at a meeting, representing or voting (as the case may be) separately as a class. For this purpose, without limiting the generality of the foregoing, the authorization of any shares of capital stock with preference or priority over, or on a parity with, the Series A Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall be deemed to affect adversely the Series A Preferred Stock.

4.         Optional Conversion. The holders of the Series A Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(a)       Right to Convert. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $0.90 by the Conversion Price (as defined below) in effect at the time of conversion. The “Conversion Price” shall initially be $0.90. Such Conversion Price, and the rate at which shares of Series A Preferred

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Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

In the event of a notice of redemption of any shares of Series A Preferred Stock pursuant to Section 6 hereof, the Conversion Right of the shares designated for redemption shall terminate at the close of business on the first full day preceding the date fixed for redemption, unless the redemption price is not paid when due, in which case the Conversion Right for such shares shall continue until such price is paid in full. In the event of a liquidation of the Corporation (or deemed liquidation under Section 2(c) hereof), the Conversion Right shall terminate at the close of business on the first full business day preceding the date fixed for the payment of any amounts distributable on liquidation (or deemed liquidation under Section 2(c) hereof) to the holders of Series A Preferred Stock.

(b)       Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price.

(c)       Mechanics of Conversion.

(i)        In order for a holder of Series A Preferred Stock to convert shares of Series A Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series A Preferred Stock, at the office of the transfer agent for the Series A Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series A Preferred Stock represented by such certificate or certificates. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date (“Conversion Date”). The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder of Series A Preferred Stock, or to his or its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share.

(ii)       The Corporation shall at all times when the Series A Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series A Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the

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Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

(iii)      Upon any such conversion, no adjustment to the Conversion Price shall be made for any declared but unpaid dividends on the Series A Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

(iv)      All shares of Series A Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and payment of any dividends declared but unpaid thereon. Any shares of Series A Preferred Stock so converted shall be retired and cancelled and shall not be reissued, and the Corporation (without the need for stockholder action) may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of Series A Preferred Stock accordingly.

(v)       The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series A Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series A Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

(d)       Adjustments to Conversion Price for Diluting Issues:

(i)        Special Definitions. For purposes of this Subsection 4(d), the following definitions shall apply:

(A)      “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(B)       “Original Issue Date” shall mean the date on which a share of Series A Preferred Stock was first issued.

(C)       “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock.

(D)       “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Subsection 4(d)(iii) below, deemed to be issued) by the Corporation after the Original Issue Date, other than:

(I)        shares of Common Stock issued or issuable as a dividend or other distribution on Series A Preferred Stock;

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(II)       shares of Common Stock issued or issuable by reason of a dividend or other distribution on shares of Common Stock that is covered by Subsection 4(e) or 4(f) below;

(III)      shares of Common Stock issued or issuable upon conversion of shares of Series A Preferred Stock;

(IV)      up to 3,416,667 shares of Common Stock (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares), plus such additional number of shares as may be approved by a majority of the non-employee members of the Board of Directors of the Corporation, including those designated by the holders of Series A Preferred Stock, issued or issuable to employees or directors of, or consultants to, the Corporation; and

(V)       shares of Common Stock issued to equipment lessors and commercial lenders, as approved by a majority of the non-employee members of the Board of Directors of the Corporation.

(ii)       No Adjustment of Conversion Price. No adjustment in the number of shares of Common Stock into which the Series A Preferred Stock is convertible shall be made (a) unless the consideration per share (determined pursuant to Subsection 4(d)(v)) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the applicable Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Shares, or (b) if prior to or within 60 days subsequent to such issuance, the Corporation receives written notice from the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, agreeing that no such adjustment shall be made as the result of the issuance of Additional Shares of Common Stock.

(iii)      Issue of Securities Deemed Issue of Additional Shares of Common Stock. If the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Subsection 4(d)(v) hereof) of such Additional Shares of Common Stock would be less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

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(A)      No further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

(B)       If such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

(C)       Upon the expiration or termination of any unexercised Option, the Conversion Price shall not be readjusted, but the Additional Shares of Common Stock deemed issued as the result of the original issue of such Option shall not be deemed issued for the purposes of any subsequent adjustment of the Conversion Price;

(D)       In the event of any change in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any Option or Convertible Security, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Conversion Price then in effect shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment which was made upon the issuance of such Option or Convertible Security not exercised or converted prior to such change been made upon the basis of such change; and

(E)       No readjustment pursuant to clause (B) or (D) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price on the original adjustment date, or (ii) the Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

In the event the Corporation, after the Original Issue Date, amends any Options or Convertible Securities (whether such Options or Convertible Securities were outstanding on the Original Issue Date or were issued after the Original Issue Date) to increase the number of shares issuable thereunder or decrease the consideration to be paid upon exercise or conversion thereof, then such Options or Convertible Securities, as so amended, shall be deemed to have been issued after the Original Issue Date and the provisions of this Subsection 4(d)(iii) shall apply.

(iv)      Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4(d)(iii), but excluding shares issued as a stock split or combination as provided in Subsection 4(e) or upon a dividend or distribution as provided in Subsection 4(f)), without consideration or for a consideration per share less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction,

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(A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; provided that, (i) for the purpose of this Subsection 4(d)(iv), all shares of Common Stock issuable upon exercise or conversion of Options or Convertible Securities outstanding immediately prior to such issue shall be deemed to be outstanding, and (ii) for the purpose of this Subsection 4(d)(iv), the number of shares of Common Stock deemed issuable upon conversion of such outstanding Convertible Securities shall not give effect to any adjustments to the conversion price or conversion rate of such Convertible Securities resulting from the issuance of Additional Shares of Common Stock that is the subject of this calculation.

(v)       Determination of Consideration. For purposes of this Subsection 4(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(A)      Cash and Property: Such consideration shall:

(I)        insofar as it consists of cash, be computed at the aggregate of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(II)       insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

(III)      in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (I) and (II) above, as determined in good faith by the Board of Directors.

(B)       Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4(d)(iii), relating to Options and Convertible Securities, shall be determined by dividing

(x)        the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

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(y)       the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(vi)      Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock which are comprised of shares of the same series or class of Convertible Securities, and such issuance dates occur within a period of no more than 120 days, then, upon the final such issuance, the Conversion Price shall be adjusted to give effect to all such issuances as if they occurred on the date of the final such issuance (and without giving effect to any adjustments as a result of such prior issuances within such period).

(e)       Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. If the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

(f)        Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time, or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price for the Series A Preferred Stock then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price for the Series A Preferred Stock then in effect by a fraction:

(1)        the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2)        the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution:

provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price for the Series A Preferred Stock shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price for the Series A Preferred Stock shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions; and provided further, however, that no such adjustment shall be made if the holders of Series A Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received

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if all outstanding shares of Series A Preferred Stock had been converted into Common Stock on the date of such event.

(g)       Adjustments for Other Dividends and Distributions, In the event the Corporation at any time or from time to time after the Original Issue Date for the Series A Preferred Stock shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of the Series A Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that they would have received had the Series A Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this paragraph with respect to the rights of the holders of the Series A Preferred Stock; and provided further, however, that no such adjustment shall be made if the holders of Series A Preferred Stock simultaneously receive a dividend or other distribution of such securities in an amount equal to the amount of such securities as they would have received if all outstanding shares of Series A Preferred Stock had been converted into Common Stock on the date of such event.

(h)       Adjustment for Reclassification, Exchange, or Substitution. If the Common Stock issuable upon the conversion of the Series A Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for below), then and in each such event the holder of each such share of Series A Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable, upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Series A Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

(i)        Adjustment for Merger or Reorganization, etc. In case of any consolidation or merger of the Corporation with or into another corporation or the sale of all or substantially all of the assets of the Corporation to another corporation, each share of Series A Preferred Stock, if any, remaining outstanding after such consolidation, merger or sale shall thereafter be convertible (or shall be converted into a security which shall be convertible) into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series A Preferred Stock would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 4 set forth with respect to the rights and interest thereafter of the holders of the Series A Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may

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be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series A Preferred Stock.

(j)        No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment.

(k)       Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price then in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of Series A Preferred Stock.

(l)        Notice of Record Date. In the event:

(i)        that the Corporation declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Corporation;

(ii)       that the Corporation subdivides or combines its outstanding shares of Common Stock;

(iii)      of any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Corporation into or with another corporation, or of the sale of all or substantially all of the assets of the Corporation; or

(iv)      of the involuntary or voluntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall cause to be filed as its principal office or at the office of the transfer agent of the Series A Preferred Stock, and shall cause to be mailed to the holders of the Series A Preferred Stock at their last addresses as shown on the records of the Corporation or such transfer agent, at least ten days prior to the date specified in (A) below or twenty days before the date specified in (B) below, a notice stating

(A)      the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common

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Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

(B)       the date on which such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

5.         Mandatory Conversion.

(a)       Upon the earlier of (i) the closing of the sale of shares of Common Stock, at a price of at least $4.50 per share (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares), in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $7,500,000 of proceeds to the Corporation (net of the underwriting discounts or commissions and offering expenses) or (ii) the date set forth in written notice to the Company from the holders of at least 75% of the then outstanding shares of Series A Preferred Stock the “Mandatory Conversion Date”), all outstanding shares of Series A Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate, and all provisions hereof included under the caption “Series A Convertible Preferred Stock”, and all references herein to the Series A Preferred Stock, shall be deleted and shall be of no further force or effect.

(b)       All holders of record of shares of Series A Preferred Stock shall be given written notice of the Mandatory Conversion Date and the place designated for mandatory conversion of all such shares of Series A Preferred Stock, pursuant to this Section 5. Such notice need not be given in advance of the occurrence of a Mandatory Conversion Date. Such notice shall be sent by first class or registered mail, postage prepaid, to each record holder of Series A Preferred Stock at such holder’s address last shown on the records of the transfer agent for the Series A Preferred Stock (or the records of the Corporation, if it serves as its own transfer agent). Upon receipt of such notice, each holder of shares of Series A Preferred Stock shall surrender his or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section 5. On the Mandatory Conversion Date, all rights with respect to the Series A Preferred Stock so converted including the rights, if any, to receive notices and vote (other than as a holder of Common Stock) will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such Series A Preferred Stock has been converted, and payment of any declared but unpaid dividends thereon. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his or its attorney duly authorized in writing. As soon as practicable after the Mandatory Conversion Date and the surrender of the certificate or certificates for Series A Preferred Stock, the Corporation shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the

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provisions hereof and cash as provided in Subsection 4(b) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

(c)       All certificates evidencing shares of Series A Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the Mandatory Conversion Date, be deemed to have been retired and cancelled and the shares of Series A Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. The Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized Series A Preferred Stock accordingly.

6.         Redemption.

(a)       The Corporation will, subject to the conditions set forth below, on September 1, 2005, September 1, 2006 and September 1, 2007 (each, a “Mandatory Redemption Date”), upon receipt not less than 30 nor more than 120 days prior to the applicable Mandatory Redemption Date of written request(s) for redemption from holders of at least a majority of the shares of Series A Preferred Stock then outstanding (a “Series A Redemption Request”), redeem from each holder of shares of Series A Preferred Stock, at a price equal to $0.90 per share (subject to appropriate adjustment in the event of any dividend, stock split, combination or other similar recapitalization affecting such shares), plus any declared but unpaid dividends thereon and an amount equal to 8% per annum thereon from the date of original issuance (the “Mandatory Redemption Price”), the following respective portions of the number of shares of Series A Preferred Stock held by such holder set forth opposite the applicable Mandatory Redemption Date:

Mandatory Redemption Date	Portion of then Outstanding Shares of Series A Preferred Stock

September 1, 2005	33 1/3%
September 1, 2006	50%
September 1, 2007	All Shares then held

The Corporation shall provide notice of its redemption obligations under this Section 6, by first class or registered mail, postage prepaid, to each holder of record of Series A Preferred Stock at the address for such holder last shown on the records of the transfer agent therefore (or the records of the Corporation, if it serves as its own transfer agent), not less than 120 nor more than 180 days prior to the applicable Mandatory Redemption Date. The Corporation shall provide notice of any Series A Redemption Request, specifying the time and place of redemption and the Mandatory Redemption Price, by first class or registered mail, postage prepaid, to each holder of record of Series A Preferred Stock at the address for such holder last shown on the records of the transfer agent therefore (or the records of the Corporation, if it serves as its own transfer agent), not less than 20 days prior to the Mandatory Redemption Date.

(b)       If the funds of the Corporation legally available for redemption of Series A Preferred Stock on any Mandatory Redemption Date are insufficient to redeem the

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number of shares of Series A Preferred Stock required under this Section 6 to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares of Series A Preferred Stock ratably on the basis of the number of shares of Series A Preferred Stock which would be redeemed on such date if the funds of the Corporation legally available therefor bad been sufficient to redeem all shares of Series A Preferred Stock required to be redeemed on such date. At any time thereafter when additional funds of the Corporation become legally available for the redemption of Series A Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem, to the extent of the available funds, the balance of the shares which the Corporation was theretofore obligated to redeem.

(c)       Unless there shall have been a default in payment of the Mandatory Redemption Price, on such Mandatory Redemption Date all rights of each holder of shares of Series A Preferred Stock as a stockholder of the Corporation by reason of the ownership of such shares will cease, except the right to receive the Mandatory Redemption Price for such shares, without interest, upon presentation and surrender of the certificate representing such shares, and such shares will not from and after such Mandatory Redemption Date be deemed to be outstanding.

(d)       Any Series A Preferred Stock redeemed pursuant to this Section 6 will be cancelled and will not under any circumstances be reissued, sold or transferred and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of Series A Preferred Stock accordingly.

7.         Negative Covenants. So long as at least 2,500,000 shares of Series A Preferred Stock (subject to appropriate adjustment in the event of any dividend, stock split combination or other similar recapitalization affecting such shares) are outstanding (or such lesser number of shares of Series A Preferred Stock as are then outstanding if the Corporation has, prior to such time, failed to redeem shares of Series A Preferred Stock when such redemption was due in accordance with Section 6 above), the Corporation shall not, without the prior written consent of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock or, in the case of an amendment to Section 5(a)(ii) above, 75% of the then outstanding shares of Series A Preferred Stock:

(i)        adopt any amendment to the Corporation’s Certificate of Incorporation adversely affecting the Series A Preferred Stock;

(ii)       amend the Corporation’s By-laws in a manner adverse to the holders of Series A Preferred Stock;

(iii)      declare or pay any dividends on Common Stock other than dividends payable solely in Common Stock;

(iv)      redeem or repurchase any shares of its capital stock, other than the Series A Preferred Stock or pursuant to agreements with employees, officers, directors, consultants or advisors approved by the Board of Directors;

(v)       liquidate, dissolve or wind-up the Corporation;

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(vi)      make (or permit any subsidiary to make) any loan or advance to any person, including without limitation, any employee or director of the Corporation or any subsidiary, except (A) advances and similar expenditures in the ordinary course of business or (B) as approved by the Board of Directors;

(vii)     (A) merge with or into or consolidate with any other corporation (other than a merger of consolidation in which the stockholders of the Company immediately prior thereto own at least 80% of the outstanding voting stock of the surviving or acquiring corporation), (B) sell or lease all or substantially all, or a Significant Portion (as defined below), of its properties or assets (for this purpose, “Significant Portion” shall mean properties or assets (regardless of whether such properties or assets are reflected on the Company’s balance sheet) with a fair market value equal to more than 35% of the book value of the Company’s total properties or assets as of the end of the most recent fiscal quarter and “sell or lease” shall not include a bona fide pledge of assets, or foreclosure thereon), or (C) acquire all or substantially all of the properties or assets of any other corporation or entity (except for consideration of less than 10% of the Corporation’s consolidated net worth as of the end of the prior fiscal quarter), or

(viii)    incur indebtedness for borrowed money in excess of $150,000, unless approved by a majority of the non-employee members of the Board of Directors.

8.         Waiver. Any of the rights of the holders of Series A Preferred Stock set forth herein may be waived by the affirmative vote of the holders of more than a majority of the shares of Series A Preferred Stock then outstanding.

[Signature Page to Follow]

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President this 25 day of August, 2000.

STARENT NETWORKS, CORP.

By:	/s/ Asharf M. Dahod
Asharf M. Dahod President

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STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 10.30 AM 07/20/2001 010351251 - 3271954

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
STARENT NETWORKS, CORP.

Pursuant to Section 242
of the General Corporation Law of
the State of Delaware

Starent Networks, Corp. (hereinafter called the “Corporation”), organized and existing under and by virtue of the General Law of the State of Delaware, does hereby certify as follows:

At a meeting of the Board of Directors of the Corporation, a resolution was duly adopted, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment by written consent in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware, and written notice of such consent has been given to all stockholders who have not consented in writing to said amendment. The resolution setting forth the amendment is as follows:

RESOLVED:	That Article FOURTH of the Certificate of Incorporation of the Corporation be and hereby is deleted in its entirety and the following Article FOURTH is inserted in lieu thereof:

FOURTH:

The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 60,000,000 shares of Common Stock, $.001 par value per share (“Common Stock”) and (ii) 24,000,000 shares of Preferred Stock, $.01 par value per share (“Preferred Stock”).

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.       COMMON STOCK.

1.         General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

2.         Voting. The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting.

The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware.

3.         Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

4.         Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

B.        PREFERRED STOCK

The Corporation hereby creates and designates the following two series of Preferred Stock: (i) Series A Convertible Preferred Stock: 11,277,777 shares of the Corporation’s Preferred Stock, par value $0.01 per share, shall be designated as the Series A Convertible Preferred Stock (“Series A Preferred”); and (ii) Series. B Convertible Preferred Stock: 11,768,968 shares of the Corporation’s Preferred Stock, par value $0.01 per share, shall be designated as the Series B Convertible Preferred Stock (“Series B Preferred”).

The original purchase price per share (“Original Purchase Price Per Share”) for each share of the Series A Preferred and the Series B Preferred is as follows: (i) Series A Preferred: $.90; and (ii) Series B Preferred: $1.86932277 (subject to adjustment pursuant to Paragraph 4(d)(iv)(2) of this Section B).

The term “Preferred Stock” as used herein without reference to the Series A Preferred or the Series B Preferred shall mean the Series A Preferred and the Series B Preferred, share for share alike and without distinction as to series, except as otherwise expressly provided.

Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law or by the terms of any series of Preferred Stock. Different series of Preferred Stock shall not be construed

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to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, special voting rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of Delaware. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. Except as otherwise specifically provided in this Certificate of Incorporation, as amended from time to time, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

The Preferred Stock shall have the following rights, preferences, powers, privileges and restrictions, qualifications and limitations:

1.         Dividends.

(a)       The holders of Series B Preferred Stock shall be entitled to receive dividends (when, as and if declared by the Board of Directors of the Corporation) out of any assets legally available therefor, prior and in preference to any declaration of or payment of any dividend (payable other than in Common Stock or other securities and rights convertible Into or entitling the holder thereof to receive directly or indirectly additional shares of Common Stock) on the Common Stock of the Corporation at a rate equal to 8% per annum of the Series B original purchase price from the later of (A) the Original Issue Date of the Series B Preferred or (B) the date of the most recent dividend to the Series B Preferred under this paragraph l(a) or, if a dividend is paid to any other class or series of capital stock of the Corporation that is greater on a per share and as converted basis than such 8% per annum dividend, such greater dividend shall be paid to the Series B Preferred in lieu of the 8% per annum dividend. Such dividend shall accrue whether or not declared and shall be cumulative. The Corporation shall not declare or pay any dividends or distributions (as defined below) on shares of Common Stock until the holders of the Preferred Stock then outstanding shall have first received, or simultaneously receive, a like distribution on each outstanding share of Preferred Stock, in an amount at least equal to the product of (i) the per share amount, if any, of the dividends or distributions to be declared, paid or set aside for the Common Stock, multiplied by (ii) the number of whole shares of Common Stock into which such share of Preferred Stock is convertible as of the record date for such dividend or distribution.

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(b)       For purposes of this Section 1, “distribution” shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable other than in Common Stock or other securities of the Corporation, or the purchase or redemption of shares of the Corporation (other than repurchases of Common Stock held by employees or directors of, or consultants to, the Corporation upon termination of their employment or services pursuant to agreements approved by the Board of Directors providing for such repurchase) for cash or property, including any such transfer, purchase or redemption by a subsidiary of the Corporation.

2.         Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

(a)       In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Preferred Stock then outstanding shall be entitled to be paid pro rata on a pari passu basis out of the assets of the Corporation legally available for distribution to its stockholders, but before any payment shall be made to the holders of Common Stock by reason of their ownership thereof; (i) in the case of the Series A Preferred, an amount equal to $0.90 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) plus any dividends declared but unpaid on such shares of Series A Preferred, and (ii) in the case of the Series B Preferred, an amount equal to $1.86932277 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares, but without regard to any adjustment pursuant to paragraph 4(d)(iv)(2) of this Section B) plus any dividends accrued but unpaid on such shares of Series B Preferred. If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Preferred Stock the full amount to which they shall be entitled, the holders of shares of Preferred Stock and any class or series of stock ranking on liquidation on a parity with the Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

(b)       After the payment of all preferential amounts required to be paid to the holders of any class or series of stock of the Corporation ranking on liquidation prior to and in preference to the Common Stock, upon the dissolution, liquidation or winding up of the Corporation, the remaining assets and funds of the Corporation legally available for distribution to its stockholders shall be distributed ratably among the holders of shares of Common Stock and Preferred Stock (giving effect, for this purpose, to the assumed conversion of the Preferred Stock into Common Stock); provided that the holders of shares of Series A Preferred and Series B Preferred shall only share in the distribution of any such assets and funds of the Corporation legally available for distribution to its stockholders (i) in the case of the Series A Preferred, for any such assets or funds up to an aggregate of $75,000,000 (and for no assets or funds in excess thereof) legally available for distribution among all holders of Common Stock or Preferred Stock pursuant to paragraphs 2(s) and 2(b) of this Section B and (ii) in the case of the Series B Preferred, for any such assets or funds up to an aggregate of $195,000,000 (and for no assets or funds in excess thereof) legally available for distribution among all holders of Common Stock or

4

Preferred Stock pursuant to paragraphs 2(a) and 2(b) of this Section B. For the purposes of this paragraph 2(b), the amount legally available for distribution to holders of capital stock of the Corporation shall include amounts subject to outstanding options and warrants (less the applicable exercise price thereof) at the time of the liquidation or deemed liquidation and shall also include any payments to holders of Preferred Stock pursuant to paragraph 2(a) above.

(c)       Any (i) merger or consolidation which results in the voting securities of the Corporation outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than a majority of the combined voting power of the voting securities of the Corporation or such surviving or acquiring entity outstanding immediately after such merger or consolidation, (ii) sale of all or substantially all of the assets of the Corporation or (iii) sale of shares of capital stock of the Corporation, in a single transaction or series of related transactions, representing over 50% of the voting power of the voting securities of the Corporation, shall be deemed to be a liquidation of the Corporation, and all consideration payable to the stockholders of the Corporation (in the case of a merger or consolidation), or all consideration payable to the Corporation (net of obligations owed by the Corporation), together with all other available assets of the Corporation (in the case of an asset sale), shall be distributed to the holders of capital stock of the Corporation in accordance with Subsections 2(a) and 2(b) above. The Corporation shall promptly provide to the holders of shares of Preferred Stock such information concerning the terms of such merger, consolidation or asset sale and the value of the assets of the Corporation as may reasonably be requested by the holders of Preferred Stock. If applicable, the Corporation shall cause the agreement or plan of merger or consolidation to provide for a rate at which the shares of capital stock of the Corporation are converted into or exchanged for cash, new securities or other property which gives effect to this provision. The amount deemed distributed to the holders of Preferred Stock upon any such merger or consolidation shall be the cash or the value of the property, rights or securities distributed to such holders by the Corporation and/or by the acquiring person, firm or other entity. The value of such property, rights or other securities shall be determined in good faith by the Board of Directors of the Corporation.

3.         Voting.

(a)       Each holder of outstanding shares of Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held by such holder are convertible (as adjusted from time to time pursuant to Section 4 hereof) as of the record date, at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Except as provided by law or by the provisions of Section 3(b) or Section 7 below or by the provisions establishing any other series of stock, holders of Preferred Stock and of any other outstanding series of stock shall vote together with the holders of Common Stock as a single class.

(b)       For so long as at least 2,500,000 shares of Series A Preferred Stock (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares) arc outstanding (or such lesser number of shares of Series A Preferred Stock as are then outstanding if the Corporation has, prior to such time, failed to redeem shares of Series A Preferred Stock when such redemption was due in

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accordance with Section 6 below), the holders of record of the shares of Series A Preferred Stock, exclusively and as a separate class, shall be entitled to elect two members of the Board of Directors of the Corporation. At any meeting held for the purpose of electing directors, the presence in person or by proxy of the holders of a majority of the shares of Series A Preferred Stock then outstanding shall constitute a quorum of the Series A Preferred Stock for the purpose of electing directors by holders of the Series A Preferred Stock. A vacancy in any directorship filled by the holders of Series A Preferred Stock shall be filled only by vote or written consent in lieu of a meeting of the holders of the Series A Preferred Stock.

(c)       For so long as at least 1,150,000 shares of Series B Preferred Stock (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares) are outstanding (or such lesser number of shares of Series B Preferred Stock as are then outstanding if the Corporation has, prior to such time, failed to redeem shares of Series B Preferred Stock when such redemption was due in accordance with Section 6 below), the holders of record of the shares of Series B Preferred Stock, exclusively and as a separate class, shall be entitled to elect one number of the Board of Directors of the Corporation. At any meeting held for the purpose of electing directors, the presence in person or by proxy of the holders of a majority of the shares of Series B Preferred Stock then outstanding shall constitute a quorum of the Series B Preferred Stock for the purpose of electing directors by holders of the Series B Preferred Stock. A vacancy in any directorship filed by the holders of Series B Preferred Stock shall be filled only by vote or written consent in lieu of a meeting of the holders of the Series B Preferred Stock.

4.         Optional Conversion. The holders of the Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(a)       Right to Convert. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the applicable Original Purchase Price Per Share (as defined in the second paragraph of this Section B) by the Conversion Price (as defined below) in effect at the time of conversion. The “Conversion Price” shall initially be the applicable Original Purchase Price Per Share; provided, however, in the event that the Original Purchase Price Per Share applicable to the Series B Preferred is adjusted pursuant to Section 4(d)(iv)(2) of this Section B, (i) the Original Purchase Price Per Share referenced in this Section 4 shall, for all purposes, be determined as set forth in Section 4(d)(iv)(2), and (ii) any adjustments to the Conversion Price for the Series B Preferred that occurred prior to any adjustment to the Original Purchase Price Per Share pursuant to paragraph 4(d)(iv)(2) shall be recalculated as if the Original Purchase Price Per Share for the Series B Preferred had been such adjusted Original Purchase Price Per Share pursuant to paragraph 4(d)(iv)(2) at the time of any such deemed issuance of Additional Shares of Common Stock pursuant to paragraph (d) below and as if the Conversion Price for the Series B Preferred was initially such adjusted Original Purchase Price Per Share for the Series B Preferred. Such Conversion Price, and the rate at which shares of Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

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In the event of a notice of redemption of any shares of Preferred Stock pursuant to Section 6 hereof, the Conversion Right of the shares designated for redemption shall terminates at the close of business on the first full day preceding the date fixed for redemption, unless the redemption price is not paid when due, in which case the Conversion Right for such shares shall continue until such price is paid in full. In the event of a liquidation of the Corporation (or deemed liquidation under Section 2(c) hereof), the Conversion Right shall terminate at the close of business on the first full business day preceding the date fixed for the payment of any amounts distributable on liquidation (or deemed liquidation under Section 2(c) hereof) to the holders of Preferred Stock.

(b)       Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price.

(c)       Mechanics of Conversion.

(i)        In order for a holder of Preferred Stock to convert shares of Preferred Stock, into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Preferred Stock, at the office of the transfer agent for the Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Preferred Stock represented by such certificate or certificates. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date (“Conversion Date”). The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder of Preferred Stock, or to his or its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share.

(ii)       The Corporation shall at all times when the Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Stock. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

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(iii)      Upon any such conversion, no adjustment to the Conversion Price shall be made for any declared but unpaid dividends on the Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

(iv)      All shares of Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and payment of any dividends declared but unpaid thereon. Any shares of Preferred Stock so converted shall be retired and cancelled and shall not be reissued, and the Corporation (without the need for stockholder action) may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of the applicable series of Preferred Stock accordingly.

(v)       The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

(d)       Adjustments to Conversion Price for Diluting issues:

(i)        Special Definitions. For purposes of this Subsection 4(d), the following definitions shall apply:

(A)      “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(B)       “Original Issue Date” shall mean the date on which a share of Preferred Stock was first issued.

(C)       “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock.

(D)       “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Subsection 4(d)(iii) below, deemed to be issued) by the Corporation after the applicable Original Issue Date, other than:

(I)        shares of Common Stock issued or issuable as a dividend or other distribution on Preferred Stock;

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(II)       shares of Common Stock issued or issuable by reason of a dividend or other distribution on shares of Common Stock that is covered by Subsection4(e) or 4(f) below;

(III)      shares of Common Stock issued or issuable upon, conversion of shares of Preferred Stock;

(IV)      up to 2,133,484 shares of Common Stock (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares), plus such additional number of shares as may be approved by a majority of the non-employee members of the Board of Directors of the Corporation, including those designated by the holders of Preferred Stock, issued or issuable to employees or directors of, or consultants to, the Corporation; and

(V)       shares of Common Stock issued to equipment lessors and commercial lenders, as approved by a majority of the non-employee members of the Board of Directors of the Corporation.

(ii)       No Adjustment of Conversion Price. No adjustment in the number of shares of Common Stock into which the Preferred Stock is convertible shall be made (a) unless the consideration per share (determined pursuant to Subsection 4(d)(v)) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation, is less than the applicable Conversion Price in effect on the date of, and Immediately prior to, the issue of such Additional Shares, or (b) if prior to or within 60 days subsequent to such issuance, the Corporation receives written notice Join the holders of at least a majority of the then outstanding shares of Preferred Stock, agreeing that no such adjustment shall be made as the result of the issuance of Additional Shares of Common Stock.

(iii)      Issue of Securities Deemed Issue of Additional Shares of Common Stock. If the Corporation at any time or from time to time after the applicable Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Subsection 4(d)(v) hereof) of such Additional Shares of Common Stock would be less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

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(A)      No further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

(B)       If such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

(C)       Upon the expiration or termination of any unexercised Option, the Conversion Price shall not be readjusted, but the Additional Shares of Common Stock deemed issued as the result of the original issue of such Option shall not be deemed issued for the purposes of any subsequent adjustment of the Conversion Price;

(D)       In the event of any change in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any Option or Convertible Security, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Conversion Price then in effect shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment which was made upon the issuance of such Option or Convertible Security not exercised or converted prior to such change been made upon the basis of such change; and

(E)       No readjustment pursuant to clause (B) or (D) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price on the original adjustment date, or (ii) the Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

In the event the Corporation, after the applicable Original Issue Date, amends any Options or Convertible Securities (whether such Options or Convertible Securities were outstanding on the applicable Original Issue Date or were issued after the applicable Original Issue Date) to increase the number of shares issuable thereunder or decrease the consideration to be paid upon exercise or conversion thereof, then such Options or Convertible Securities, as so amended, shall be deemed to have been issued after the applicable Original Issue Date and the provisions of this Subsection 4(d)(iii) shall apply.

(iv)      (1)       Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the applicable Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4(d)(iii), but excluding shares issued as a stock split or combination as provided in Subsection 4(e) or upon a dividend or distribution as provided in Subsection 4(f)), without consideration or for a consideration per share less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Conversion Price shall be reduced, concurrently with

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such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; provided that, (i) for the purpose of this Subsection 4(d)(iv), all shares of Common Stock issuable upon exercise or conversion of Options or Convertible Securities outstanding immediately prior to such issue shall be deemed to be outstanding, and (ii) for the purpose of this Subsection 4(d)(iv), the number of shares of Common Stock deemed issuable upon conversion of such outstanding Convertible Securities shall not give effect to any adjustments to the conversion price or conversion rate of such Convertible Securities resulting from the issuance of Additional Shares of Common Stock that is the subject of this calculation.

(2)        Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock Under the 2000 Stock Incentive Plan of the Corporation. In the event the Corporation shall issue, at any time after the applicable Original Issue Date and before the earlier of (A) December 31, 2002, (B) the sale by the Company of equity securities to an unaffiliated third party (which may include a current stockholder of the Corporation) for gross proceeds equal to or greater than $10,000,000, or (C) the conversion of all outstanding shares of Series B Preferred into shares of Common Stock, options or restricted stock awards under the 2000 Stock Incentive Plan for an aggregate of more than 2,503,580 shares of Common Stock (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares) (the excess over 2,133,484 shares, hereinafter referred to as the “Additional Option Pool Shares”), then and in such event, the Conversion Price applicable to the Series B Preferred shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying the Conversion Price by a fraction (the “Fraction”), (A) the numerator of which shall be the total number of shares (the “Total Shares”) issued and outstanding, assuming that all shares authorized under the 2000 Stock Incentive Plan of the Corporation are issued and outstanding, as of the Original Issue Date (which number is 34,771,951 shares) and (B) the denominator shall be (1) the Total Shares plus (2) the Additional Option Pool Shares. In the event the Conversion Price is so recalculated, the Original Purchase Price Per Share applicable to the Series B Preferred shall be recalculated by multiplying the Original Purchase Price Per Share by the same Fraction.

(v)       Determination of Consideration. For purposes of this Subsection 4(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(A)      Cash and Property: Such consideration shall:

(I)        insofar as it consists of cash, be computed at the aggregate of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

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(II)       insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

(III)      in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (I) and (II) above, as determined in good faith by the Board of Directors.

(B)       Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4(d)(iii), relating to Options and Convertible Securities, shall be determined by dividing

(x)        the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein, for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(y)       the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(vi)      Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock which are comprised of shares of the same series or class of Convertible Securities, and such issuance dates occur within a period of no more than 120 days, then, upon the final such issuance, the Conversion Price shall be adjusted to give effect to all such issuances as if they occurred on the date of the final such issuance (and without giving effect to any adjustments as a result of such prior issuances within such period).

(e)       Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the applicable Original Issue Date effect a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. If the Corporation shall at any time or from time to time after the applicable Original Issue Date combine the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

(f)        Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time, or from time to time after the applicable Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to

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receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the applicable Conversion Price for a series of Preferred Stock then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record dare, by multiplying the applicable Conversion Price then in effect by a fraction:

(1)       the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2)       the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price for the Preferred Stock shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price for the Preferred Stock shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions; and provided further, however, that no such adjustment shall be made if the holders of Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Preferred Stock had been converted into Common Stock on the date of such event.

(g)       Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the applicable Original Issue Date for the Series B Preferred shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of the Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that they would have received had the Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this paragraph with respect to the rights of the holders of the Preferred Stock; and provided further, however, that no such adjustment shall be made if the holders of Preferred Stock simultaneously receive a dividend or other distribution of such securities in an amount equal to the amount of such securities as they would have received if all outstanding shares of Preferred Stock had been converted into Common Stock on the date of such event;

(h)       Adjustment for Reclassification, Exchange, or Substitution. If the Common Stock issuable upon the conversion of the Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets

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provided for below), then and in each such event the holder of each such share of Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable, upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

(i)        Adjustment for Merger or Reorganization, etc. In case of any consolidation or merger of the Corporation with or into another corporation or the sale of all or substantially all of the assets of the Corporation to another corporation, each share of Preferred Stock, if any, remaining outstanding after such consolidation, merger or sale shall thereafter be convertible (or shall be converted into a security which shall be convertible) into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Preferred Stock would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 4 set forth with respect to the rights and interest thereafter of the holders of the Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Preferred Stock.

(j)        No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment.

(k)       Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price then in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of Preferred Stock.

(l)        Notice of Record Date. In the event:

(i)        that the Corporation declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Corporation;

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(ii)       that the Corporation subdivides or combines its outstanding shares of Common Stock;

(iii)      of any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Corporation into or with another corporation, or of the sale of all or substantially all of the assets of the Corporation; or

(iv)      of the involuntary or voluntary dissolution, liquidation or winding up of the Corporation:

then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Preferred Stock, and shall cause to be mailed to the holders of the Preferred Stock at their last addresses as shown on the records of the Corporation or such transfer agent, at least ten days prior to the date specified in (A) below or twenty days before the date specified in (B) below, a notice stating

(A)      the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

(B)       the date on which such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

5.         Mandatory Conversion.

(a)       Upon the earlier of (i) the closing of the sale of shares of Common Stock, at a price of at least $9.34 per share (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares), in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $10,000,000 of proceeds to the Corporation (net of the underwriting discounts or commissions and offering expenses) or (ii) the date set forth in written notice to the Company from the holders of, in the case of the Series A Preferred, at least 75% of the then outstanding shares of Series A Preferred or, in the case of the Series B Preferred, at least a majority of the then outstanding shares of the Series B Preferred (in each case, a “Mandatory Conversion Date”), all outstanding shares of such series of Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate, and all references herein to the Series A Preferred or Series B Preferred, as applicable, shall be deleted and shall be of no farther force or effect.

(b)       All holders of record of shares of such series of Preferred Stock shall be given written notice of the Mandatory Conversion Date applicable to such series of Preferred Stock and the place designated for mandatory conversion of all such shares of Preferred Stock,

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pursuant to this Section 5. Such notice need not be given in advance of the occurrence of a Mandatory Conversion Date. Such notice shall be sent by first class or registered mail, postage prepaid, to each record holder of the applicable series of Preferred Stock at such holder’s address last shown on the records of the transfer agent for the Preferred Stock (or the records of the Corporation, if it serves as its own transfer agent). Upon receipt of such notice, each holder of shares of the applicable series of Preferred Stock shall surrender his or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section 5. On the Mandatory Conversion Date, all rights with respect to the applicable series of Preferred Stock so converted, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock) will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such series of Preferred Stock has been converted, and payment of any declared but unpaid dividends thereon. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his or its attorney duly authorized in writing. As soon as practicable after the Mandatory Conversion Date and the surrender of the certificate or certificates for the applicable series of Preferred Stock, the Corporation shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in Subsection 4(b) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

(c)       All certificates evidencing shares of the applicable series of Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the Mandatory Conversion Date, be deemed to have been retired and cancelled and the shares of Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. The Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized Preferred Stock accordingly.

6.         Redemption.

(a)       The Corporation will, subject to the conditions set forth below, on September 1, 2005, September 1, 2006 and September 1, 2007 (each, a “Mandatory Redemption Date”), upon receipt not less than 30 nor more than 120 days prior to the applicable Mandatory Redemption Date of written request(s) for redemption from, in the case of the Series A Preferred, holders of at least a majority of the shares of Series A Preferred then outstanding, or in the case of the Series B Preferred, at least a majority of the Series B Preferred then outstanding (each a “Redemption Request”), redeem from each holder of shares of such series of Preferred Stock, at a price equal to the Original Purchase Price Per Share (subject to appropriate adjustment in the event of any dividend, stock split, combination or other similar recapitalization affecting such shares), plus, in the case of the Series B Preferred only, any accrued but unpaid dividends (whether or not declared) thereon and, in the case of the Series A Preferred only, an amount equal to 8% per annum thereon from the date of original issuance (the “Mandatory Redemption

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Price”), the following respective portions of the number of shares of the applicable series of Preferred Stock held by such holder set forth opposite the applicable Mandatory Redemption Date:

Mandatory Redemption Date	Portion of then Outstanding Shares of Preferred Stock
September 1, 2005	33 1/3%
September 1, 2006	50%
September 1, 2007	All shares then held

The Corporation shall provide notice of its redemption obligations under this Section 6, by first class or registered mail, postage prepaid, to each holder of record of Preferred Stock at the address for such holder last shown on the records of the transfer agent therefor (or the records of the Corporation, if it serves as its own transfer agent), not less than 120 nor more than 180 days prior to the applicable Mandatory Redemption Date. The Corporation shall provide notice of any Redemption Request, specifying the time and place of redemption and the Mandatory Redemption Price, by first class or registered mail, postage prepaid, to each holder of record of the applicable series of Preferred Stock at the address for such holder last shown on the records of the transfer agent therefor (or the records of the Corporation, if it serves as its own transfer agent), not less than 20 days prior to the Mandatory Redemption Date.

(b)       If the funds of the Corporation legally available for redemption of Preferred Stock on any Mandatory Redemption Date are insufficient to redeem the number of shares of Preferred Stock required under this Section 6 to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares of Preferred Stock ratably on the basis of the number of shares of Preferred Stock which would be redeemed on such date if the funds of the Corporation legally available therefor had been sufficient to redeem all shares of Preferred Stock required to be redeemed on such date. At any time thereafter when additional funds of the Corporation become legally available for the redemption of Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem, to the extent of the available funds, the balance of the shares which the Corporation was theretofore obligated to redeem.

(c)       Unless there shall have been a default in payment of the Mandatory Redemption Price, on such Mandatory Redemption Date all rights of each holder of shares of the applicable series of Preferred Stock as a stockholder of the Corporation by reason of the ownership of such shares will cease, except the right to receive the Mandatory Redemption Price for such shares, without interest, upon presentation and surrender of the certificate representing such shares, and such shares will not from and after such Mandatory Redemption Date be deemed to be outstanding.

(d)       Any Preferred Stock redeemed pursuant to this Section 6 will be cancelled and will not under any circumstances be reissued, sold or transferred and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of the applicable series of Preferred Stock accordingly.

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7.         Negative Covenants.

(a)       So long as at least, in the case of the rights under this Section 7(a) of the Series A Preferred, 2,500,000 shares of Series A Preferred or, in the case of the rights under this Section 7(a) of the Series B Preferred 1,150,000 shares of the Series B Preferred (in each case, subject to appropriate adjustment in the event of any dividend, stock split, combination or other similar recapitalization affecting such shares) are outstanding (or such lesser number of shares of such series of Preferred Stock as are then outstanding if the Corporation has, prior to such time, failed to redeem shares of such series of Preferred Stock when such redemption was due in accordance with Section 6 above), the Corporation shall not, without the prior written consent of the holders of (i) in the case of the Series A Preferred, at least a majority of the then outstanding shares of Series A Preferred Stock (or in the case of an amendment to Section 5(a)(ii) above, 75% of the then outstanding shares of Series A Preferred Stock) and (ii) in the case of the Series B Preferred, at least a majority of the then outstanding shares of Series B Preferred:

(i)        adopt any amendment to the Corporation’s Certificate of Incorporation adversely affecting such series of Preferred Stock;

(ii)       amend the Corporation’s By-laws in a manner adverse to the holders of such series of Preferred Stock;

(iii)      declare or pay any dividends on Common Stock other than dividends payable solely in Common Stock;

(iv)      redeem or repurchase any shares of its capital stock, other such series of Preferred Stock or pursuant to agreements with employees, officers, directors, consultants or advisors approved by the Board of Directors;

(v)       liquidate, dissolve or wind-up the Corporation;

(vi)      make (or permit any subsidiary to make) any loan or advance to any person, including without limitation, any employee or director of the Corporation or any subsidiary, except (A) advances and similar expenditures in the ordinary course of business or (B) as approved by the Board of Directors; or

(vii)     (A) merge with or into or consolidate with any other corporation (other than a merger of consolidation in which the stockholders of the Company immediately prior thereto own at least 80% of the outstanding voting stock of the surviving or acquiring corporation), (B) sell or lease all or substantially all, or a Significant Portion (as defined below), of its properties or assets (for this purpose, “Significant Portion” shall mean properties or assets (regardless of whether such properties or assets are reflected on the Company’s balance sheet) with a fair market value equal to more than 35% of the book value of the Company’s total properties or assets as of the end of the most recent fiscal quarter and “sell or lease” shall not include a bona fide pledge of assets, or foreclosure thereon), or (C) acquire all or substantially all of the properties or assets of any other corporation or entity (except for consideration of less than 10% of the Corporation’s consolidated net worth as of the end of the prior fiscal quarter).

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(b)       So long as at least 1,150,000 shares of Series B Preferred (subject to appropriate adjustment in the event of any dividend, stock split, combination or other similar recapitalization affecting such shares) are outstanding (or such lesser number of shares of Series B Preferred Stock as are then outstanding if the Corporation has, prior to such time, failed to redeem shares of Series B Preferred when such redemption was due in accordance with Section 6 above), the Corporation shall not, without the prior written consent of the holders of at least a majority of the then outstanding shares of Series B Preferred, reclassify any Common Stock, or establish any other class or classes of stock of equal or superior priority to that of the Series B Preferred or create or authorize any additional shares of Series B Preferred.

8.         Waiver. Any of the rights of the holders of Series A Preferred set forth herein may be waived by the affirmative vote of the holders of at least a majority of the shares of Series A Preferred then outstanding. Any of the rights of the holders of Series B Preferred set forth herein may be waived by the affirmative vote of the holders of at least a majority of the shares of Series B Preferred then outstanding.

[Signature Page to Follow]

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President this 20th day of July, 2001.

STARENT NETWORKS, CORP.

By:	/s/ Ashraf M. Dahod
Ashraf M. Dahod President

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:30 AM 11/20/2002 020714006 - 3271954

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
STARENT NETWORKS, CORP.

Pursuant to Section 242
of the General Corporation Law of
the State of Delaware

Starent Networks, Corp. (hereinafter called the “Corporation”), organized and existing under and by virtue of the General Law of the State of Delaware, does hereby certify as follows:

At a meeting of the Board of Directors of the Corporation, a resolution was duly adopted, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment by written consent in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware, and written notice of such consent has been given to all stockholders who have not consented in writing to said amendment. The resolution setting forth the amendment is as follows:

RESOLVED:	That Article FOURTH of the Certificate of Incorporation of the Corporation be and hereby is deleted in its entirety and the following Article FOURTH is inserted in lieu thereof:

FOURTH:

The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 85,000,000 shares of Common Stock, $.001 par value per share (“Common Stock”) and (ii) 41,000,000 shares of Preferred Stock, $.01 par value per share (“Preferred Stock”).

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.       COMMON STOCK.

1.         General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

2.         Voting. The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting.

The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware.

3.         Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

4.         Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

B.        PREFERRED STOCK.

The Corporation hereby creates and designates the following three series of Preferred Stock: (i) Series A Convertible Preferred Stock: 11,277,777 shares of the Corporation’s Preferred Stock, par value $0.01 per share, shall be designated as the Series A Convertible Preferred Stock (“Series A Preferred”); (ii) Series B Convertible Preferred Stock: 11,768,968 shares of the Corporation’s Preferred Stock, par value $0.01 per share, shall be designated as the Series B Convertible Preferred Stock (“Series B Preferred”); and (iii) Series C Convertible Preferred Stock: 17,094,017 shares of the Corporation’s Preferred Stock, par value $0.01 per share, shall be designated as the Series C Convertible Preferred Stock (“Series C Preferred”).

The original purchase price per share (“Original Purchase Price Per Share”) for each share of the Series A Preferred, Series B Preferred and Series C Preferred is as follows: (i) Series A Preferred: $.90; (ii) Series B Preferred: $1.86932277; and (iii) Series C Preferred: $1.17.

The term “Preferred Stock” as used herein without reference to the Series A Preferred, Series B Preferred and/or Series C Preferred shall mean the Series A Preferred, Series B Preferred and Series C Preferred, share for share alike and without distinction as to series, except as otherwise expressly provided.

Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as

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hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law or by the terms of any series of Preferred Stock. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, special voting rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of Delaware. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. Except as otherwise specifically provided in this Certificate of Incorporation, as amended from time to time, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

The Preferred Stock shall have the following rights, preferences, powers, privileges and restrictions, qualifications and limitations:

1.         Dividends.

(a)       The holders of Series B Preferred and Series C Preferred shall be entitled to receive dividends (when, as and if declared by the Board of Directors of the Corporation) out of any assets legally available therefor, prior and in preference to any declaration of or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive directly or indirectly additional shares of Common Stock) on the Common Stock of the Corporation at a rate equal to 8% per annum of the applicable original purchase price per share actually paid to the Corporation by purchasers of such series of Preferred Stock from the later of (A) the date on which each share is first issued or (B) the date of the most recent dividend to such series of Preferred Stock under this paragraph l(a). If a dividend is declared on any other class or series of capital stock of the Corporation that is greater on a per share and as converted basis than such 8% per annum dividend, such greater dividend shall be paid to the Series B Preferred and Series C Preferred in lieu of the 8% per annum dividend. Such dividend shall accrue whether or not declared and shall be cumulative. The Corporation shall not declare or pay any dividends or distributions (as defined below) on shares of Common Stock until the holders of the Preferred Stock then outstanding shall have first received, or simultaneously receive, a like distribution on each outstanding share of Preferred Stock, in an amount at least equal to the product of (i) the per share amount, if any, of the dividends or distributions to be declared, paid or set aside for the Common Stock, multiplied by

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(ii) the number of whole shares of Common Stock into which such share of Preferred Stock is convertible as of the record date for such dividend or distribution.

(b)       For purposes of this Section 1, “distribution” shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable other than in Common Stock or other securities of the Corporation, or the purchase or redemption of shares of the Corporation (other than repurchases of Common Stock held by employees or directors of, or consultants to, the Corporation upon termination of their employment or services pursuant to agreements approved by the Board of Directors providing for such repurchase) for cash or property, including any such transfer, purchase or redemption by a subsidiary of the Corporation.

2.         Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Assets Sales.

(a)       In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Preferred Stock then outstanding shall be entitled to be paid pro rata on a pari passu basis out of the assets of the Corporation legally available for distribution to its stockholders, but before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, (i) in the case of the Series A Preferred, an amount equal to $0.90 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) plus any dividends declared but unpaid on such shares of Series A Preferred, (ii) in the case of the Series B Preferred, an amount equal to $1.86932277 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) plus any dividends accrued but unpaid on such shares of Series B Preferred and (iii) in the case of the Series C Preferred, an amount equal to $1.17 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) plus any dividends accrued but unpaid on such shares of Series C Preferred. If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Preferred Stock the full amount to which they shall be entitled, the holders of shares of Preferred Stock and any class or series of stock ranking on liquidation on a parity with the Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

(b)       After the payment of all preferential amounts required to be paid to the holders of any class or series of stock of the Corporation ranking on liquidation prior to and in preference to the Common Stock, upon the dissolution, liquidation or winding up of the Corporation, the remaining assets and funds of the Corporation legally available for distribution to its stockholders shall be distributed ratably among the holders of shares of Common Stock and Preferred Stock (giving effect, for this purpose, to the assumed conversion of the Preferred Stock into Common Stock); provided that the holders of shares of Series A Preferred, Series B Preferred and Series C Preferred shall only share in the distribution of any such assets and funds of the Corporation legally available for distribution to its stockholders (i) in the case of the Series

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A Preferred, for any such assets or funds up to an aggregate of $75,000,000 (and for no assets or funds in excess thereof) legally available for distribution among all holders of Common Stock or Preferred Stock pursuant to paragraphs 2(a) and 2(b) of this Section B, (ii) in the case of the Series B Preferred, for any such assets or funds up to an aggregate of $195,000,000 (and for no assets or funds in excess thereof) legally available for distribution among all holders of Common Stock or Preferred Stock pursuant to paragraphs 2(a) and 2(b) of this Section B and (iii) in the case of the Series C Preferred, for any such assets or funds up to an aggregate of $195,000,000 (and for no assets or funds in excess thereof) legally available for distribution among all holders of Common Stock or Preferred Stock pursuant to paragraphs 2(a) and 2(b) of this Section B. For the purposes of this paragraph 2(b), the amount legally available for distribution to holders of capital stock of the Corporation shall include amounts subject to outstanding options and warrants (less the applicable exercise price thereof) at the time of the liquidation or deemed liquidation and shall also include any payments to holders of Preferred Stock pursuant to paragraph 2(a) above.

(c)       Any (i) merger or consolidation which results in the voting securities of the Corporation outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than a majority of the combined voting power of the voting securities of the Corporation or such surviving or acquiring entity outstanding immediately after such merger or consolidation, (ii) sale of all or substantially all of the assets of the Corporation or (iii) sale of shares of capital stock of the Corporation, in a single transaction or series of related transactions, representing over 50% of the voting power of the voting securities of the Corporation, shall be deemed to be a liquidation of the Corporation, and all consideration payable to the stockholders of the Corporation (in the case of a merger or consolidation), or all consideration payable to the Corporation (net of obligations owed by the Corporation), together with all other available assets of the Corporation (in the case of an asset sale), shall be distributed to the holders of capital stock of the Corporation in accordance with Subsections 2(a) and 2(b) above. The Corporation shall promptly provide to the holders of shares of Preferred Stock such information concerning the terms of such merger, consolidation or asset sale and the value of the assets of the Corporation as may reasonably be requested by the holders of Preferred Stock. If applicable, the Corporation shall cause the agreement or plan of merger or consolidation to provide for a rate at which the shares of capital stock of the Corporation are converted into or exchanged for cash, new securities or other property which gives effect to this provision. The amount deemed distributed to the holders of Preferred Stock upon any such merger or consolidation shall be the cash or the value of the property, rights or securities distributed to such holders by the Corporation and/or by the acquiring person, firm or other entity. The value of such property, rights or other securities shall be determined in good faith by the Board of Directors of the Corporation.

3.         Voting.

(a)       Each holder of outstanding shares of Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held by such holder are convertible (as adjusted from time to time pursuant to Section 4 hereof) as of the record date, at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Except

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as provided by law or by the provisions of Section 3(b) or Section 7 below or by the provisions establishing any other series of stock, holders of Preferred Stock and of any other outstanding series of stock shall vote together with the holders of Common Stock as a single class.

(b)       For so long as at least 2,500,000 shares of Series A Preferred (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares) are outstanding (or such lesser number of shares of Series A Preferred as are then outstanding if the Corporation has, prior to such time, failed to redeem shares of Series A Preferred when such redemption was due in accordance with Section 6 below), the holders of record of the shares of Series A Preferred, exclusively and as a separate class, shall be entitled to elect two members of the Board of Directors of the Corporation. At any meeting held for the purpose of electing directors, the presence in person or by proxy of the holders of a majority of the shares of Series A Preferred then outstanding shall constitute a quorum of the Series A Preferred for the purpose of electing directors by holders of the Series A Preferred. A vacancy in any directorship filled by the holders of Series A Preferred shall be filled only by vote or written consent in lieu of a meeting of the holders of the Series A Preferred.

(c)       For so long as at least 1,150,000 shares of Series B Preferred (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares) are outstanding (or such lesser number of shares of Series B Preferred as are then outstanding if the Corporation has, prior to such time, failed to redeem shares of Series B Preferred when such redemption was due in accordance with Section 6 below), the holders of record of the shares of Series B Preferred, exclusively and as a separate class, shall be entitled to elect one member of the Board of Directors of the Corporation. At any meeting held for the purpose of electing directors, the presence in person or by proxy of the holders of a majority of the shares of Series B Preferred then outstanding shall constitute a quorum of the Series B Preferred for the purpose of electing directors by holders of the Series B Preferred. A vacancy in any directorship filled by the holders of Series B Preferred shall be filled only by vote or written consent in lieu of a meeting of the holders of the Series B Preferred.

4.         Optional Conversion. The holders of the Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(a)       Right to Convert. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the applicable Original Purchase Price Per Share (as defined in the second paragraph of this Section B) by the Conversion Price (as defined below) in effect at the time of conversion. The “Conversion Price” shall initially be the applicable Original Purchase Price Per Share; provided, however, that in the case of the Series B Preferred, the Conversion Price shall be $1.63755862. Such Conversion Price, and the rate at which shares of Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

In the event of a notice of redemption of any shares of Preferred Stock pursuant to Section 6 hereof, the Conversion Right of the shares designated for redemption shall terminate at the close

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of business on the first full day preceding the date fixed for redemption, unless the redemption price is not paid when due, in which case the Conversion Right for such shares shall continue until such price is paid in full. In the event of a liquidation of the Corporation (or deemed liquidation under Section 2(c) hereof), the Conversion Right shall terminate at the close of business on the first full business day preceding the date fixed for the payment of any amounts distributable on liquidation (or deemed liquidation under Section 2(c) hereof) to the holders of Preferred Stock.

(b)       Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price.

(c)       Mechanics of Conversion.

(i)        In order for a holder of Preferred Stock to convert shares of Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Preferred Stock, at the office of the transfer agent for the Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Preferred Stock represented by such certificate or certificates. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date (“Conversion Date”). The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder of Preferred Stock, or to his or its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share.

(ii)       The Corporation shall at all times when the Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Stock. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

(iii)      Upon any such conversion, no adjustment to the Conversion Price shall be made for any declared but unpaid dividends on the Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

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(iv)      All shares of Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and payment of any dividends declared but unpaid thereon. Any shares of Preferred Stock so converted shall be retired and cancelled and shall not be reissued, and the Corporation (without the need for stockholder action) may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of the applicable series of Preferred Stock accordingly.

(v)       The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

(d)       Adjustments to Conversion Price for Diluting Issues:

(i)        Special Definitions. For purposes of this Subsection 4(d), the following definitions shall apply:

(A)      “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(B)       “Original Issue Date” shall mean the date on which a share of Series C Preferred, was first issued.

(C)       “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock.

(D)       “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Subsection 4(d)(iii) below, deemed to be issued) by the Corporation after the applicable Original Issue Date, other than:

(I)        shares of Common Stock issued or issuable as a dividend or other distribution on Preferred Stock;

(II)       shares of Common Stock issued or issuable by reason of a dividend or other distribution on shares of Common Stock that is covered by Subsection 4(e) or 4(f) below;

(III)      shares of Common Stock issued or issuable upon conversion of shares of Preferred Stock;

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(IV)      up to 12,475,206 shares of Common Stock (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares), plus such additional number of shares as may be approved by a majority of the non-employee members of the Board of Directors of the Corporation, including those designated by the holders of Preferred Stock, issued or issuable to employees or directors of, or consultants to, the Corporation;

(V)       shares of Common Stock issued to equipment lessors and commercial lenders, as approved by a majority of the non-employee members of the Board of Directors of the Corporation; and

(VI)      up to 17,094,017 shares of Series C Preferred and the shares of Common Stock issuable upon conversion of such shares of Series C Preferred.

(ii)       No Adjustment of Conversion Price. No adjustment in the number of shares of Common Stock into which the Preferred Stock is convertible shall be made (a) unless the consideration per share (determined pursuant to Subsection 4(d)(v)) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the applicable Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Shares, or (b) if prior to or within 60 days subsequent to such issuance, the Corporation receives written notice from the holders of at least a majority of the then outstanding shares of Preferred Stock, agreeing that no such adjustment shall be made as the result of the issuance of Additional Shares of Common Stock.

(iii)      Issue of Securities Deemed Issue of Additional Shares of Common Stock. If the Corporation at any time or from time to time after the applicable Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Subsection 4(d)(v) hereof) of such Additional Shares of Common Stock would be less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

(A)      No further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

(B)       If such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration

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payable to the Corporation, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

(C)       Upon the expiration or termination of any unexercised Option, the Conversion Price shall not be readjusted, but the Additional Shares of Common Stock deemed issued as the result of the original issue of such Option shall not be deemed issued for the purposes of any subsequent adjustment of the Conversion Price;

(D)       In the event of any change in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any Option or Convertible Security, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Conversion Price then in effect shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment which was made upon the issuance of such Option or Convertible Security not exercised or converted prior to such change been made upon the basis of such change; and

(E)       No readjustment pursuant to clause (B) or (D) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price on the original adjustment date, or (ii) the Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

In the event the Corporation, after the applicable Original Issue Date, amends any Options or Convertible Securities (whether such Options or Convertible Securities were outstanding on the applicable Original Issue Date or were issued after the applicable Original Issue Date) to increase the number of shares issuable thereunder or decrease the consideration to be paid upon exercise or conversion thereof, then such Options or Convertible Securities, as so amended, shall be deemed to have been issued after the applicable Original Issue Date and the provisions of this Subsection 4(d)(iii) shall apply.

(iv)      Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the applicable Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4(d)(iii), but excluding shares issued as a stock split or combination as provided in Subsection 4(e) or upon a dividend or distribution as provided in Subsection 4(f)), without consideration or for a consideration per share less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price; and (B) the denominator of which shall be the number of shares of Common Stock

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outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; provided that (i) for the purpose of this Subsection 4(d)(iv), all shares of Common Stock issuable upon exercise or conversion of Options or Convertible Securities outstanding immediately prior to such issue shall be deemed to be outstanding, and (ii) for the purpose of this Subsection 4(d)(iv), the number of shares of Common Stock deemed issuable upon conversion of such outstanding Convertible Securities shall not give effect to any adjustments to the conversion price or conversion rate of such Convertible Securities resulting from the issuance of Additional Shares of Common Stock that is the subject of this calculation.

(v)       Determination of Consideration. For purposes of this Subsection 4(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(A)      Cash and Property: Such consideration shall:

(I)        insofar as it consists of cash, be computed at the aggregate of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(II)       insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

(III)      in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (I) and (II) above, as determined in good faith by the Board of Directors.

(B)       Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4(d)(iii), relating to Options and Convertible Securities, shall be determined by dividing

(x)        the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(y)       the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

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(vi)      Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock which are comprised of shares of the same series or class of Convertible Securities, and such issuance dates occur within a period of no more than 120 days, then, upon the final such issuance, the Conversion Price shall be adjusted to give effect to all such issuances as if they occurred on the date of the final such issuance (and without giving effect to any adjustments as a result of such prior issuances within such period).

(e)       Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the applicable Original Issue Date effect a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. If the Corporation shall at any time or from time to time after the applicable Original Issue Date combine the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

(f)        Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time, or from time to time after the applicable Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the applicable Conversion Price for a series of Preferred Stock then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the applicable Conversion Price then in effect by a fraction:

(1)       the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2)       the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price for the Preferred Stock shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price for the Preferred Stock shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions; and provided further, however, that no such adjustment shall be made if the holders of Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Preferred Stock had been converted into Common Stock on the date of such event.

(g)       Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the applicable Original Issue Date for the Series B Preferred shall make or issue, or fix a record date for the determination of holders of

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Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of the Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that they would have received had the Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this paragraph with respect to the rights of the holders of the Preferred Stock; and provided further, however, that no such adjustment shall be made if the holders of Preferred Stock simultaneously receive a dividend or other distribution of such securities in an amount equal to the amount of such securities as they would have received if all outstanding shares of Preferred Stock had been converted into Common Stock on the date of such event.

(h)       Adjustment for Reclassification, Exchange, or Substitution. If the Common Stock issuable upon the conversion of the Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for below), then and in each such event the holder of each such share of Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable, upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

(i)        Adjustment for Merger or Reorganization, etc. In case of any consolidation or merger of the Corporation with or into another corporation or the sale of all or substantially all of the assets of the Corporation to another corporation, each share of Preferred Stock, if any, remaining outstanding after such consolidation, merger or sale shall thereafter be convertible (or shall be converted into a security which shall be convertible) into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Preferred Stock would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 4 set forth with respect to the rights and interest thereafter of the holders of the Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Preferred Stock.

(j)        No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the

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provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment.

(k)       Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting form (i) such adjustments and readjustments, (ii) the Conversion Price then in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of Preferred Stock.

(l)        Notice of Record Date. In the event:

(i)        that the Corporation declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Corporation;

(ii)       that the Corporation subdivides or combines its outstanding shares of Common Stock;

(iii)      of any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Corporation into or with another corporation, or of the sale of all or substantially all of the assets of the Corporation; or

(iv)      of the involuntary or voluntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Preferred Stock, and shall cause to be mailed to the holders of the Preferred Stock at their last addresses as shown on the records of the Corporation or such transfer agent, at least ten days prior to the date specified in (A) below or twenty days before the date specified in (B) below, a notice stating

(A)      the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

(B)       the date on which such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

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5.         Mandatory Conversion.

(a)       Upon the earlier of (i) the closing of the sale of shares of Common Stock, at a price of at least $8.34 per share (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares), in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $10,000,000 of proceeds to the Corporation (net of the underwriting discounts or commissions and offering expenses) (ii) the date set forth in written notice to the Company from the holders of, in the case of the Series A Preferred, at least 75% of the then outstanding shares of Series A Preferred or, in the case of the Series B Preferred, at least a majority of the then outstanding shares of the Series B Preferred or, in the case of Series C Preferred, at least a majority of the then outstanding shares of Series C Preferred (in each case, a “Mandatory Conversion Date”), all outstanding shares of such series of Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate, and all references herein to the Series A Preferred or Series B Preferred, as applicable, shall be deleted and shall be of no further force or effect.

(b)       All holders of record of shares of such series of Preferred Stock shall be given written notice of the Mandatory Conversion Date applicable to such series of Preferred Stock and the place designated for mandatory conversion of all such shares of Preferred Stock, pursuant to this Section 5. Such notice need not be given in advance of the occurrence of a Mandatory Conversion Date. Such notice shall be sent by first class or registered mail, postage prepaid, to each record holder of the applicable series of Preferred Stock at such holder’s address last shown on the records of the transfer agent for the Preferred Stock (or the records of the Corporation, if it serves as its own transfer agent). Upon receipt of such notice, each holder of shares of the applicable series of Preferred Stock shall surrender his or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section 5. On the Mandatory Conversion Date, all rights with respect to the applicable series of Preferred Stock so converted, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock) will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such series of Preferred Stock has been converted, and payment of any declared but unpaid dividends thereon. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his or its attorney duly authorized in writing. As soon as practicable after the Mandatory Conversion Date and the surrender of the certificate or certificates for the applicable series of Preferred Stock, the Corporation shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in Subsection 4(b) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

(c)       All certificates evidencing shares of the applicable series of Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the Mandatory Conversion Date, be deemed to have been retired and

15

cancelled and the shares of Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. The Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized Preferred Stock accordingly.

6.         Redemption.

(a)       The Corporation will, subject to the conditions set forth below, on September 1, 2007, September 1, 2008 and September 1, 2009 (each, a “Mandatory Redemption Date”), upon receipt not less than 30 nor more than 120 days prior to the applicable Mandatory Redemption Date of written request(s) for redemption from, in the case of the Series A Preferred, holders of at least a majority of the shares of Series A Preferred then outstanding, or in the case of the Series B Preferred, at least a majority of the Series B Preferred then outstanding, or in the case of the Series C Preferred, at least a majority of the Series C Preferred then outstanding (each a “Redemption Request”), redeem from each holder of shares of such series of Preferred Stock, at a price equal to the Original Purchase Price Per Share (subject to appropriate adjustment in the event of any dividend, stock split, combination or other similar recapitalization affecting such shares), plus, in the case of the Series C Preferred only any accrued but unpaid dividends (whether or not declared) on the Series C Preferred and, in the case of the Series B Preferred only, any accrued but unpaid dividends (whether or not declared) on the Series B Preferred and, in the case of the Series A Preferred only, an amount equal to 8% per annum thereon from the date of original issuance (the “Mandatory Redemption Price”), the following respective portions of the number of shares of the applicable series of Preferred Stock held by such holder set forth opposite the applicable Mandatory Redemption Date:

Mandatory Redemption Date	Portion of then Outstanding Shares of Preferred Stock
September 1, 2007	33 1/3%
September 1, 2008	50%
September 1, 2009	All shares then held

The Corporation shall provide notice of its redemption obligations under this Section 6, by first class or registered mail, postage prepaid, to each holder of record of Preferred Stock at the address for such holder last shown on the records of the transfer agent therefor (or the records of the Corporation, if it serves as its own transfer agent), not less than 120 nor more than 180 days prior to the applicable Mandatory Redemption Date. The Corporation shall provide notice of any Redemption Request, specifying the time and place of redemption and the Mandatory Redemption Price, by first class or registered mail, postage prepaid, to each holder of record of the applicable series of Preferred Stock at the address for such holder last shown on the records of the transfer agent therefor (or the records of the Corporation, if it serves as its own transfer agent), not less than 20 days prior to the Mandatory Redemption Date.

(b)       If the funds of the Corporation legally available for redemption of Preferred Stock on any Mandatory Redemption Date are insufficient to redeem the number of shares of Preferred Stock required under this Section 6 to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares

16

of Preferred Stock ratably on the basis of the number of shares of Preferred Stock which would be redeemed on such date if the funds of the Corporation legally available therefor had been sufficient to redeem all shares of Preferred Stock required to be redeemed on such date. At any time thereafter when additional funds of the Corporation become legally available for the redemption of Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem, to the extent of the available funds, the balance of the shares which the Corporation was theretofore obligated to redeem.

(c)       Unless there shall have been a default in payment of the Mandatory Redemption Price, on such Mandatory Redemption Date all rights of each holder of shares of the applicable series of Preferred Stock as a stockholder of the Corporation by reason of the ownership of such shares will cease, except the right to receive the Mandatory Redemption Price for such shares, without interest, upon presentation and surrender of the certificate representing such shares, and such shares will not from and after such Mandatory Redemption Date be deemed to be outstanding.

(d)       Any Preferred Stock redeemed pursuant to this Section 6 will be cancelled and will not under any circumstances be reissued, sold or transferred and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of the applicable series of Preferred Stock accordingly.

7.         Negative Covenants.

(a)       So long as at least, in the case of the rights under this Section 7(a) of the Series A Preferred, 2,500,000 shares of Series A Preferred or, in the case of the rights under this Section 7(a) of the Series B Preferred, 1,150,000 shares of the Series B Preferred or, in the case of the rights under this Section 7(a) of the Series C Preferred, 2,000,000 shares of the Series C Preferred (in each case, subject to appropriate adjustment in the event of any dividend, stock split, combination or other similar recapitalization affecting such shares) are outstanding (or such lesser number of shares of such series of Preferred Stock as are then outstanding if the Corporation has, prior to such time, failed to redeem shares of such series of Preferred Stock when such redemption was due in accordance with Section 6 above), the Corporation shall not, without the prior written consent of the holders of (i) in the case of the Series A Preferred, at least a majority of the then outstanding shares of Series A Preferred (or in the case of an amendment to Section 5(a)(ii) above, 75% of the then outstanding shares of Series A Preferred), (ii) in the case of the Series B Preferred, at least a majority of the then outstanding shares of Series B Preferred and (iii) in the case of the Series C Preferred, at least a majority of the then outstanding shares of Series C Preferred:

(i)        adopt any amendment to the Corporation’s Certificate of Incorporation adversely affecting such series of Preferred Stock;

(ii)       amend the Corporation’s By-laws in a manner adverse to the holders of such series of Preferred Stock;

(iii)      declare or pay any dividends on Common Stock other than dividends payable solely in Common Stock;

17

(iv)      redeem or repurchase any shares of its capital stock, other such series of Preferred Stock or pursuant to agreements with employees, officers, directors, consultants or advisors approved by the Board of Directors;

(v)       liquidate, dissolve or wind-up the Corporation;

(vi) make (or permit any subsidiary to make) any loan or advance to any person, including without limitation, any employee or director of the Corporation or any subsidiary, except (A) advances and similar expenditures in the ordinary course of business or (B) as approved by the Board of Directors; or

(vii)     (A) merge with or into or consolidate with any other corporation (other than a merger of consolidation in which the stockholders of the Company immediately prior thereto own at least 80% of the outstanding voting stock of the surviving or acquiring corporation), (B) sell or lease all or substantially all, or a Significant Portion (as defined below), of its properties or assets (for this purpose, “Significant Portion” shall mean properties or assets (regardless of whether such properties or assets are reflected on the Company’s balance sheet) with a fair market value equal to more than 35% of the book value of the Company’s total properties or assets as of the end of the most recent fiscal quarter and “sell or lease” shall not include a bona fide pledge of assets, or foreclosure thereon), or (C) acquire all or substantially all of the properties or assets of any other corporation or entity (except for consideration of less than 10% of the Corporation’s consolidated net worth as of the end of the prior fiscal quarter).

(b)       So long as at least 1,150,000 shares of Series B Preferred (subject to appropriate adjustment in the event of any dividend, stock split, combination or other similar recapitalization affecting such shares) are outstanding (or such lesser number of shares of Series B Preferred as are then outstanding if the Corporation has, prior to such time, failed to redeem shares of Series B Preferred when such redemption was due in accordance with Section 6 above), the Corporation shall not, without the prior written consent of the holders of at least a majority of the then outstanding shares of Series B Preferred, reclassify any Common Stock, or establish any other class or classes of stock of equal or superior priority to that of the Series B Preferred or create or authorize any additional shares of Series B Preferred.

(c)       So long as at least 2,000,000 shares of Series C Preferred (subject to appropriate adjustment in the event of any dividend, stock split, combination or other similar recapitalization affecting such shares) are outstanding (or such lesser number of shares of Series C Preferred as are then outstanding if the Corporation has, prior to such time, failed to redeem shares of Series C Preferred when such redemption was due in accordance with Section 6 above), the Corporation shall not, without the prior written consent of the holders of at least a majority of the then outstanding shares of Series C Preferred, reclassify any Common Stock, or establish any other class or classes of stock of equal or superior priority to that of the Series C Preferred or create or authorize any additional shares of Series C Preferred.

8.         Waiver. Any of the rights of the holders of Series A Preferred set forth herein may be waived by the affirmative vote of the holders of at least a majority of the shares of Series A Preferred then outstanding. Any of the rights of the holders of Series B Preferred set forth herein may be waived by the affirmative vote of the holders of at least a majority of the

18

shares of Series B Preferred then outstanding. Any of the rights of the holders of Series C Preferred set forth herein may be waived by the affirmative vote of the holders of at least a majority of the shares of Series C Preferred then outstanding.

[Signature Page to Follow]

19

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President this 20th day of November, 2002.

STARENT NETWORKS, CORP.

By:	/s/ Ashraf M. Dahod
Ashraf M. Dahod
President

20

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 04:00 PM 01/21/2003 030041105 - 3271954

SECOND CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
STARENT NETWORKS, CORP.

Pursuant to Section 242 and 245
of the General Corporation Law of
the State of Delaware

Starent Networks, Corp. (hereinafter called the “Corporation”), organized and existing under and by virtue of the General Law of the State of Delaware, does hereby certify as follows:

At a meeting of the Board of Directors of the Corporation, a resolution was duly adopted, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment by written consent in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware, and written notice of such consent has been given to all stockholders who have not consented in writing to said amendment. The resolution setting forth the amendment is as follows:

RESOLVED:

That the first paragraph of Article FOURTH of the Certificate of Incorporation of the Corporation be and hereby is deleted in its entirety and the following first paragraph of Article FOURTH is inserted in lieu thereof:

“FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 87,000,000 shares of Common Stock, $.001 par value per share (“Common Stock”) and (ii) 43,000,000 shares of Preferred Stock, $.01 par value per share (“Preferred Stock”).”

FURTHER RESOLVED:	That the first paragraph of Section B of Article FOURTH of the Certificate of Incorporation of the Corporation be and hereby is deleted in its entirety and the following first paragraph of Section B of Article FOURTH is inserted in lieu thereof:

“The Corporation hereby creates and designates the following three series of Preferred Stock: (i) Series A Convertible Preferred Stock: 11,277,777 shares of the Corporation’s Preferred Stock, par value $0.01 per share, shall be designated as the Series A Convertible Preferred Stock (“Series A Preferred”); (ii) Series B Convertible Preferred Stock: 11,768,968 shares of the Corporation’s Preferred Stock, par value $0.01 per share, shall be designated as the Series B Convertible Preferred Stock (“Series B Preferred”); and (iii) Series C Convertible Preferred Stock: 19,658,120 shares of the Corporation’s Preferred Stock, par value $0.01 per share, shall be designated as the Series C Convertible Preferred Stock (“Series C Preferred”).”

FURTHER RESOLVED:

That the first paragraph of Section B.4(a) of Article FOURTH of the Certificate of Incorporation of the Corporation be and hereby is deleted in its entirety and the following first paragraph of Section B.4(a) of Article FOURTH is inserted in lieu thereof:

“(a) Right to Convert. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the applicable Original Purchase Price Per Share (as defined in the second paragraph of this Section B) by the Conversion Price (as defined below) in effect at the time of conversion. The “Conversion Price” shall initially be the applicable Original Purchase Price Per Share; provided, however, that in the case of the Series B Preferred, the Conversion Price shall be $l.6154161. Such Conversion Price, and the rate at which shares of Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.”

FURTHER RESOLVED:

That Section B.4(d)(i)(D)(VI) of Article FOURTH of the Certificate of Incorporation of the Corporation be and hereby is deleted in its entirety and the following Section B.4(d)(i)(D)(VI) of Article FOURTH is inserted in lieu thereof:

“(VI) up to 19,658,120 shares of Series C Preferred and the shares of Common Stock issuable upon conversion of such shares of Series C Preferred.”

[Signature Page to Follow]

2

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President this 21st day of January, 2003.

STARENT NETWORKS, CORP.

By:	/s/ Ashraf M. Dahod
Ashraf M. Dahod
President

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President this     day of November, 2002.

STARENT NETWORKS, CORP.

By:	/s/ Ashraf M. Dahod
Ashraf M. Dahod
President

20

STATE OF DELWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 05:00 PM 01/23/2003 030048994 - 3271954

CERTIFICATE OF CORRECTION

OF SECOND CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION

OF

STARENT NETWORKS, CORP.

Starent Networks, Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

1.         The name of the corporation is Starent Networks, Corp. (the “Corporation”).

2.         That a Second Certificate of Amendment of Certificate of Incorporation (the “Certificate”) was filed with the Secretary of State of the State of Delaware on January 21, 2003 and that said Certificate requires correction as permitted by Section 103(f) of the General Corporation Law of the State of Delaware.

3.         That as a result of an error, the number $1.6154161 representing the initial Series B Conversion Price in the first paragraph of Section B.4(a) of Article FOURTH of the Certificate was incorrect and should be replaced with the number $1.6160872.

4.         The first paragraph of Section B.4(a) of Article FOURTH of the Certificate is hereby corrected to read as follows:

“(a)     Right to Convert. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the applicable Original Purchase Price Per Share (as defined in the second paragraph of this Section B) by the Conversion Price (as defined below) in effect at the time of conversion. The “Conversion Price” shall initially be the applicable Original Purchase Price Per Share; provided, however, that in the case of the Series B Preferred, the Conversion Price shall be $1.6160872. Such Conversion Price, and the rate at which shares of Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.”

*         *         *         *         *

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Correction to be signed this 23rd day of January, 2003.

STARENT NETWORKS, CORP.

By:	/s/ Ashraf M. Dahod
Ashraf M. Dahod
President

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 05:00 PM 01/23/2003 030048994 - 3271954

CERTIFICATE OF CORRECTION

OF SECOND CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION

OF

STARENT NETWORKS, CORP.

Starent Networks, Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

1.         The name of the corporation is Starent Networks, Corp. (the “Corporation”).

2.         That a Second Certificate of Amendment of Certificate of Incorporation (the “Certificate”) was filed with the Secretary of State of the State of Delaware on January 21, 2003 and that said Certificate requires correction as permitted by Section 103(f) of the General Corporation Law of the State of Delaware.

3.         That as a result of an error, thenumberSl.6154161 representing the initial Series B Conversion Price in the first paragraph of Section B.4(a) of Article FOURTH of the Certificate was incorrect and should be replaced with the number $1.6160872.

4.         The first paragraph of Section B.4(a) of Article FOURTH of the Certificate is hereby corrected to read as follows:

“(a)     Right to Convert. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the applicable Original Purchase Price Per Share (as defined in the second paragraph of this Section B) by the Conversion Price (as defined below) in effect at the time of conversion. The “Conversion Price” shall initially be the applicable Original Purchase Price Per Share; provided, however, that in the case of the Series B Preferred, the Conversion Price shall be $1.6160872. Such Conversion Price, and the rate at which shares of Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.”

*         *         *         *         *

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Correction to be signed this 23rd day of January, 2003.

STARENT NETWORKS, CORP.

By:	/s/ Ashraf M. Dahod
Ashraf M. Dahod President

State of Delaware Secretary of State Division of Corporations Delivered 03:37 PM 02/13/2004 FILED 03:53 PM 02/13/2004 SRV 040104942 - 3271954 FILE

CERTIFICATE OF MERGER

OF

NULINK, INC.
(a Massachusetts corporation)

INTO

STARENT NETWORKS, CORP.
(a Delaware corporation)

Starent Networks, Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

Name	State of Incorporation

Nulink, Inc.	Massachusetts
Starent Networks, Corp.	Delaware

SECOND: That an Agreement and Plan of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledge by each of the constituent corporations in accordance with the requirements of Subsection (c) of Section 252 of the General Corporation Law of the State of Delaware.

THIRD: That the name of the surviving corporation of the merger is Starent Networks, Corp.

FOURTH: That the Certificate of Incorporation of Starent Networks, Corp., a Delaware corporation which will survive the merger, shall be the Certificate of Incorporation of the surviving corporation.

FIFTH: That the executed Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation. The address of said principal place of business is 30 International Way, Tewksbury, MA 01876.

SIXTH: That a copy of Agreement and Plan of Meger will be furnished by the surviving corporation upon request and without cost to any stockholder of any constituent corporation.

SEVENTH: That this Certificate of Merger shall be effective on February 13, 2004.

IN WITNESS WHEREOF, Starent Networks, Corp. has caused this Certificate to be executed by its President and attested by its Secretary this 13th day of February, 2004.

STARENT NETWORKS, CORP. (a Delaware corporation)

By:	/s/ Ashraf M. Dahod
President
Ashraf M. Dahod

Dated:	February 13, 2004

ATTEST:

/s/ Illegible
Secretary

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CERTIFICATE OF MERGER

OF

NULINK, INC.
(a Massachusetts corporation)

INTO

STARENT NETWORKS, CORP.
(a Delaware corporation)

Starent Networks, Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

Name	State of Incorporation

NuLink, Inc.	Massachusetts
Starent Networks, Corp.	Delaware

SECOND: That an Agreement and Plan of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Subsection (c) of Section 251 of the General Corporation Law of the State of Delaware.

THIRD: That the name of the surviving corporation of the merger is Starent Networks, Corp.

FOURTH: That the Certificate of Incorporation of Starent Networks, Corp., a Delaware corporation which will survive the merger, shall be the Certificate of Incorporation of the surviving corporation.

FIFTH: That the executed Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation. The address of said principal place of business is 30 International Way, Tewksbury, MA 01876.

SIXTH: That a copy of the Agreement and Plan of Merger will be furnished by the surviving corporation upon request and without cost to any stockholder of any constituent corporation.

SEVENTH: That this Certificate of Merger shall be effective on February 13, 2004.

IN WITNESS WHEREOF, Starent Networks, Corp. has caused this Certificate to be executed by its President and attested by its Secretary this 13th day of February, 2004.

STARENT NETWORKS, CORP. (a Delaware corporation)

By:	/s/ Illegible
President

Dated:	February 13, 2004

ATTEST:

/s/ Illegible
Secretary

2

State of Delaware Secretary of State Division of Corporations Delivered 03:37 PM 02/13/2004 FILED 03:57 PM 02/13/2004 SRV 040104983 - 3271954 FILE

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
STARENT NETWORKS, CORP.

Pursuant to Section 242
of the General Corporation Law of
the State of Delaware

Starent Networks, Corp. (hereinafter called the “Corporation”), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

At a meeting of the Board of Directors of the Corporation, a resolution was duly adopted, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment by written consent in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware, and written notice of such consent has been given to all stockholders who have not consented in writing to said amendment. The resolution setting forth the amendment is as follows:

RESOLVED:	That Article FOURTH of the Certificate of Incorporation of the Corporation be and hereby is deleted in its entirety and the following Article FOURTH is inserted in lieu thereof:

FOURTH:

The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 105,000,000 shares of Common Stock, $.001 par value per share (“Common Stock”) and (ii) 58,450,985 shares of Preferred Stock, $.01 par value per share (“Preferred Stock”).

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.       COMMON STOCK.

1.         General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

2.         Voting. The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting.

The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware.

3.         Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

4.         Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

B.        PREFERRED STOCK.

The Corporation hereby creates and designates the following four series of Preferred Stock: (i) Series A Convertible Preferred Stock: 11,277,777 shares of the Corporation’s Preferred Stock, par value $0.01 per share, shall be designated as the Series A Convertible Preferred Stock (“Series A Preferred”); (ii) Series B Convertible Preferred Stock 11,768,968 shares of the Corporation’s Preferred Stock, par value $0.01 per share, shall be designated as the Series B Convertible Preferred Stock (“Series B Preferred”); (iii) Series C Convertible Preferred Stock: 19,658,120 shares of the Corporation’s Preferred Stock, par value $0.01 per share, shall be designated as the Series C Convertible Preferred Stock (“Series C Preferred”), and (iv) Series D Convertible Preferred Stock: 15,746,120 shares of the Corporation’s Preferred Stock, par value $0.01 per share, shall be designated as the Series D Convertible Preferred Stock (“Series D Preferred”).

The original purchase price per share (“Original Purchase Price Per Share”) for each share of the Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred is as follows: (i) Series A Preferred: $.90; (ii) Series B Preferred: $1.86932277; (iii) Series C Preferred: $1.17 and (iv) Series D Preferred: $1.6956559.

The term “Preferred Stock” as used herein without reference to the Series A Preferred, Series B Preferred, Series C Preferred and/or Series D Preferred shall mean the Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred, share for share alike and without distinction as to series, except as otherwise expressly provided.

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Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law or by the terms of any series of Preferred Stock. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, special voting rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of Delaware. Without limiting the generality of the foregoing, but subject to the provisions of Section 7, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. Except as otherwise specifically provided in this Certificate of Incorporation, as amended from time to time, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

The Preferred Stock shall have the following rights, preferences, powers, privileges and restrictions, qualifications and limitations:

1.         Dividends.

(a)       The holders of Series B Preferred, Series C Preferred and Series D Preferred shall be entitled to receive dividends (when, as and if declared by the Board of Directors of the Corporation) out of any assets legally available therefor, prior and in preference to any declaration of or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive directly or indirectly additional shares of Common Stock) on the Common Stock of the Corporation at a rate equal to 8% per annum of the applicable original purchase price per share actually paid to the Corporation by purchasers of such series of Preferred Stock from the later of (A) the date on which each share is first issued or (B) the date of the most recent dividend to such series of Preferred Stock under this paragraph 1 (a). If a dividend is declared on any other class or series of capital stock of the Corporation that is greater on a per share and as converted basis than such 8% per annum dividend, such greater dividend shall be paid to the Series B Preferred, Series C Preferred and Series D Preferred in lieu of the 8% per annum dividend. Such 8% dividends on the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall accrue whether or not declared and shall be cumulative. The Corporation shall not declare or pay any

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dividends or distributions (as defined below) on shares of Common Stock until the holders of the Preferred Stock then outstanding shall have first received, or simultaneously receive, a like distribution on each outstanding share of Preferred Stock, in an amount at least equal to the product of (i) the per share amount, if any, of the dividends or distributions to be declared, paid or set aside for the Common Stock, multiplied by (ii) the number of whole shares of Common Stock into which such share of Preferred Stock is convertible as of the record date for such dividend or distribution.

(b)       For purposes of this Section 1, “distribution” shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable other than in Common Stock or other securities of the Corporation, or the purchase or redemption of shares of the Corporation (other than repurchases of Common Stock held by employees or directors of, or consultants to, the Corporation upon termination of their employment or services pursuant to agreements approved by the Board of Directors providing for such repurchase) for cash or property, including any such transfer, purchase or redemption by a subsidiary of the Corporation.

2.         Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

(a)       In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Preferred Stock then outstanding shall be entitled to be paid pro rata on a pari passu basis out of the assets of the Corporation legally available for distribution to its stockholders, but before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, (i) in the case of the Series A Preferred, an amount equal to $0.90 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) plus any dividends declared but unpaid on such shares of Series A Preferred, (ii) in the case of the Series B Preferred, an amount equal to $1.86932277 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) plus any dividends accrued but unpaid on such shares of Series B Preferred, (iii) in the case of the Series C Preferred, an amount equal to $1.17 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) plus any dividends accrued but unpaid on such shares of Series C Preferred and (iv) in the case of the Series D Preferred, an amount equal to $1.6956559 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) plus any dividends accrued but unpaid on such shares of Series D Preferred. If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Preferred Stock the full amount to which they shall be entitled, the holders of shares of Preferred Stock and any class or series of stock ranking on liquidation on a parity with the Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

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(b)       After the payment of all preferential amounts required to be paid to the holders of any class or series of stock of the Corporation ranking on liquidation prior to and in preference to the Common Stock, upon the dissolution, liquidation or winding up of the Corporation, the remaining assets and funds of the Corporation legally available for distribution to its stockholders shall be distributed ratably among the holders of shares of Common Stock and Preferred Stock (giving effect, for this purpose, to the assumed conversion of the Preferred Stock into Common Stock); provided that the holders of shares of Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred shall only share in the distribution of any such assets and funds of the Corporation legally available for distribution to its stockholders up to their pro rata portion (i) in the case of the Series A Preferred, of any such assets or funds up to an aggregate of $75,000,000 (and for no assets or funds in excess thereof) legally available for distribution among all holders of Common Stock or Preferred Stock and paid to all such holders pursuant to paragraphs 2(a) and 2(b) of this Section B, (ii) in the case of the Series B Preferred, of any such assets or funds up to an aggregate of $195,000,000 (and for no assets or funds in excess thereof) legally available for distribution among all holders of Common Stock or Preferred Stock and paid to all such holders pursuant to paragraphs 2(a) and 2(b) of this Section B, (iii) in (the case of the Series C Preferred, of any such assets or funds up to an aggregate of $195,000,000 (and for no assets or funds in excess thereof) legally available for distribution among all holders of Common Stock or Preferred Stock and paid to all such holders pursuant to paragraphs 2(a) and 2(b) of this Section B, and (iv) in the case of the Series D Preferred, of any such assets or funds up to an aggregate of $195,000,000 (and for no assets or funds in excess thereof) legally available for distribution among all holders of Common Stock or Preferred Stock and paid to all such holders pursuant to paragraphs 2(a) and 2(b) of this Section B. For the purposes of this paragraph 2(b), the amount legally available for distribution to holders of capital stock of the Corporation shall include amounts subject to outstanding options and warrants (less the applicable exercise price thereof) at the time of the liquidation or deemed liquidation and shall also include any payments to holders of Preferred Stock pursuant to paragraph 2(a) above.

(c)       Any (i) merger or consolidation which results in the voting securities of the Corporation outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than a majority of the combined voting power of the voting securities of the Corporation or such surviving or acquiring entity outstanding immediately after such merger or consolidation, (ii) sale of all or substantially all of the assets of the Corporation or (iii) sale of shares of capital stock of the Corporation, in a single transaction or series of related transactions, representing over 50% of the voting power of the voting securities of the Corporation, shall be deemed to be a liquidation of the Corporation, and all consideration payable to the stockholders of the Corporation (in the case of a merger or consolidation), or all consideration payable to the Corporation (net of obligations owed by the Corporation), together with all other available assets of the Corporation (in the case of an asset sale), shall be distributed to the holders of capital stock of the Corporation in accordance with Subsections 2(a) and 2(b) above. The Corporation shall promptly provide to the holders of shares of Preferred Stock such information concerning the terms of such merger, consolidation or asset sale and the value of the assets of the Corporation as may reasonably be requested by the holders of Preferred Stock. If applicable, the Corporation shall cause the agreement or plan of merger or consolidation to provide for a rate at which the shares of capital stock of the Corporation are converted into or exchanged for cash, new securities or other property which gives effect to this provision. The amount deemed distributed

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to the holders of Preferred Stock upon any such merger or consolidation shall be the cash or the value of the property, rights or securities distributed to such holders by the Corporation and/or by the acquiring person, firm or other entity. The value of such property, rights or other securities shall be determined in good faith by the Board of Directors of the Corporation.

3.         Voting.

(a)       Each holder of outstanding shares of Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held by such holder are convertible (as adjusted from time to time pursuant to Section 4 hereof) as of the record date, at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Except as provided by law or by the provisions of Section 3(b) or Section 7 below or by the provisions establishing any other series of stock, holders of Preferred Stock and of any other outstanding series of stock shall vote together with the holders of Common Stock as a single class.

(b)       For so long as at least 2,500,000 shares of Series A Preferred (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares) are outstanding (or such lesser number of shares of Series A Preferred as are then outstanding if the Corporation has, prior to such time, failed to redeem shares of Series A Preferred when such redemption was due in accordance with Section 6 below), the holders of record of the shares of Series A Preferred, exclusively and as a separate class, shall be entitled to elect two members of the Board of Directors of the Corporation. At any meeting held for the purpose of electing directors, the presence in person or by proxy of the holders of a majority of the shares of Series A Preferred then outstanding shall constitute a quorum of the Series A Preferred for the purpose of electing directors by holders of the Series A Preferred. A vacancy in any directorship filled by the holders of Series A Preferred shall be filled only by vote or written consent in lieu of a meeting of the holders of the Series A Preferred.

(c)       For so long as at least 1,150,000 shares of Series B Preferred (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares) are outstanding (or such lesser number of shares of Series B Preferred as are then outstanding if the Corporation has, prior to such time, failed to redeem shares of Series B Preferred when such redemption was due in accordance with Section 6 below), the holders of record of the shares of Series B Preferred, exclusively and as a separate class, shall be entitled to elect one member of the Board of Directors of the Corporation. At any meeting held for the purpose of electing directors, the presence in person or by proxy of the holders of a majority of the shares of Series B Preferred then outstanding shall constitute a quorum of the Series B Preferred for the purpose of electing directors by holders of the Series B Preferred. A vacancy in any directorship filled by the holders of Series B Preferred shall be filled only by vote or written consent in lieu of a meeting of the holders of the Series B Preferred.

4.         Optional Conversion. The holders of the Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

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(a)       Right to Convert. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the applicable Original Purchase Price Per Share (as defined in the second paragraph of this Section B) by the Conversion Price (as defined below) in effect at the time of conversion. The “Conversion Price” shall initially be the applicable Original Purchase Price Per Share; provided, however, that in the case of the Series B Preferred, the Conversion Price shall be $1.6160872. Such Conversion Price, and the rate at which shares of Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

In the event of a notice of redemption of any shares of Preferred Stock pursuant to Section 6 hereof, the Conversion Right of the shares designated for redemption shall terminate at the close of business on the first full day preceding the date fixed for redemption, unless the redemption price is not paid when due, in which, case the Conversion Right for such shares shall continue until such price is paid in full. In the event of a liquidation of the Corporation (or deemed liquidation under Section 2(c) hereof), the Conversion Right shall terminate at the close of business on the first full business day preceding the date fixed for the payment of any amounts distributable on liquidation (or deemed liquidation under Section 2(c) hereof) to the holders of Preferred Stock.

(b)       Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price.

(c)       Mechanics of Conversion.

(i)        In order for a holder of Preferred Stock to convert shares of Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Preferred Stock, at the office of the transfer agent for the Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Preferred Stock represented by such certificate or certificates. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date (“Conversion Date”). The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder of Preferred Stock, or to his or its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share.

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(ii)       The Corporation shall, at all times when the Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Stock. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

(iii)      Upon any such conversion, no adjustment to the Conversion Price shall be made for any declared but unpaid dividends on the Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

(iv)      All shares of Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and payment of any dividends declared but unpaid thereon. Any shares of Preferred Stock so converted shall be retired and cancelled and shall not be reissued, and the Corporation (without the need for stockholder action) may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of the applicable series of Preferred Stock accordingly.

(v)       The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

(d)       Adjustments to Conversion Price for Diluting Issues:

(i)        Special Definitions. For purposes of this Subsection 4(d), the following definitions shall apply.

(A)      “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(B)       “Original Issue Date” shall mean the date on which a share of Series D Preferred, was first issued.

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(C)       “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock.

(D)       “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Subsection 4(d)(iii) below, deemed to be issued) by the Corporation after the applicable Original Issue Date, other than:

(I)        shares of Common Stock issued or issuable as a dividend or other distribution on Preferred Stock;

(II)       shares of Common Stock issued or issuable by reason of a dividend or other distribution on shares of Common Stock that is covered by Subsection 4(e) or 4(f) below;

(III)      shares of Common Stock issued or issuable upon conversion of shares of Preferred Stock;

(IV)      up to 15,425,206 shares of Common Stock (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares), plus such additional number of shares as may be approved by a majority of the non-employee members of the Board of Directors of the Corporation, including those designated by the holders of Preferred Stock, issued or issuable to employees or directors of, or consultants to, the Corporation;

(V)       shares of Common Stock issued to equipment lessors and commercial lenders, as approved by a majority of the non-employee members of the Board of Directors of the Corporation; and

(VI)      up to 1,472,596 shares of Series D Preferred and the shares of Common Stock issuable upon conversion of such shares of Series D Preferred.

(ii)       No Adjustment of Conversion Price. No adjustment in the number of shares of Common Stock into which the Preferred Stock is convertible shall be made (a) unless the consideration per share (determined pursuant to Subsection 4(d)(v)) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the applicable Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Shares, or (b) if prior to or within 60 days subsequent to such issuance, the Corporation receives written notice from the holders of at least a majority of the then outstanding shares of Preferred Stock, agreeing that no such adjustment shall be made as the result of the issuance of Additional Shares of Common Stock.

(iii)      Issue of Securities Deemed Issue of Additional Shares of Common Stock. If the Corporation at any time or from time to time after the applicable Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent

9

adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Subsection 4(d)(v) hereof) of such Additional Shares of Common Stock would be less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

(A)      No further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

(B)       If such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

(C)       Upon the expiration or termination of any unexercised Option, the Conversion Price shall not be readjusted, but the Additional Shares of Common Stock deemed issued as the result of the original issue of such Option shall not be deemed issued for the purposes of any subsequent adjustment of the Conversion Price;

(D)       In the event of any change in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any Option or Convertible Security, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Conversion Price then in effect shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment which was made upon the issuance of such Option or Convertible Security not exercised or converted prior to such change been made upon the basis of such change; and

(E)       No readjustment pursuant to clause (B) or (D) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price on the original adjustment date, or (ii) the Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

In the event the Corporation, after the applicable Original Issue Date, amends any Options or Convertible Securities (whether such Options or Convertible Securities were outstanding on the applicable Original Issue Date or were issued after the applicable Original Issue Date) to increase the number of shares issuable thereunder or decrease the consideration to be paid upon exercise or conversion thereof, then such Options or Convertible Securities, as so

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amended, shall be deemed to have been issued after the applicable Original Issue Date and the provisions of this Subsection 4(d)(iii) shall apply.

(iv)      Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the applicable Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4(d)(iii), but excluding shares issued as a stock split or combination as provided in Subsection 4(e) or upon a dividend or distribution as provided in Subsection 4(f)), without consideration or for a consideration per share less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; provided that, (i) for the purpose of this Subsection 4(d)(iv), all shares of Common Stock issuable upon exercise or conversion of Options or Convertible Securities outstanding immediately prior to such issue shall be deemed to be outstanding, and (ii) for the purpose of this Subsection 4(d)(iv), the number of shares of Common Stock deemed issuable upon conversion of such outstanding Convertible Securities shall not give effect to any adjustments to the conversion price or conversion rate of such Convertible Securities resulting from the issuance of Additional Shares of Common Stock that is the subject of this calculation.

(v)       Determination of Consideration. For purposes of this Subsection 4(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(A)      Cash and Property: Such consideration shall:

(I)        insofar as it consists of cash, be computed at the aggregate of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(II)       insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

(III)      in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (I) and (II) above, as determined in good faith by the Board of Directors.

(B)       Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been

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issued pursuant to Subsection 4(d)(iii), relating to Options and Convertible Securities, shall be determined by dividing

(x)        the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(y)       the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(vi)      Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock which are comprised of shares of the same series or class of Convertible Securities, and such issuance dates occur within a period of no more than 120 days, then, upon the final such issuance, the Conversion Price shall be adjusted to give effect to all such issuances as if they occurred on the date of the final such issuance (and without giving effect to any adjustments as a result of such prior issuances within such period).

(e)       Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the applicable Original Issue Date effect a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. If the Corporation shall at any time or from time to time after the applicable Original Issue Date combine the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

(f)        Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time, or from time to time after the applicable Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the applicable Conversion Price for a series of Preferred Stock then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the applicable Conversion Price then in effect by a fraction:

(1)       the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

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(2)       the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price for the Preferred Stock shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price for the Preferred Stock shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions; and provided further, however, that no such adjustment shall be made if the holders of Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Preferred Stock had been converted into Common Stock on the date of such event.

(g)       Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the applicable Original Issue Date for the Series B Preferred shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of the Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that they would have received had the Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this paragraph with respect to the rights of the holders of the Preferred Stock; and provided further, however, that no such adjustment shall be made if the holders of Preferred Stock simultaneously receive a dividend or other distribution of such securities in an amount equal to the amount of such securities as they would have received if all outstanding shares of Preferred Stock had been converted into Common Stock on the date of such event.

(h)       Adjustment for Reclassification, Exchange, or Substitution. If the Common Stock issuable upon the conversion of the Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for below), then and in each such event the holder of each such share of Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable, upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

(i)        Adjustment for Merger or Reorganization, etc. In case of any consolidation or merger of the Corporation with or into another corporation or the sale of all or substantially all of the assets of the Corporation to another corporation, each share of Preferred

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Stock, if any, remaining outstanding after such consolidation, merger or sale shall thereafter be convertible (or shall be converted into a security which shall be convertible) into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Preferred Stock would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 4 set forth with respect to the rights and interest thereafter of the holders of the Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Preferred Stock.

(j)        No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment.

(k)       Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price then in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of Preferred Stock.

(l)        Notice of Record Date. In the event:

(i)        that the Corporation declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Corporation;

(ii)       that the Corporation subdivides or combines its outstanding shares of Common Stock;

(iii)      of any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Corporation into or with another corporation, or of me sale of all or substantially all of the assets of the Corporation; or

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(iv)      of the involuntary or voluntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Preferred Stock, and shall cause to be mailed to the holders of the Preferred Stock at their last addresses as shown on the records of the Corporation or such transfer agent, at least ten days prior to the date specified in (A) below or twenty days before the date specified in (B) below, a notice stating

(A)      the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

(B)       the date on which such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

5.         Mandatory Conversion.

(a)       Upon the earlier of (i) the closing of the sale of shares of Common Stock, at a price of at least $2.44 per share (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares), in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $10,000,000 of proceeds to the Corporation (net of the underwriting discounts or commissions and offering expenses) (ii) the date set forth in written notice to the Corporation from the holders of, in the case of the Series A Preferred, at least 75% of the then outstanding shares of Series A Preferred or, in the case of the Series B Preferred, Series C Preferred and Series D Preferred, at least a majority of the then outstanding shares of the Series B Preferred, Series C Preferred or Series D Preferred, as the case may be, (in each case, a “Mandatory Conversion Date”), all outstanding shares of such series of Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate, and all references herein to the Series A Preferred, Series B Preferred, Series C Preferred or Series D Preferred, as applicable, shall be deleted and shall be of no further force or effect.

(b)       All holders of record of shares of such series of Preferred Stock shall be given written notice of the Mandatory Conversion Date applicable to such series of Preferred Stock and the place designated for mandatory conversion of all such shares of Preferred Stock, pursuant to this Section 5. Such notice need not be given in advance of the occurrence of a Mandatory Conversion Date. Such notice shall be sent by first class or registered mail, postage prepaid, to each record holder of the applicable series of Preferred Stock at such holder’s address last shown on the records of the transfer agent for the Preferred Stock (or the records of the Corporation, if it serves as its own transfer agent). Upon receipt of such notice, each holder of shares of the applicable series of Preferred Stock shall surrender his or its certificate or

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certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section 5. On the Mandatory Conversion Date, all rights with respect to the applicable series of Preferred Stock so converted, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock) will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such series of Preferred Stock has been converted, and payment of any declared but unpaid dividends thereon. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his or its attorney duly authorized in writing. As soon as practicable after the Mandatory Conversion Date and the surrender of the certificate or certificates for the applicable series of Preferred Stock, the Corporation shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in Subsection 4(b) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

(c)       All certificates evidencing shares of the applicable series of Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the Mandatory Conversion Date, be deemed to have been retired and cancelled and the shares of Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. The Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized Preferred Stock accordingly.

5A.     Special Mandatory Conversion.

(a)       In the event that any holder of shares of Preferred Stock does not participate in a Qualified Financing (as defined below) by purchasing in the aggregate, in such Qualified Financing and within the time period specified by the Corporation (provided that the Corporation has given such holder at least ten (10) days written notice of the Qualified Financing), such holder’s Pro Rata Amount (as defined below), then effective upon, subject to, and concurrently with, the consummation of the Qualified Financing, the Applicable Portion of the shares of each series of Obligated Preferred (as defined below) held by such holder shall automatically, and without any further action on the part of such holder or the Corporation, be converted on a share-for-share basis into shares of a newly created series of Preferred Stock (such that affected shares of Series A Preferred Stock would be converted to one class of Preferred Stock, such as a Series A-l Preferred Stock, affected shares of Series B Preferred Stock would be converted to another class of Preferred Stock, such as a Series B-l Preferred Stock, and so on for other series of Obligated Preferred), with each such series of Preferred Stock having such number of shares as the Board of Directors may by resolution fix, which newly created series of Preferred Stock shall be identical in all respects to the series of Obligated Preferred from which such shares were converted except that the conversion price of such series shall be fixed at the Conversion Price applicable to such series of Obligated Preferred in effect immediately prior to the consummation of the Qualified Financing and shall not be subject to

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any further adjustment under Subsection 4(d)(iv) above and except that the terms of each new series of Preferred Stock may vary from the terms of the Obligated Preferred to the extent deemed necessary by the Board of Directors to accomplish the intent of this Section (such new series of Preferred Stock, the “New Preferred Stock”). The Board of Directors shall take all necessary actions to designate any such series of New Preferred Stock. For purposes of determining the number of shares of Preferred Stock owned by a holder, and for determining the number of Offered Securities a holder of Obligated Preferred has purchased in a Qualified Financing, all shares of Preferred Stock held by Affiliates of such holder shall be aggregated with such holder’s shares and all Offered Securities purchased by Affiliates of such holder shall be aggregated with the Offered Securities purchased by such holder (provided that no shares or securities shall be attributed to more than one entity or person within any such group of affiliated entities or persons). Upon such conversion (a “Special Mandatory Conversion”), any shares of Obligated Preferred so converted shall be cancelled and not subject to reissuance.

(b)       Upon a Special Mandatory Conversion, each holder of shares of Obligated Preferred converted pursuant to Subsection 5A(a) shall surrender his, her or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of New Preferred Stock to which such holder is entitled pursuant to this Section 5A and a new certificate for the number of shares, if any, of Series A Preferred Stock represented by such surrendered certificate and not converted pursuant to Subsection 5A(a). All rights with respect to the Obligated Preferred converted pursuant to Subsection 5A(a), including the rights, if any, to receive notices and vote (other than as a holder of New Preferred Stock), will terminate, except only the rights of the holders thereof upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of New Preferred Stock into which such Obligated Preferred has been converted, and payment of any declared but unpaid dividends thereon. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. As soon as practicable after the Special Mandatory Conversion and the surrender of the certificate or certificates for Obligated Preferred so converted, the Corporation shall cause to be issued and delivered to such holder, or on his, her or its written order, a certificate or certificates for the number of shares of New Preferred Stock issuable on such conversion in accordance with the provisions hereof and a new certificate for the number of shares, if any, of Obligated Preferred represented by such surrendered certificate and not converted pursuant to Subsection 5A(a).

(c)       All certificates evidencing shares of Obligated Preferred which are required to he surrendered for conversion in accordance with the provisions hereof shall, from and after the time of the Special Mandatory Conversion, be deemed to have been retired and cancelled, and the shares of Obligated Preferred converted pursuant to Subsection 5A(a) represented thereby shall, from and after the time of the Special Mandatory Conversion, be deemed to have been converted into New Preferred Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. The Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of each series of Obligated Preferred accordingly.

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(d)       For purposes of this Section 5A, the following definitions shall apply:

(i)        “Affiliate” shall mean, with respect to any holder of shares of Obligated Preferred, any person, entity or firm which, directly or indirectly, controls, is controlled by or is under common control with such holder, including, without limitation, any entity of which the holder is a partner or member, any partner, officer, director, member or employee of such holder and any venture capital fund now or hereafter existing of which the holder is a partner or member which is controlled by or under common control with one or more general partners of such holder or shares the same management company with such holder.

(ii)       “Applicable Portion” shall mean, with respect to any holder of shares of a series of Obligated Preferred, a number of shares of that series of Obligated Preferred calculated by multiplying (A) the aggregate number of shares of Common Stock into which the shares of Preferred Stock held by such holder immediately prior to a Qualified Financing are convertible by (B) a fraction, the numerator of which is equal to the amount, if positive, by which such holder’s Pro Rata Amount exceeds the number of Offered Securities actually purchased by such holder in such Qualified Financing, and the denominator of which is equal to such holder’s Pro Rata Amount.

(iii)      “Obligated Preferred” shall mean each series of Preferred Stock for which shares are entitled to an adjustment of Conversion Price upon issuance of Additional Shares of Common Stock as a result of the Qualified Financing pursuant to Section 4(d)(iv) hereof.

(iv)      “Offered Securities” shall mean the equity securities of the Corporation set aside by the Board of Directors for purchase by holders of outstanding shares of Preferred Stock in connection with a Qualified Financing, and offered to such holders.

(v)       “Pro Rata Amount” shall mean, with respect to any holder of Obligated Preferred, the lesser of (a) a number of Offered Securities calculated by multiplying the aggregate number of Offered Securities by a fraction, the numerator of which is equal to the number of shares of Preferred Stock owned by such holder, and the denominator of which is equal to the aggregate number of outstanding shares of Preferred Stock, or (b) the maximum number of Offered Securities that such holder is permitted by the Corporation to purchase in such Qualified Financing, after giving effect to any cutbacks or limitations established by the Board of Directors and applied on a pro rata basis to all holders of Preferred Stock.

(vi)      “Qualified Financing” shall mean any transaction involving the issuance or sale of equity securities of the Corporation after the Effective Date which would result in the reduction of the Conversion Price of any series of Preferred Stock pursuant to the terms of this Certificate of Incorporation (without giving effect to the operation of Subsection 4(d)(ii)(b) hereof), unless the holders of a majority of the Preferred Stock with Conversion Prices which would be reduced in the event such Qualified Financing was consummated elect otherwise by written notice given to the Corporation at least five (5) days prior to the consummation of the Qualified Financing; provided that, a series of closings of a financing of a single class of capital stock as scheduled in the initial purchase agreement for such financing shall constitute a single

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transaction and therefore a single Qualified Financing so long as the last of such closings occurs within a three (3) month period of the first of such closings for the same financing.

6.        Redemption.

(a)       The Corporation will, subject to the conditions set forth below, on September 1, 2007, September 1, 2008 and September 1, 2009 (each, a “Mandatory Redemption Date”), upon receipt not less than 30 nor more than 120 days prior to the applicable Mandatory Redemption Date of written request(s) for redemption from, in the case of the Series A Preferred, holders of at least a majority of the shares of Series A Preferred then outstanding, or in the case of the Series B Preferred, at least a majority of the Series B Preferred then outstanding, or in the case of the Series C Preferred, at least a majority of the Series C Preferred then outstanding, or in the case of the Series D Preferred, at least a majority of the Series D Preferred then outstanding (each a “Redemption Request”), redeem from each holder of shares of such series of Preferred Stock, at a price equal to the Original Purchase Price Per Share (subject to appropriate adjustment in the event of any dividend, stock split, combination or other similar recapitalization affecting such shares), plus, in the case of the Series D Preferred only, any accrued but unpaid dividends (whether or not declared) on the Series D Preferred and, in the case of the Series C Preferred only, any accrued but unpaid dividends (whether or not declared) on the Series C Preferred and, in the case of the Series B Preferred only, any accrued but unpaid dividends (whether or not declared) on the Series B Preferred and, in the case of the Series A Preferred only, an amount equal to 8% per annum thereon from the date of original issuance (the “Mandatory Redemption Price”), the following respective portions of the number of shares of the applicable series of Preferred Stock held by such holder set forth opposite the applicable Mandatory Redemption Date:

Portion of then Outstanding
Mandatory Redemption Date	Shares of Preferred Stock
September 1, 2007	33 1/3%
September 1, 2008	50%
September 1, 2009	All shares then held

The Corporation shall provide notice of its redemption obligations under this Section 6, by first class or registered mail, postage prepaid, to each holder of record of Preferred Stock at the address for such holder last shown on the records of the transfer agent therefor (or the records of the Corporation, if it serves as its own transfer agent), not less than 120 nor more than 180 days prior to the applicable Mandatory Redemption Date. The Corporation shall provide notice of any Redemption Request, specifying the time and place of redemption and the Mandatory Redemption Price, by first class or registered mail, postage prepaid, to each holder of record of the applicable series of Preferred Stock at the address for such holder last shown on the records of the transfer agent therefor (or the records of the Corporation, if it serves as its own transfer agent), not less than 20 days prior to the Mandatory Redemption Date.

(b)       If the funds of the Corporation legally available for redemption of Preferred Stock on any Mandatory Redemption Date are insufficient to redeem the number of shares of Preferred Stock required under this Section 6 to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares

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of Preferred Stock ratably on the basis of the number of shares of Preferred Stock which would be redeemed on such date if the funds of the Corporation legally available therefor had been sufficient to redeem all shares of Preferred Stock required to be redeemed on such date. At any time thereafter when additional funds of the Corporation become legally available for the redemption of Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem, to the extent of the available funds, the balance of the shares which the Corporation was theretofore obligated to redeem.

(c)       Unless there shall have been a default in payment of the Mandatory Redemption Price, on such Mandatory Redemption Date all rights of each holder of shares of the applicable series of Preferred Stock as a stockholder of the Corporation by reason of the ownership of such shares will cease, except the right to receive the Mandatory Redemption Price for such shares, without interest, upon presentation and surrender of the certificate representing such shares, and such shares will not from and after such Mandatory Redemption Date be deemed to be outstanding.

(d)       Any Preferred Stock redeemed pursuant to this Section 6 will be cancelled and will not under any circumstances be reissued, sold or transferred and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of the applicable series of Preferred Stock accordingly.

7.         Negative Covenants.

(a)       So long as at least, in the case of the rights under this Section 7(a) of the Series A Preferred, 2,500,000 shares of Series A Preferred or, in the case of the rights under this Section 7(a) of the Series B Preferred, 1,150,000 shares of the Series B Preferred or, in the case of the rights under this Section 7(a) of the Series C Preferred, 2,000,000 shares of the Series C Preferred or, in the case of the rights under this Section 7(a) of the Series D Preferred, 2,000,000 shares of the Series D Preferred (in each case, subject to appropriate adjustment in the event of any dividend, stock split, combination or other similar recapitalization affecting such shares) are outstanding (or such lesser number of shares of such series of Preferred Stock as are then outstanding if the Corporation has, prior to such time, failed to redeem shares of such series of Preferred Stock when such redemption was due in accordance with Section 6 above), the Corporation shall not, without the prior written consent of the holders of (i) in the case of the Series A Preferred, at least a majority of the then outstanding shares of Series A Preferred (or in the case of an amendment to Section 5(a)(ii) above, 75% of the then outstanding shares of Series A Preferred), (ii) in the case of the Series B Preferred, at least a majority of the then outstanding shares of Series B Preferred, (iii) in the case of the Series C Preferred, at least a majority of the then outstanding shares of Series C Preferred and (iv) in the case of the Series D Preferred, at least a majority of the then outstanding shares of Series D Preferred:

(i)        adopt any amendment to the Corporation’s Certificate of Incorporation adversely affecting such series of Preferred Stock, excluding any amendments required for the Corporation to implement Section 5A hereof;

(ii)       amend the Corporation’s By-laws in a manner adverse to the holders of such series of Preferred Stock;

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(iii)      declare or pay any dividends on Common Stock other than dividends payable solely in Common Stock;

(iv)      redeem or repurchase any shares of its capital stock, other such series of Preferred Stock or pursuant to agreements with employees, officers, directors, consultants or advisors approved by the Board of Directors;

(v)       liquidate, dissolve or wind-up the Corporation;

(vi)      make (or permit any subsidiary to make) any loan or advance to any person, including without limitation, any employee or director of the Corporation or any subsidiary, except (A) advances and similar expenditures in the ordinary course of business or (B) as approved by the Board of Directors; or

(vii)     (A) merge with or into or consolidate with any other corporation (other than a merger of consolidation in which the stockholders of the Corporation immediately prior thereto own at least 80% of the outstanding voting stock of the surviving or acquiring corporation), (B) sell or lease all or substantially all, or a Significant Portion (as defined below), of its properties or assets (for this purpose, “Significant Portion” shall mean properties or assets (regardless of whether such properties or assets are reflected on the Corporation’s balance sheet) with a fair market value equal to more than 35% of the book value of the Corporation’s total properties or assets as of the end of the most recent fiscal quarter and “sell or lease” shall not include a bona fide pledge of assets, or foreclosure thereon), or (C) acquire all or substantially all of the properties or assets of any other corporation or entity (except for consideration of less man 10% of the Corporation’s consolidated net worth as of the end of the prior fiscal quarter).

(b)       So long as at least 1,150,000 shares of Series B Preferred (subject to appropriate adjustment in the event of any dividend, stock split, combination or other similar recapitalization affecting such shares) are outstanding (or such lesser number of shares of Series B Preferred as are then outstanding if the Corporation has, prior to such time, failed to redeem shares of Series B Preferred when such redemption was due in accordance with Section 6 above), the Corporation shall not, without the prior written consent of the holders of at least a majority of the then outstanding shares of Series B Preferred, reclassify any Common Stock, or establish any other class or classes of stock of equal or superior priority to that of the Series B Preferred or create or authorize any additional shares of Series B Preferred.

(c)       So long as at least 2,000,000 shares of Series C Preferred (subject to appropriate adjustment in the event of any dividend, stock split, combination or other similar recapitalization affecting such shares) are outstanding (or such lesser number of shares of Series C Preferred as are then outstanding if the Corporation has, prior to such time, failed to redeem shares of Series C Preferred when such redemption was due in accordance with Section 6 above), the Corporation shall not, without the prior written consent of the holders of at least a majority of the then outstanding shares of Series C Preferred, reclassify any Common Stock, or establish any other class or classes of stock of equal or superior priority to that of the Series C Preferred or create or authorize any additional shares of Series C Preferred.

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(d)       So long as at least 2,000,000 shares of Series D Preferred (subject to appropriate adjustment in the event of any dividend, stock split, combination or other similar recapitalization affecting such shares) are outstanding (or such lesser number of shares of Series D Preferred as are then outstanding if the Corporation has, prior to such time, failed to redeem shares of Series D Preferred when such redemption was due in accordance with Section 6 above), the Corporation shall not, without the prior written consent of the holders of at least a majority of the then outstanding shares of Series D Preferred, reclassify any Common Stock, or establish any other class or classes of stock of equal or superior priority to that of the Series D Preferred or create or authorize any additional shares of Series D Preferred.

8.         Waiver. Any of the rights of the holders of Series A Preferred set forth herein may be waived by the affirmative vote of the holders of at least a majority of the shares of Series A Preferred then outstanding. Any of the rights of the holders of Series B Preferred set forth herein may be waived by the affirmative vote of the holders of at least a majority of the shares of Series B Preferred then outstanding. Any of the rights of the holders of Series C Preferred set forth herein may be waived by the affirmative vote of the holders of at least a majority of the shares of Series C Preferred then outstanding. Any of the rights of the holders of Series D Preferred set forth herein may be waived by the affirmative vote of the holders of at least a majority of the shares of Series D Preferred then outstanding.

[Signature Page to Follow]

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President this 13th day of February 2004.

STARENT NETWORKS, CORP.

By:	/s/ Ashraf M. Dahod
Ashraf M. Dahod President

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CERTIFICATE
FOR RENEWAL AND REVIVAL OF CERTIFICATE OF INCORPORATION

Starent Networks, Corp., a corporation organized under the laws of Delaware, the Certificate of Incorporation of which was filed in the office of the Secretary of State on the 11th day of August, 2000 and thereafter voided for non-payment of taxes, now desiring to procure a revival of its Certificate of Incorporation, hereby certifies as follows:

1.         The name borne by the corporation at the time its Certificate of Incorporation became void is Starent Networks, Corp.

2.         Its registered office in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle and the name of its registered agent at such address is The Corporation Trust Company.

3.         The date when revival of the Certificate of Incorporation of this corporation is to commence is the 28th day of February, 2005, same being prior to the date the Certificate of Incorporation became void. Revival of the Certificate of Incorporation is to be perpetual.

4.         This corporation was duly organized under the laws of Delaware and carried on the business authorized by its Certificate of Incorporation until the 1st day of March, 2005, at which time its Certificate of Incorporation became inoperative and void for non-payment of taxes and this Certificate for Renewal and Revival is filed by authority of the duly elected directors of the corporation with the laws of Delaware.

IN WITNESS WHEREOF, said Starent Networks, Corp., in compliance with Section 312 of Title 8 of the Delaware Code, has caused this Certificate to be signed by Jeff Basile, its last and acting Assistant Secretary and Assistant Treasurer, this 16th day of March, 2005.

By:	/s/ Jeffry A. Basile

Assistant Secretary and Assistant Treasurer
(Last and Acting Title)

State of Delaware Secretary of State Division of Corporations Delivered 06:01 PM 05/05/2005 FILED 06:01 PM 05/05/2005 V 050368301 [ILLEGIBLE] FILE

CERTIFICATE
FOR RENEWAL AND REVIVAL OF CERTIFICATE OF INCORPORATION

Starent Networks, Corp., a corporation organized under the laws of Delaware, the Certificate of Incorporation of which was filed in the office of the Secretary of State on the 11th day of August, 2000 and thereafter voided for non-payment of taxes, now desiring to procure a revival of its Certificate of Incorporation, hereby certifies as follows:

1.         The name borne by the corporation at the time its Certificate of Incorporation became void is Starent Networks, Corp.

2.         Its registered office in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle and the name of its registered agent at such address is The Corporation Trust Company.

3.         The date when revival of the Certificate of Incorporation of this corporation is to commence is the 28th day of February, 2005, same being prior to the date the Certificate of Incorporation became void. Revival of the Certificate of Incorporation is to be perpetual.

4.         This corporation was duly organized under the laws of Delaware and carried on the business authorized by its Certificate of Incorporation until the 1st day of March, 2005, at which time its Certificate of Incorporation became inoperative and void for non-payment of taxes and this Certificate for Renewal and Revival is filed by authority of the duly elected directors of the corporation with the laws of Delaware.

IN WITNESS WHEREOF, said Starent Networks, Corp., in compliance with Section 312 of Title 8 of the Delaware Code, has caused this Certificate to be signed by Jeff Basile, its last and acting Assistant Secretary and Assistant Treasurer, this 16th day of March, 2005.

By:	/s/ Jeffry A. Basile

Assistant Secretary and Assistant Treasurer
(Last and Acting Title)

State of Delaware Secretary of State Division of Corporations Delivered 06:01 PM 05/05/2005 FILED 06:01 PM 05/05/2005 V 050368301 [ILLEGIBLE] FILE

State of Delaware Secretary of State Division of Corporations Delivered 11:19 AM 05/12/2005 FILED 11:11 AM 05/12/2005 SRV 050387230 - 3271954 FILE

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
STARENT NETWORKS. CORP.

Pursuant to Section 242
of the General Corporation Law of
the State of Delaware

Starent Networks, Corp. (hereinafter called the “Corporation”), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

At a meeting of the Board of Directors of the Corporation, a resolution was duly adopted, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment by written consent in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware, and written notice of such consent has been given to all stockholders who have not consented in writing to said amendment. The resolution setting forth the amendment is as follows:

RESOLVED:	That Article FOURTH of the Certificate of Incorporation of the Corporation be and hereby is deleted in its entirety and the following Article FOURTH is inserted in lieu thereof:

FOURTH:

The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 120,000,000 shares of Common Stock, $.001 par value per share (“Common Stock”) and (ii) 63,565,049 shares of Preferred Stock, $.01 par value per share (“Preferred Stock”).

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.       COMMON STOCK.

1.         General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

2.         Voting. The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting.

The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware.

3.         Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

4.         Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

B.        PREFERRED STOCK.

The Corporation hereby creates and designates the following four series of Preferred Stock: (i) Series A Convertible Preferred Stock: 11,277,777 shares of the Corporation’s Preferred Stock, par value $0.01 per share, shall be designated as the Series A Convertible Preferred Stock (“Series A Preferred”); (ii) Series B Convertible Preferred Stock: 11,768,968 shares of the Corporation’s Preferred Stock, par value $0.01 per share, shall be designated as the Series B Convertible Preferred Stock (“Series B Preferred”); (iii) Series C Convertible Preferred . Stock: 19,658,120 shares of the Corporation’s Preferred Stock, par value $0.01 per share, shall be designated as the Series C Convertible Preferred Stock (“Series C Preferred”), (iv) Series D Convertible Preferred Stock: 15,746,120 shares of the Corporation’s Preferred Stock, par value $0.01 per share, shall be designated as the Series D Convertible Preferred Stock (“Series D Preferred”) and (v) Series E Convertible Preferred Stock: 5,114,064 shares of the Corporation’s Preferred Stock, par value $0.01 per share, shall be designated as the Series E Convertible Preferred Stock (“Series E Preferred”).

The original purchase price per share (“Original Purchase Price Per Share”) for each share of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred is as follows: (i) Series A Preferred: $.90; (ii) Series B Preferred: $1.86932277; (iii) Series C Preferred: $1.17, (iv) Series D Preferred: $1.6956559 and (v) Series E Preferred:$2.933088.

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The term “Preferred Stock” as used herein without reference to the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and/or Series E Preferred shall mean the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred, share for share alike and without distinction as to series, except as otherwise expressly provided.

Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law or by the terms of any series of Preferred Stock. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, special voting rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of Delaware. Without limiting the generality of the foregoing, but subject to the provisions of Section 7, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. Except as otherwise specifically provided in this Certificate of Incorporation, as amended from time to time, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

The Preferred Stock shall have the following rights, preferences, powers, privileges and restrictions, qualifications and limitations:

1.         Dividends.

(a)       The holders of Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred shall be entitled to receive dividends (when, as and if declared by the Board of Directors of the Corporation) out of any assets legally available therefor, prior and in preference to any declaration of or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive directly or indirectly additional shares of Common Stock) on the Common Stock of the Corporation at a rate equal to 8% per annum of the applicable original purchase price per share actually paid to the Corporation by purchasers of such series of Preferred Stock from the later of (A) the date on which each share is first issued or (B) the date of the most recent dividend to

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such series of Preferred Stock under this paragraph l(a). If a dividend is declared on any other class or series of capital stock of the Corporation that is greater on a per share and as converted basis than such 8% per annum dividend, such greater dividend shall be paid to the Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred in lieu of the 8% per annum dividend. Such 8% dividends on the Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred shall accrue whether or not declared and shall be cumulative. The Corporation shall not declare or pay any dividends or distributions (as defined below) on shares of Common Stock until the holders of the Preferred Stock then outstanding shall have first received, or simultaneously receive, a like distribution on each outstanding share of Preferred Stock, in an amount at least equal to the product of (i) the per share amount, if any, of the dividends or distributions to be declared, paid or set aside for the Common Stock, multiplied by (ii) the number of whole shares of Common Stock into which such share of Preferred Stock is convertible as of the record date for such dividend or distribution.

(b)       For purposes of this Section 1, “distribution” shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable other than in Common Stock or other securities of the Corporation, or the purchase or redemption of snares of the Corporation (other than repurchases of Common Stock held by employees or directors of, or consultants to, the Corporation upon termination of their employment or services pursuant to agreements approved by the Board of Directors providing for such repurchase) for cash or property, including any such transfer, purchase or redemption by a subsidiary of the Corporation.

2.         Liquidation. Dissolution or Winding UP: Certain Mergers, Consolidations and Asset Sales.

(a)       In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Preferred Stock then outstanding shall be entitled to be paid pro rata on a pari passu basis out of the assets of the Corporation legally available for distribution to its stockholders, but before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, (i) in the case of the Series A Preferred, an amount equal to $0.90 per share (subject to appropriate adjustment in the event of any stock dividend, stock split combination or other similar recapitalization affecting such shares) plus any dividends declared but unpaid on such shares of Series A Preferred, (ii) in the case of the Series B Preferred, an amount equal to $1.86932277 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) plus any dividends accrued but unpaid on such shares of Series B Preferred, (iii) in the case of the Series C Preferred, an amount equal to $1.17 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) plus any dividends accrued but unpaid on such shares of Series C Preferred, (iv) in the case of the Series D Preferred, an amount equal to $1.6956559 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) plus any dividends accrued but unpaid on such shares of Series D Preferred and (v) in the case of the Series E Preferred, an amount equal to $2.933088 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) plus any dividends accrued but unpaid on such shares of Series E Preferred. If upon any such liquidation,

4

dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Preferred Stock the full amount to which they shall be entitled, the holders of shares of Preferred Stock and any class or series of stock ranking on liquidation on a parity with the Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

(b)       After the payment of all preferential amounts required to be paid to the holders of any class or series of stock of the Corporation ranking on liquidation prior to and in preference to the Common Stock, upon the dissolution, liquidation or winding up of the Corporation, the remaining assets and funds of the Corporation legally available for distribution to its stockholders shall be distributed ratably among the holders of shares of Common Stock and Preferred Stock (giving effect, for this purpose, to the assumed conversion of the Preferred Stock into Common Stock); provided that the holders of shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred shall only share in the distribution of any such assets and funds of the Corporation legally available for distribution to its stockholders up to their pro rata portion (i) in the case of the Series A Preferred, of any such assets or funds up to an aggregate of $75,000,000 (and for no assets or funds in excess thereof) legally available for distribution among all holders of Common Stock or Preferred Stock and paid to all such holders pursuant to paragraphs 2(a) and 2(b) of this Section B, (ii) in the case of the Series B Preferred, of any such assets or funds up to an aggregate of $195,000,000 (and for no assets or funds in excess thereof) legally available for distribution among all holders of Common Stock or Preferred Stock and paid to all such holders pursuant to paragraphs 2(a) and 2(b) of this Section B, (iii) in the case of the Series C Preferred, of any such assets or funds up to an aggregate of $195,000,000 (and for no assets or funds in excess thereof) legally available for distribution among all holders of Common Stock or Preferred Stock and paid to all such holders pursuant to paragraphs 2(a) and 2(b) of this Section B, (iv) in the case of the Series D Preferred, of any such assets or funds up to an aggregate of $195,000,000 (and for no assets or funds in excess thereof) legally available for distribution among all holders of Common Stock or Preferred Stock and paid to all such holders pursuant to paragraphs 2(a) and 2(b) of this Section B and (v) in the case of the Series E Preferred, of any such assets or funds up to an aggregate of $275,000,000 (and for no assets or funds in excess thereof) legally available for distribution among all holders of Common Stock or Preferred Stock and paid to all such holders pursuant to paragraphs 2(a) and 2(b) of this Section B. For the purposes of this paragraph 2(b), the amount legally available for distribution to holders of capital stock of the Corporation shall include amounts subject to outstanding options and warrants (less the applicable exercise price thereof) at the time of the liquidation or deemed liquidation and shall also include any payments to holders of Preferred Stock pursuant to paragraph 2(a) above.

(c)       Any (i) merger or consolidation which results in the voting securities of the Corporation outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than a majority of the combined voting power of the voting securities of the Corporation or such surviving or acquiring entity outstanding immediately after such merger or consolidation, (ii) sale of all or substantially all of the assets of the Corporation or (iii) sale of shares of capital stock of the Corporation, in a single transaction or series of related transactions,

5

representing over 50% of the voting power of the voting securities of the Corporation, shall be deemed to be a liquidation of the Corporation, and all consideration payable to the stockholders of the Corporation (in the case of a merger or consolidation), or all consideration payable to the Corporation (net of obligations owed by the Corporation), together with all other available assets of the Corporation (in the case of an asset sale), shall be distributed to the holders of capital stock of the Corporation in accordance with Subsections 2(a) and 2(b) above. The Corporation shall promptly provide to the holders of shares of Preferred Stock such information concerning the terms of such merger, consolidation or asset sale and the value of the assets of the Corporation as may reasonably be requested by the holders of Preferred Stock. If applicable, the Corporation shall cause the agreement or plan of merger or consolidation to provide for a rate at which the shares of capital stock of the Corporation are converted into or exchanged for cash, new securities or other property which gives effect to this provision. The amount deemed distributed to the holders of Preferred Stock upon any such merger or consolidation shall be the cash or the value of the property, rights or securities distributed to such holders by the Corporation and/or by the acquiring person, firm or other entity. The value of such property, rights or other securities shall be determined in good faith by the Board of Directors of the Corporation.

3.         Voting.

(a)       Each holder of outstanding shares of Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held by such holder are convertible (as adjusted from time to time pursuant to Section 4 hereof) as of the record date, at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Except as provided by law or by the provisions of Section 3(b) or Section 7 below or by the provisions establishing any other series of stock, holders of Preferred Stock and of any other outstanding series of stock shall vote together with the holders of Common Stock as a single class.

(b)       For so long as at least 2,500,000 shares of Series A Preferred (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares) are outstanding (or such lesser number of shares of Series A Preferred as are then outstanding if the Corporation has, prior to such time, failed to redeem shares of Series A Preferred when such redemption was due in accordance with Section 6 below), the holders of record of the shares of Series A Preferred, exclusively and as a separate class, shall be entitled to elect two members of the Board of Directors of the Corporation. At any meeting held for the purpose of electing directors, the presence in person or by proxy of the holders of a majority of the shares of Series A Preferred then outstanding shall constitute a quorum of the Series A Preferred for the purpose of electing directors by holders of the Series A Preferred. A vacancy in any directorship filled by the holders of Series A Preferred shall be filled only by vote or written consent in lieu of a meeting of the holders of the Series A Preferred.

(c)       For so long as at least 1,150,000 shares of Series B Preferred (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares) are outstanding (or such lesser number of shares of Series B Preferred as are then outstanding if the Corporation has, prior to such time, failed to

6

redeem shares of Series B Preferred when such redemption was due in accordance with Section 6 below), the holders of record of the shares of Series B Preferred, exclusively and as a separate class, shall be entitled to elect one member of the Board of Directors of the Corporation. At any meeting held for the purpose of electing directors, the presence in person or by proxy of the holders of a majority of the shares of Series B Preferred then outstanding shall constitute a quorum of the Series B Preferred for the purpose of electing directors by holders of the Series B Preferred. A vacancy in any directorship filled by the holders of Series B Preferred shall be filled only by vote or written consent in lieu of a meeting of the holders of the Series B Preferred.

4.         Optional Conversion. The holders of the Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(a)       Right to Convert. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the applicable Original Purchase Price Per Share (as defined in the second paragraph of this Section B) by the Conversion Price (as defined below) in effect at the time of conversion. The “Conversion Price” shall initially be the applicable Original Purchase Price Per Share; provided, however, that in the case of the Series B Preferred, the Conversion Price shall be $1.6160872. Such Conversion Price, and the rate at which shares of Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

In the event of a notice of redemption of any shares of Preferred Stock pursuant to Section 6 hereof, the Conversion Right of the shares designated for redemption shall terminate at the close of business on the first full day preceding the date fixed for redemption, unless the redemption price is not paid when due, in which case the Conversion Right for such shares shall continue until such price is paid in full. In the event of a liquidation of the Corporation (or deemed liquidation under Section 2(c) hereof), the Conversion Right shall terminate at the close of business on the first full business day preceding the date fixed for the payment of any amounts distributable on liquidation (or deemed liquidation under Section 2(c) hereof) to the holders of Preferred Stock.

(b)       Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price.

(c)       Mechanics of Conversion.

(i)        In order for a holder of Preferred Stock to convert shares of Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Preferred Stock, at the office of the transfer agent for the Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Preferred Stock represented by such certificate or certificates. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the

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certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date (“Conversion Date”). The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder of Preferred Stock, or to his or its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share.

(ii)       The Corporation shall, at all times when the Preferred Stock shall be outstanding, reserve and Keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Stock. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

(iii)      Upon any such conversion, no adjustment to the Conversion Price shall be made for any declared but unpaid dividends on the Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

(iv)      All shares of Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and payment of any dividends declared but unpaid thereon. Any shares of Preferred Stock so converted shall be retired and cancelled and shall not be reissued, and the Corporation (without the need for stockholder action) may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of the applicable series of Preferred Stock accordingly.

(v)       The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

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(d)       Adjustments to Conversion Price for Diluting Issues:

(i)        Special Definitions. For purposes of this Subsection 4(d), the following definitions shall apply:

(A)      “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(B)       “Original Issue Date” shall mean the date on which a share of Series E Preferred, was first issued.

(C)       “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock.

(D)       “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Subsection 4(d)(iii) below, deemed to be issued) by the Corporation after the applicable Original Issue Date, other than:

(I)        shares of Common Stock issued or issuable as a dividend or other distribution on Preferred Stock;

(II)       shares of Common Stock issued or issuable by reason of a dividend or other distribution on shares of Common Stock that is covered by Subsection 4(e) or 4(f) below;

(III)      shares of Common Stock issued or issuable upon conversion of shares of Preferred Sock;

(IV)      up to 19,825,206 shares of Common Stock (subject to appropriate adjustment for stock sprits, stock dividends, combinations and other similar recapitalizations affecting such shares), plus such additional number of shares as may be approved by a majority of the non-employee members of the Board of Directors of the Corporation, including those designated by the holders of Preferred Stock, issued or issuable to employees or directors of, or consultants to, the Corporation;

(V)       shares of Common Stock issued to equipment lessors and commercial lenders, as approved by a majority of the non-employee members of the Board of Directors of the Corporation; and

(VI)      up to 373,327 shares of Series E Preferred and the shares of Common Stock issuable upon conversion of such shares of Series E Preferred.

(ii)       No Adjustment of Conversion Price. No adjustment in the number of shares of Common Stock into which the Preferred Stock is convertible shall be made (a) unless the consideration per share (determined pursuant to Subsection 4(d)(v)) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the applicable Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Shares, or (b) if prior to or within 60 days subsequent to such issuance, the Corporation receives written notice from the holders of at least a majority of the then outstanding

9

shares of Preferred Stock, agreeing that no such adjustment shall be made as the result of the issuance of Additional Shares of Common Stock.

(iii)      Issue of Securities Deemed Issue of Additional Shares of Common Stock. If the Corporation at any time or from time to time after the applicable Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Subsection 4(d)(v) hereof) of such Additional Shares of Common Stock would be less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

(A)      No further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

(B)       If such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

(C)       Upon the expiration or termination of any unexercised Option, the Conversion Price shall not be readjusted, but the Additional Shares of Common Stock deemed issued as the result of the original issue of such Option shall not be deemed issued for the purposes of any subsequent adjustment of the Conversion Price;

(D)       In the event of any change in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any Option or Convertible Security, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Conversion Price then in effect shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment which was made upon the issuance of such Option or Convertible Security not exercised or converted prior to such change been made upon the basis of such change; and

(E)       No readjustment pursuant to clause (B) or (D) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of

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(i) the Conversion Price on the original adjustment date, or (ii) the Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

In the event the Corporation, after the applicable Original Issue Date, amends any Options or Convertible Securities (whether such Options or Convertible Securities were outstanding on the applicable Original Issue Date or were issued after the applicable Original Issue Date) to increase the number of shares issuable thereunder or decrease the consideration to be paid upon exercise or conversion thereof, then such Options or Convertible Securities, as so amended, shall be deemed to have been issued after the applicable Original Issue Date and the provisions of this Subsection 4(d)(iii) shall apply.

(iv)      Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the applicable Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4(d)(iii), but excluding shares issued as a stock split or combination as provided in Subsection 4(e) or upon a dividend or distribution as provided in Subsection 4(f)) without consideration or for a consideration per share less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; provided that (i) for the purpose of this Subsection 4(d)(iv), all shares of Common Stock issuable upon exercise or conversion of Options or Convertible Securities outstanding immediately prior to such issue shall be deemed to be outstanding, and (ii) for the purpose of this Subsection 4(d)(iv), the number of shares of Common Stock deemed issuable upon conversion of such outstanding Convertible Securities shall not give effect to any adjustments to the conversion price or conversion rate of such Convertible Securities resulting from the issuance of Additional Shares of Common Stock that is the subject of this calculation.

(v)       Determination of Consideration. For purposes of this Subsection 4(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(A)      Cash and Property: Such consideration shall:

(I)        insofar as it consists of cash, be computed at the aggregate of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

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(II)       insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

(III)      in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (I) and (II) above, as determined in good faith by the Board of Directors.

(B)       Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4(d)(iii), relating to Options and Convertible Securities, shall be determined by dividing

(x)        the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(y)       the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(vi)      Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock which are comprised of shares of the same series or class of Convertible Securities, and such issuance dates occur within a period of no more than 120 days, then, upon the final such issuance, the Conversion Price shall be adjusted to give effect to all such issuances as if they occurred on the date of the final such issuance (and without giving effect to any adjustments as a result of such prior issuances within such period).

(e)       Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the applicable Original Issue Date effect a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. If the Corporation shall at any time or from time to time after the applicable Original Issue Date combine the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

(f)        Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time, or from time to time after the applicable Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to

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receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the applicable Conversion Price for a series of Preferred Stock then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the applicable Conversion Price then in effect by a fraction:

(1)       the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2)       the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price for the Preferred Stock shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price for the Preferred Stock shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions; and provided further, however, that no such adjustment shall be made if the holders of Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Preferred Stock had been converted into Common Stock on the date of such event.

(g)       Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the applicable Original Issue Date for the Series B Preferred shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of the Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that they would have received had the Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this paragraph with respect to the rights of the holders of the Preferred Stock; and provided further, however, that no such adjustment shall be made if the holders of Preferred Stock simultaneously receive a dividend or other distribution of such securities in an amount equal to the amount of such securities as they would have received if all outstanding shares of Preferred Stock had been converted into Common Stock on the date of such event.

(h)       Adjustment for Reclassification, Exchange, or Substitution. If the Common Stock issuable upon the conversion of the Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets

13

provided for below), then and in each such event the holder of each such share of Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable, upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

(i)        Adjustment for Merger or Reorganization etc. In case of any consolidation or merger of the Corporation with or into another corporation or the sale of all or substantially all of the assets of the Corporation to another corporation, each share of Preferred Stock, if any, remaining outstanding after such consolidation, merger or sale shall thereafter be convertible (or shall be converted into a security which shall be convertible) into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Preferred Stock would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 4 set forth with respect to the rights and interest thereafter of the holders of the Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Preferred Stock.

(j)        No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment.

(k)       Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price then in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of Preferred Stock.

(1)       Notice of Record Date. In the event:

(i)        that the Corporation declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Corporation;

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(ii)       that the Corporation subdivides or combines its outstanding shares of Common Stock;

(iii)      of any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Corporation into or with another corporation, or of the sale of all or substantially all of the assets of the Corporation; or

(iv)      of the involuntary or voluntary dissolution, liquidation or winding up of the Corporation:

then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Preferred Stock, and shall cause to be mailed to the holders of the Preferred Stock at their last addresses as shown on the records of the Corporation or such transfer agent, at least ten days prior to the date specified in (A) below or twenty days before the date specified in (B) below, a notice stating

(A)      the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

(B)       the date on which such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

5.         Mandatory Conversion.

(a)       Upon the earlier of (i) the closing of the sale of shares of Common Stock, at a price of at least $5.87 per share (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares), in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $10,000,000 of proceeds to the Corporation (net of the underwriting discounts or commissions and offering expenses) (ii) the date set forth in written notice to the Corporation from the holders of, in the case of the Series A Preferred, at least 75% of the then outstanding shares of Series A Preferred or, in the case of the Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred, at least a majority of the then outstanding shares of the Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred, as the case may be, (in each case, a “Mandatory Conversion Date”), all outstanding shares of such series of Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate, and all references herein to the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred, as applicable, shall be deleted and shall be of no further force or effect.

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(b)       All holders of record of shares of such series of Preferred Stock shall be given written notice of the Mandatory Conversion Date applicable to such series of Preferred Stock and the place designated for mandatory conversion of all such shares of Preferred Stock, pursuant to this Section 5. Such notice need not be given in advance of the occurrence of a Mandatory Conversion Date. Such notice shall be sent by first class or registered mail, postage prepaid, to each record holder of the applicable series of Preferred Stock at such holder’s address last shown on the records of the transfer agent for the Preferred Stock (or the records of the Corporation, if it serves as its own transfer agent). Upon receipt of such notice, each holder of shares of the applicable series of Preferred Stock shall surrender his or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section 5. On the Mandatory Conversion Date, all rights with respect to the applicable series of Preferred Stock so converted, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock) will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such series of Preferred Stock has been converted, and payment of any declared but unpaid dividends thereon. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his or its attorney duly authorized in writing. As soon as practicable after the Mandatory Conversion Date and the surrender of the certificate or certificates for the applicable series of Preferred Stock, the Corporation shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in Subsection 4(b) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

(c)       All certificates evidencing shares of the applicable series of Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the Mandatory Conversion Date, be deemed to have been retired and cancelled and the shares of Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. The Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized Preferred Stock accordingly.

5A.     Special Mandatory Conversion.

(a)       In the event that any holder of shares of Preferred Stock does not participate in a Qualified Financing (as defined below) by purchasing in the aggregate, in such Qualified Financing and within the time period specified by the Corporation (provided that the Corporation has given such holder at least ten (10) days written notice of the Qualified Financing), such holder’s Pro Rata Amount (as defined below), then effective upon, subject to, and concurrently with, the consummation of the Qualified Financing, the Applicable Portion of the shares of each series of Obligated Preferred (as defined below) held by such holder shall automatically, and without any further action on the part of such holder or the Corporation, be converted on a share-for-share basis into shares of a newly created series of Preferred Stock

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(such that affected shares or Series A Preferred Stock would be converted to one class of Preferred Stock, such as a Series A-1 Preferred Stock, affected shares of Series B Preferred Stock would be converted to another class of Preferred Stock, such as a Series B-1 Preferred Stock, and so on for other series of Obligated Preferred), with each such series of Preferred Stock having such number of shares as the Board of Directors may by resolution fix, which newly created series of Preferred Stock shall be identical in all respects to the series of Obligated Preferred from which such shares were converted except that the conversion price of such series shall be fixed at the Conversion Price applicable to such series of Obligated Preferred in effect immediately prior to the consummation of the Qualified Financing and shall not be subject to any further adjustment under Subsection 4(d)(iv) above and except that the terms of each new series of Preferred Stock may vary from the terms of the Obligated Preferred to the extent deemed necessary by the Board of Directors to accomplish the intent of this Section (such new series of Preferred Stock, the “New Preferred Stock”). the Board of Directors shall take all necessary actions to designate any such series of New Preferred Stock. For purposes of determining the number of shares of Preferred Stock owned by a holder, and for determining the number of Offered Securities a holder of Obligated Preferred has purchased in a Qualified Financing, all shares of Preferred Stock held by Affiliates of such holder shall be aggregated with such holder’s shares and all Offered Securities purchased by Affiliates of such holder shall be aggregated with the Offered Securities purchased by such holder (provided that no shares or securities shall be attributed to more than one entity or person within any such group of affiliated entities or persons). Upon such conversion (a “Special Mandatory Conversion”), any shares of Obligated Preferred so converted shall be cancelled and not subject to reissuance.

(b)       Upon a Special Mandatory Conversion, each holder of shares of Obligated Preferred converted pursuant to Subsection 5A(a) shall surrender his, her or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of New Preferred Stock to which such holder is entitled pursuant to this Section 5A and a new certificate for the number of shares, if any, of Series A Preferred Stock represented by such surrendered certificate and not converted pursuant to Subsection 5A(a). All rights with respect to the Obligated Preferred converted pursuant to Subsection 5A(a), including the rights, if any, to receive notices and vote (other than as a holder of New Preferred Stock), will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of New Preferred Stock into which such Obligated Preferred has been converted, and payment of any declared but unpaid dividends thereon. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. As soon as practicable after the Special Mandatory Conversion and the surrender of the certificate or certificates for Obligated Preferred so converted, the Corporation shall cause to be issued and delivered to such holder, or on his, her or its written order, a certificate or certificates for the number of shares of New Preferred Stock issuable on such conversion in accordance with the provisions hereof and a new certificate for the number of shares, if any, of Obligated Preferred represented by such surrendered certificate and not converted pursuant to Subsection 5A(a).

(c)       All certificates evidencing shares of Obligated Preferred which are required to be surrendered for conversion in accordance with the provisions hereof shall, from

17

and after the time of the Special Mandatory Conversion, be deemed to have been retired and cancelled, and the shares of Obligated Preferred converted pursuant to Subsection 5A(a) represented thereby shall, from and after the time of the Special Mandatory Conversion, be deemed to have been converted into New Preferred Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. The Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of each series of Obligated Preferred accordingly.

(d)       For purposes of this Section 5A, the following definitions shall apply:

(i)        “Affiliate” shall mean, with respect to any holder of shares of Obligated Preferred, any person, entity or firm which, directly or indirectly, controls, is controlled by or is under common control with such holder, including, without limitation, any entity of which the holder is a partner or member, any partner, officer, director, member or employee of such holder and any venture capital fund now or hereafter existing of which the holder is a partner or member which is controlled by or under common control with one or more general partners of such holder or shares the same management company with such holder.

(ii)       “Applicable Portion” shall mean, with respect to any holder of shares of a series of Obligated Preferred, a number of shares of that series of Obligated Preferred calculated by multiplying (A) the aggregate number of shares of Common Stock into which the shares of Preferred Stock held by such holder immediately prior to a Qualified Financing are convertible by (B) a fraction, the numerator of which is equal to the amount, if positive, by which such holder’s Pro Rata Amount exceeds the number of Offered Securities actually purchased by such holder in such Qualified Financing, and the denominator of which is equal to such holder’s Pro Rata Amount.

(iii)      “Obligated Preferred” shall mean each series of Preferred Stock for which shares are entitled to an adjustment of Conversion Price upon issuance of Additional Shares of Common Stock as a result of the Qualified Financing pursuant to Section 4(d)(iv) hereof.

(iv)      “Offered Securities” shall mean the equity securities of the Corporation set aside by the Board of Directors for purchase by holders of outstanding shares of Preferred Stock in connection with a Qualified Financing, and offered to such holders.

(v)       “Pro Rata Amount” shall mean, with respect to any holder of Obligated Preferred, the lesser of (a) a number of Offered Securities calculated by multiplying the aggregate number of Offered Securities by a fraction, the numerator of which is equal to the number of shares of Preferred Stock owned by such holder, and the denominator of which is equal to the aggregate number of outstanding shares of Preferred Stock, or (b) the maximum number of Offered Securities that such holder is permitted by the Corporation to purchase in such Qualified Financing, after giving effect to any cutbacks or limitations established by the Board of Directors and applied on a pro rata basis to all holders of Preferred Stock.

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(vi)      “Qualified Financing” shall mean any transaction involving the issuance or sale of equity securities of the Corporation after the Effective Date which would result in the reduction of the Conversion Price of any series of Preferred Stock pursuant to the terms of this Certificate of Incorporation (without giving effect to the operation of Subsection 4(d)(ii)(b) hereof), unless the holders of a majority of the Preferred Stock with Conversion Prices which would be reduced in the event such Qualified Financing was consummated elect otherwise by written notice given to the Corporation at least five (5) days prior to the consummation of the Qualified Financing; provided that, a series of closings of a financing of a single class of capital stock as scheduled in the initial purchase agreement for such financing shall constitute a single transaction and therefore a single Qualified Financing so long as the last of such closings occurs within a three (3) month period of the first of such closings for the same financing.

6.         Redemption.

(a)       The Corporation will, subject to the conditions set forth below, on September 1, 2007, September 1, 2008 and September 1, 2009 (each, a “Mandatory Redemption Date”), upon receipt not less than 30 nor more than 120 days prior to the applicable Mandatory Redemption Date of written request(s) for redemption from, in the case of the Series A Preferred, holders of at least a majority of the shares of Series A Preferred then outstanding, or in the case of the Series B Preferred, at least a majority of the Series B Preferred then outstanding, or in the case of the Series C Preferred, at least a majority of the Series C Preferred then outstanding, or in the case of the Series D Preferred, at least a majority of the Series D Preferred then outstanding, or in the case of the Series E Preferred, at least a majority of the Series E Preferred then outstanding (each a “Redemption Request”), redeem from each holder of shares of such series of Preferred Stock, at a price equal to the Original Purchase Price Per Share (subject to appropriate adjustment in the event of any dividend, stock split, combination or other similar recapitalization affecting such shares), plus, in the case of the Series E Preferred only, any accrued but unpaid dividends (whether or not declared) on the Series E Preferred and, in the case of the Series D Preferred only, any accrued but unpaid dividends (whether or not declared) on the Series D Preferred and, in the case of the Series C Preferred only, any accrued, but unpaid dividends (whether or not declared) on the Series C Preferred and, in the case of the Series B Preferred only, any accrued but unpaid dividends (whether or not declared) on the Series B Preferred and, in the case of the Series A Preferred only, an amount equal to 8% per annum thereon from the date of original issuance (the “Mandatory Redemption Price”), the following respective portions of the number of shares of the applicable series of Preferred Stock held by such holder set forth opposite the applicable Mandatory Redemption Date:

Mandatory Redemption Date	Portion of then Outstanding Shares of Preferred Stock
September 1, 2007	33 1/3%
September 1, 2008	50%
September 1, 2009	All shares then held

The Corporation shall provide notice of its redemption obligations under this Section 6, by first class or registered mail, postage prepaid, to each holder of record of Preferred Stock at the address for such holder last shown on the records of the transfer agent therefor (or the records of the Corporation, if it serves as its own transfer agent), not less than 120 nor more than 180 days

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prior to the applicable Mandatory Redemption Date. The Corporation shall provide notice of any Redemption Request, specifying the time and place of redemption and the Mandatory Redemption Price, by first class or registered mail, postage prepaid, to each holder of record of the applicable series of Preferred Stock at the address for such holder last shown on the records of the transfer agent therefor (or the records of the Corporation, if it serves as its own transfer agent), not less than 20 days prior to the Mandatory Redemption Date.

(b)       If the funds of the Corporation legally available for redemption of Preferred Stock on any Mandatory Redemption Date are insufficient to redeem the number of shares of Preferred Stock required under this Section 6 to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares of Preferred Stock ratably on the basis of the number of shares of Preferred Stock which would be redeemed on such date if the funds of the Corporation legally available therefore had been sufficient to redeem all shares of Preferred Stock required to be redeemed on such date. At any time thereafter when additional funds of the Corporation become legally available for the redemption of Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem, to the extent of the available funds, the balance of the shares which the Corporation was theretofore obligated to redeem.

(c)       Unless there shall have been a default in payment of the Mandatory Redemption Price, on such Mandatory Redemption Date all rights of each holder of shares of the applicable series of Preferred Stock as a stockholder of the Corporation by reason of the ownership of such shares will cease, except the right to receive the Mandatory Redemption Price for such shares, without interest, upon presentation and surrender of the certificate representing such shares, and such shares will not from and after such Mandatory Redemption Date be deemed to be outstanding.

(d)       Any Preferred Stock redeemed pursuant to this Section 6 will be cancelled and will not under any circumstances be reissued, sold or transferred and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of the applicable series of Preferred Stock accordingly.

7.         Negative Covenants.

(a)       So long as at least, in the case of the rights under this Section 7(a) of the Series A Preferred, 2,500,000 shares of Series A Preferred or, in the case of the rights under this Section 7(a) of the Series B Preferred, 1,150,000 shares of the Series B Preferred or, in the case of the rights under this Section 7(a) of the Series C Preferred, 2,000,000 shares of the Series C Preferred or, in the case of the rights under this Section 7(a) of the Series D Preferred, 2,000,000 shares of the Series D Preferred or, in the case of the rights under this Section 7(a) of the Series E Preferred, 650,000 shares of the Series E Preferred (in each case, subject to appropriate adjustment in the event of any dividend, stock split, combination or other similar recapitalization affecting such shares) are outstanding (or such lesser number of shares of such series of Preferred Stock as are then outstanding if the Corporation has, prior to such time, failed to redeem shares of such series of Preferred Stock when such redemption was due in accordance with Section 6 above), the Corporation shall not, without the prior written consent of the holders of (i) in the case of the Series A Preferred, at least a majority of the then outstanding shares of

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Series A Preferred (or in the case of an amendment to Section 5(a)(ii) above, 75% of the then outstanding shares of Series A Preferred), (ii) in the case of the Series B Preferred, at least a majority of the then outstanding shares of Series B Preferred, (iii) in the case of the Series C Preferred, at least a majority of the then outstanding shares of Series C Preferred, (iv) in the case of the Series D Preferred, at least a majority of the then outstanding shares of Series D Preferred and (v) in the case of the Series E Preferred, at least a majority of the then outstanding shares of Series E Preferred:

(i)        adopt any amendment to the Corporation’s Certificate of Incorporation adversely affecting such series of Preferred Stock, excluding any amendments required for the Corporation to implement Section 5A hereof;

(ii)       amend the Corporation’s By-laws in a manner adverse to the holders of such series of Preferred Stock;

(iii)      declare or pay any dividends on Common Stock other than dividends payable solely in Common Stock;

(iv)      redeem or repurchase any shares of its capital stock, other such series of Preferred Stock or pursuant to agreements with employees, officers, directors, consultants or advisors approved by the Board of Directors;

(v)       liquidate, dissolve or wind-up the Corporation;

(vi)      make (or permit any subsidiary to make) any loan or advance to any person, including without limitation, any employee or director of the Corporation or any subsidiary, except (A) advances and similar expenditures in the ordinary course of business or (B) as approved by the Board of Directors; or

(vii)     (A) merge with or into or consolidate with any other corporation (other than a merger of consolidation in which the stockholders of the Corporation immediately prior thereto own at least 80% of the outstanding voting stock of the surviving or acquiring corporation), (B) sell or lease all or substantially all, or a Significant Portion (as defined below), of its properties or assets (for this purpose, “Significant Portion” shall mean properties or assets (regardless of whether such properties or assets are reflected on the Corporation’s balance sheet) with a fair market value equal to more than 35% of the book value of the Corporation’s total properties or assets as of the end of the most recent fiscal quarter and “sell or lease” shall not include a bona fide pledge of assets, or foreclosure thereon), or (C) acquire all or substantially all of the properties or assets of any other corporation or entity (except for consideration of less than 10% of the Corporation’s consolidated net worth as of the end of the prior fiscal quarter).

(b)       So long as at least 1,150,000 shares of Series B Preferred (subject to appropriate adjustment in the event of any dividend, stock split, combination or other similar recapitalization affecting such shares) are outstanding (or such lesser number of shares of Series B Preferred as are then outstanding if the Corporation has, prior to such time, failed to redeem shares of Series B Preferred when such redemption was due in accordance with Section 6 above), the Corporation shall not, without the prior written consent of the holders of at least a majority of the then outstanding shares of Series B Preferred, reclassify any Common Stock, or establish any

21

other class or classes of stock of equal or superior priority to that of the Series B Preferred or create or authorize any additional shares of Series B Preferred.

(c)       So long as at least 2,000,000 shares of Series C Preferred (subject to appropriate adjustment in the event of any dividend, stock split, combination or other similar recapitalization affecting such shares) are outstanding (or such lesser number of shares of Series C Preferred as are then outstanding if the Corporation has, prior to such time, failed to redeem shares of Series C Preferred when such redemption was due in accordance with Section 6 above), the Corporation shall not, without the prior written consent of the holders of at least a majority of the then outstanding shares of Series C Preferred, reclassify any Common Stock, or establish any other class or classes of stock of equal or superior priority to that of the Series C Preferred or create or authorize any additional shares of Series C Preferred.

(d)       So long as at least 2,000,000 shares of Series D Preferred (subject to appropriate adjustment in the event of any dividend, stock split, combination or other similar recapitalization affecting such shares) are outstanding (or such lesser number of shares of Series D Preferred as are then outstanding if the Corporation has, prior to such time, failed to redeem shares of Series D Preferred when such redemption was due in accordance with Section 6 above), the Corporation shall not, without the prior written consent of the holders of at least a majority of the then outstanding shares of Series D Preferred, reclassify any Common Stock, or establish any other class or classes of stock of equal or superior priority to that of the Series D Preferred or create or authorize any additional shares of Series D Preferred.

(e)       So long as at least 650,000 shares of Series E Preferred (subject to appropriate adjustment in the event of any dividend, stock split, combination or other similar recapitalization affecting such shares) are outstanding (or such lesser number of shares of Series E Preferred as are then outstanding if the Corporation has, prior to such time, failed to redeem shares of Series E Preferred when such redemption was due in accordance with Section 6 above), the Corporation shall not, without the prior written consent of the holders of at least a majority of the then outstanding shares of Series E Preferred, reclassify any Common Stock, or establish any other class or classes of stock of equal or superior priority to that of the Series E Preferred or create or authorize any additional shares of Series E Preferred.

8.         Waiver. Any of the rights of the holders of Series A Preferred set forth herein may be waived by the affirmative vote of the holders of at least a majority of the shares of Series A Preferred then outstanding. Any of the rights of the holders of Series B Preferred set forth herein may be waived by the affirmative vote of the holders of at least a majority of the shares of Series B Preferred then outstanding. Any of the rights of the holders of Series C Preferred set forth herein may be waived by the affirmative vote of the holders of at least a majority of the shares of Series C Preferred then outstanding. Any of the rights of the holders of Series D Preferred set forth herein may be waived by the affirmative vote of the holders of at least a majority of the shares of Series D Preferred then outstanding. Any of the rights of the holders of Series E Preferred set forth herein may be waived by the affirmative vote of the holders of at least a majority of the shares of Series E Preferred then outstanding.

[Signature Page to Follow]

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President this 12th day of May 2005.

STARENT NETWORKS, CORP.

By:	/s/ Ashraf M. Dahod
Ashraf M. Dahod President

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State of Delaware Secretary of State Division of Corporations Delivered 10:27 PM 09/15/2005 FILED 09:52 PM O9/15/2005 SRV 050738901 -3271954 FILE

CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION
OF
STARENT NETWORKS, CORP.

Pursuant to Section 242
of the General Corporation Law of
the State of Delaware

Starent Networks, Corp. (hereinafter called the “Corporation”), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

At a meeting of the Board of Directors of the Corporation, a resolution was duly adopted, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment by written consent in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware, and written notice of such consent has been given to all stockholders who have not consented in writing to said amendment. The resolution setting forth the amendment is as follows:

RESOLVED:	That Article FOURTH of the Certificate of Incorporation of the Corporation be and hereby is deleted in its entirety and the following Article FOURTH is inserted in lieu thereof:

FOURTH:

The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 120,000,000 shares of Common Stock, $.001 par value per share (“Common Stock”) and (ii) 64,587,861 shares of Preferred Stock, $.01 par value per share (“Preferred Stock”).

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.       COMMON STOCK.

1.         General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

2.         Voting. The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting.

The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware.

3.         Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefore as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

4.         Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

B.        PREFERRED STOCK.

The Corporation hereby creates and designates the following four series of Preferred Stock: (i) Series A Convertible Preferred Stock: 11,277,777 shares of the Corporation’s Preferred Stock, par value $0.01 per share, shall be designated as the Series A Convertible Preferred Stock (“Series A Preferred”); (ii) Series B Convertible Preferred Stock: 11,768,968 shares of the Corporation’s Preferred Stock, par value $0.01 per share, shall be designated as the Series B Convertible Preferred Stock (“Series B Preferred”); (iii) Series C Convertible Preferred Stock: 19,658,120 shares of the Corporation’s Preferred Stock, par value $0.01 per share, shall be designated as the Series C Convertible Preferred Stock (“Series C Preferred”) (iv) Series D Convertible Preferred Stock: 15,746,120 shares of the Corporation’s Preferred Stock, par value $0.01 per share, shall be designated as the Series D Convertible Preferred Stock (“Series D Preferred”) and (v) Series E Convertible Preferred Stock: 6,136,876 shares of the Corporation’s Preferred Stock, par value $0.01 per share, shall be designated as the Series E Convertible Preferred Stock (“Series E Preferred”).

The original purchase price per share (“Original Purchase Price Per Share”) for each share of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred is as follows: (i) Series A Preferred: $.90; (ii) Series B Preferred: $ 1.86932277; (iii) Series C Preferred: $1.17, (iv) Series D Preferred: $1.6956559 and (v) Series E Preferred: $2.933088.

The term “Preferred Stock” as used herein without reference to the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and/or Series E Preferred shall mean the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred, share for share alike and without distinction as to series, except as otherwise expressly provided.

Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law or by the terms of any series of Preferred Stock. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, special voting rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of Delaware. Without limiting the generality of the foregoing, but subject to the provisions of Section 7, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. Except as otherwise specifically provided in this Certificate of Incorporation, as amended from time to time, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

The Preferred Stock shall have the following rights, preferences, powers, privileges and restrictions, qualifications and limitations:

1.         Dividends.

(a)       The holders of Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred shall be entitled to receive dividends (when, as and if declared by the Board of Directors of the Corporation) out of any assets legally available therefor, prior and in preference to any declaration of or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive directly or indirectly additional shares of Common Stock) on the Common Stock of the Corporation at a rate equal to 8% per annum of the applicable original purchase price per share actually paid to the Corporation by purchasers of such series of Preferred Stock from the later of (A) the date on which each share is first issued or (B) the date of the most recent dividend to such series of Preferred Stock under this paragraph l(a). If a dividend is declared on any other class or series of capital stock of the Corporation that is greater on a per share and as converted basis than such 8% per annum dividend, such greater dividend shall be paid to the Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred in lieu of the 8% per annum dividend. Such 8% dividends on the Series D Preferred, Series C Preferred, Series D Preferred and Series E Preferred shall accrue whether or not declared and shall be cumulative. The Corporation shall not declare or pay any dividends or distributions (as defined below) on shares of Common Stock until the holders of the Preferred Stock then outstanding shall have first received, or simultaneously receive, a like distribution on each outstanding share of Preferred Stock, in an amount at least equal to the product of (i) the per share amount, if any, of the dividends or distributions to be declared, paid or set aside for the Common Stock, multiplied by (ii) the number of whole shares of Common Stock into which such share of Preferred Stock is convertible as of the record date for such dividend or distribution.

(b)       For purposes of this Section 1, “distribution” shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable other than in Common Stock or other securities of the Corporation, or the purchase or redemption of shares of the Corporation (other than repurchases of Common Stock held by employees or directors of, or consultants to, the Corporation upon termination of their employment or services pursuant to agreements approved by the Board of Directors providing for such repurchase) for cash or property, including any such transfer, purchase or redemption by a subsidiary of the Corporation.

2.         Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

(a)       In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Preferred Stock then outstanding shall be entitled to be paid pro rata on a pari passu basis out of the assets of the Corporation legally available for distribution to its stockholders, but before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, (i) in the case of the Series A Preferred, an amount equal to $0.90 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) plus any dividends declared but unpaid on such shares of Series A Preferred, (ii) in the case of the Series B Preferred, an amount equal to $1.86932277 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) plus any dividends accrued but unpaid on such shares of Series B Preferred, (iii) in the case of the Series C Preferred, an amount equal to $1.17 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) plus any dividends accrued but unpaid on such shares of Series C Preferred, (iv) in the case of the Series D Preferred, an amount equal to $1.6956559 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) plus any dividends accrued but unpaid on such shares of Series D Preferred and (v) in the case of the Series E Preferred, an amount equal to $2.933088 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) plus any dividends accrued but unpaid on such shares of Series E Preferred. If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Preferred Stock the full amount to which they shall be entitled, the holders of shares of Preferred Stock and any class or series of stock ranking on liquidation on a parity with the Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

(b)       After the payment of all preferential amounts required to be paid to the holders of any class or series of stock of the Corporation ranking on liquidation prior to and in preference to the Common Stock, upon the dissolution, liquidation or winding up of the Corporation, the remaining assets and funds of the Corporation legally available for distribution to its stockholders shall be distributed ratably among the holders of shares of Common Stock and Preferred Stock (giving effect, for this purpose, to the assumed conversion of the Preferred Stock into Common Stock); provided that the holders of shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred shall only share in the distribution of any such assets and funds of the Corporation legally available for distribution to its stockholders up to their pro rata portion (i) in the case of the Series A Preferred, of any such assets or funds up to an aggregate of $75,000,000 (and for no assets or funds in excess thereof) legally available for distribution among all holders of Common Stock or Preferred Stock and - paid to all such holders pursuant to paragraphs 2(a) and 2(b) of this Section B, (ii) in the case of the Series B Preferred, of any such assets or funds up to an aggregate of $195,000,000 (and for no assets or funds in excess thereof) legally available for distribution among all holders of Common Stock or Preferred Stock and paid to all such holders pursuant to paragraphs 2(a) and 2(b) of this Section B, (iii) in the case of the Series C Preferred, of any such assets or funds up to an aggregate of $195,000,000 (and for no assets or funds in excess thereof) legally available for distribution among all holders of Common Stock or Preferred Stock and paid to all such holders pursuant to paragraphs 2(a) and 2(b) of this Section B, (iv) in the case of the Series D Preferred, of any such assets or funds up to an aggregate of $195,000,000 (and for no assets or funds in excess thereof) legally available for distribution among all holders of Common Stock or Preferred Stock and paid to all such holders pursuant to paragraphs 2(a) and 2(b) of this Section B and (v) in the case of the Series E Preferred, of any such assets or finds up to an aggregate of $275,000,000 (and for no assets or funds in excess thereof) legally available for distribution among all holders of Common Stock or Preferred Stock and paid to all such holders pursuant to paragraphs 2(a) and 2(b) of this Section B. For the purposes of this paragraph 2(b), the amount legally available for distribution to holders of capital stock of the Corporation shall include amounts subject to outstanding options and warrants (less the applicable exercise price thereof) at the time of the liquidation or deemed liquidation and shall also include any payments to holders of Preferred Stock pursuant to paragraph 2(a) above.

(c)       Any (i) merger or consolidation which results in the voting securities of the Corporation outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than a majority of the combined voting power of the voting securities of the Corporation or such surviving or acquiring entity outstanding immediately after such merger or consolidation, (ii) sale of all or substantially all of the assets of the Corporation or (iii) sale of shares of capital stock of the Corporation, in a single transaction or series of related transactions, representing over 50% of the voting power of the voting securities of the Corporation, shall be deemed to be a liquidation of the Corporation, and all consideration payable to the stockholders of the Corporation (in the case of a merger or consolidation), or all consideration payable to the Corporation (net of obligations owed by the Corporation), together with all other available assets of the Corporation (in the case of an asset sale), shall be distributed to the holders of capital stock of the Corporation in accordance with Subsections 2(a) and 2(b) above. The Corporation shall promptly provide to the holders of shares of Preferred Stock such information concerning the terms of such merger, consolidation or asset sale and the value of the assets of the Corporation as may reasonably be requested by the holders of Preferred Stock. If applicable, the Corporation shall cause the agreement or plan of merger or consolidation to provide for a rate at which the shares of capital stock of the Corporation are converted into or exchanged for cash, new securities or other property which gives effect to this provision. The amount deemed distributed to the holders of Preferred Stock upon any such merger or consolidation shall be the cash or the value of the property, rights or securities distributed to such holders by the Corporation and/or by the acquiring person, firm or other entity. The value of such property, rights or other securities shall be determined in good faith by the Board of Directors of the Corporation.

3.         Voting.

(a)       Each holder of outstanding shares of Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held by such holder are convertible (as adjusted from time to time pursuant to Section 4 hereof) as of the record date, at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Except as provided by law or by the provisions of Section 3(b) or Section 7 below or by the provisions establishing any other series of stock, holders of Preferred Stock and of any other outstanding series of stock shall vote together with the holders of Common Stock as a single class.

(b)       For so long as at least 2,500,000 shares of Series A Preferred (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares) are outstanding (or such lesser number of shares of Series A Preferred as are then outstanding if the Corporation has, prior to such time, failed to redeem shares of Series A Preferred when such redemption was due in accordance with Section 6 below), the holders of record of the shares of Series A Preferred, exclusively and as a separate class, shall be entitled to elect two members of the Board of Directors of the Corporation. At any meeting held for the purpose of electing directors, the presence in person or by proxy of the holders of a majority of the shares of Series A Preferred then outstanding shall constitute a quorum of the Series A Preferred for the purpose of electing directors by holders of the Series A Preferred. A vacancy in any directorship filled by the holders of Series A Preferred shall be filled only by vote or written consent in lieu of a meeting of the holders of the Series A Preferred.

(c)       For so long as at least 1,150,000 shares of Series B Preferred (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares) are outstanding (or such lesser number of shares of Series B Preferred as are then outstanding if the Corporation has, prior to such time, failed to redeem shares of Series B Preferred when such redemption was due in accordance with Section 6 below), the holders of record of the shares of Series B Preferred, exclusively and as a separate class, shall be entitled to elect one member of the Board of Directors of the Corporation. At any meeting held for the purpose of electing directors, the presence in person or by proxy of the holders of a majority of the shares of Series B Preferred then outstanding shall constitute a quorum of the Series B Preferred for the purpose of electing directors by holders of the Series B Preferred. A vacancy in any directorship filled by the holders of Series B Preferred shall be filled only by vote or written consent in lieu of a meeting of the holders of the Series B Preferred.

4.         Optional Conversion. The holders of the Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(a)       Right to Convert. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the applicable Original Purchase Price Per Share (as defined in the second paragraph of this Section B) by the Conversion Price (as defined below) in effect at the time of conversion. The “Conversion Price” shall initially be the applicable Original Purchase Price Per Share; provided, however, that in the case of the Series B Preferred, the Conversion Price shall be $1.6160872. Such Conversion Price, and the rate at which shares of Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

In the event of a notice of redemption of any shares of Preferred Stock pursuant to Section 6 hereof, the Conversion Right of the shares designated for redemption shall terminate at the close of business on the first full day preceding the date fixed for redemption, unless the redemption price is not paid when due, in which case the Conversion Right for such shares shall continue until such price is paid in full. In the event of a liquidation of the Corporation (or deemed liquidation under Section 2(c) hereof), the Conversion Right shall terminate at the close of business on the first full business day preceding the date fixed for the payment of any amounts distributable on liquidation (or deemed liquidation under Section 2(c) hereof) to the holders of Preferred Stock.

(b)       Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price.

(c)       Mechanics of Conversion.

(i)        In order for a holder of Preferred Stock to convert shares of Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Preferred Stock, at the office of the transfer agent for the Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Preferred Stock represented by such certificate or certificates. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date (“Conversion Date”). The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder of Preferred Stock, or to his or its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share.

(ii)       The Corporation shall, at all times when the Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Stock. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

(iii)      Upon any such conversion, no adjustment to the Conversion Price shall be made for any declared but unpaid dividends on the Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

(iv)      All shares of Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and payment of any dividends declared but unpaid thereon. Any shares of Preferred Stock so converted shall be retired and cancelled and shall not be reissued, and the Corporation (without the need for stockholder action) may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of the applicable series of Preferred Stock accordingly.

(v)       The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

(d)       Adjustments to Conversion Price for Diluting Issues:

(i)        Special Definitions. For purposes of this Subsection 4(d), the following definitions shall apply:

(A)      “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(B)       “Original Issue Date” shall mean the date on which a share of Series E Preferred, was first issued.

(C)       “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock.

(D)       “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Subsection 4(d)(iii) below, deemed to be issued) by the Corporation after the applicable Original Issue Date, other than:

(I)        shares of Common Stock issued or issuable as a dividend or other distribution on Preferred Stock;

(II)       shares of Common Stock issued or issuable by reason of a dividend or other distribution on shares of Common Stock that is covered by Subsection 4(e) or 4(f) below;

(III)      shares of Common Stock issued or issuable upon conversion of shares of Preferred Stock;

(IV)      up to 19,825,206 shares of Common Stock (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares), plus such additional number of shares as may be approved by a majority of the non-employee members of the Board of Directors of the Corporation, including those designated by the holders of Preferred Stock, issued or issuable to employees or directors of, or consultants to, the Corporation; and

(V)       shares of Common Stock issued to equipment lessors and commercial lenders, as approved by a majority of the non-employee members of the Board of Directors of the Corporation.

(ii)       No Adjustment of Conversion Price. No adjustment in the number of shares of Common Stock into which the Preferred Stock is convertible shall be made (a) unless the consideration per share (determined pursuant to Subsection 4(d)(v)) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the applicable Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Shares, or (b) if prior to or within 60 days subsequent to such issuance, the Corporation receives written notice from the holders of at least a majority of the then outstanding shares of Preferred Stock, agreeing that no such adjustment shall be made as the result of the issuance of Additional Shares of Common Stock.

(iii)      Issue of Securities Deemed Issue of Additional Shares of Common Stock. If the Corporation at any time or from time to time after the applicable Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Subsection 4(d)(v) hereof) of such Additional Shares of Common Stock would be less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

(A)      No further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

(B)       If such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

(C)       Upon the expiration or termination of any unexercised Option, the Conversion Price shall not be readjusted, but the Additional Shares of Common Stock deemed issued as the result of the original issue of such Option shall not be deemed issued for the purposes of any subsequent adjustment of the Conversion Price;

(D)       In the event of any change in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any Option or Convertible Security, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Conversion Price then in effect shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment which was made upon the issuance of such Option or Convertible Security not exercised or converted prior to such change been made upon the basis of such change; and

(E)       No readjustment pursuant to clause (B) or (D) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price on the original adjustment date, or (ii) the Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

In the event the Corporation, after the applicable Original Issue Date, amends any Options or Convertible Securities (whether such Options or Convertible Securities were outstanding on the applicable Original Issue Date or were issued after the applicable Original Issue Date) to increase the number of shares issuable thereunder or decrease the consideration to be paid upon exercise or conversion thereof, then such Options or Convertible Securities, as so amended, shall be deemed to have been issued after the applicable Original Issue Date and the provisions of this Subsection 4(d)(iii) shall apply.

(iv)      Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the applicable Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4(d)(iii), but excluding shares issued as a stock split or combination as provided in Subsection 4(e) or upon a dividend or distribution as provided in Subsection 4(f)), without consideration or for a consideration per share less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; provided that, (i) for the purpose of this Subsection 4(d)(iv), all shares of Common Stock issuable upon exercise or conversion of Options or Convertible Securities outstanding immediately prior to such issue shall be deemed to be outstanding, and (ii) for the purpose of this Subsection 4(d)(iv), the number of shares of Common Stock deemed issuable upon conversion of such outstanding Convertible Securities shall not give effect to any adjustments to the conversion price or conversion rate of such Convertible Securities resulting from the issuance of Additional Shares of Common Stock that is the subject of this calculation.

(v)       Determination of Consideration. For purposes of this Subsection 4(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(A)      Cash and Property: Such consideration shall:

(I)        insofar as it consists of cash, be computed at the aggregate of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(II)       insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

(III)      in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (I) and (II) above, as determined in good faith by the Board of Directors.

(B)       Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4(d)(iii), relating to Options and Convertible Securities, shall be determined by dividing

(x)        the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(y)       the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(vi)      Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock which are comprised of shares of the same series or class of Convertible Securities, and such issuance dates occur within a period of no more than 120 days, then, upon the final such issuance, the Conversion Price shall be adjusted to give effect to all such issuances as if they occurred on the date of the final such issuance (and without giving effect to any adjustments as a result of such prior issuances within such period).

(e)       Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the applicable Original Issue Date effect a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. If the Corporation shall at any time or from time to time after the applicable Original Issue Date combine the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

(f)        Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time, or from time to time after the applicable Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the applicable Conversion Price for a series of Preferred Stock then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the applicable Conversion Price then in effect by a fraction:

(1)       the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2)       the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price for the Preferred Stock shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price for the Preferred Stock shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions; and provided further, however, that no such adjustment shall be made if the holders of Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Preferred Stock had been converted into Common Stock on the date of such event.

(g)       Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the applicable Original Issue Date for the Series B Preferred shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of the Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that they would have received had the Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this paragraph with respect to the rights of the holders of the Preferred Stock; and provided further, however, that no such adjustment shall be made if the holders of Preferred Stock simultaneously receive a dividend or other distribution of such securities in an amount equal to the amount of such securities as they would have received if all outstanding shares of Preferred Stock had been converted into Common Stock on the date of such event.

(h)       Adjustment for Reclassification, Exchange, or Substitution. If the Common Stock issuable upon the conversion of the Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for below), then and in each such event the holder of each such share of Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable, upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

(i)        Adjustment for Merger or Reorganization, etc. In case of any consolidation or merger of the Corporation with or into another corporation or the sale of all or substantially all of the assets of the Corporation to another corporation, each share of Preferred Stock, if any, remaining outstanding after such consolidation, merger or sale shall thereafter be convertible (or shall be converted into a security which shall be convertible) into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Preferred Stock would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 4 set forth with respect to the rights and interest thereafter of the holders of the Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Preferred Stock.

(j)        No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment.

(k)       Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price then in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of Preferred Stock.

(l)        Notice of Record Date. In the event:

(i)        that the Corporation declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Corporation;

(ii)       that the Corporation subdivides or combines its outstanding shares of Common Stock;

(iii)      of any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Corporation into or with another corporation, or of the sale of all or substantially all of the assets of the Corporation; or

(iv)      of the involuntary or voluntary dissolution, liquidation or winding up of the Corporation; then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Preferred Stock, and shall cause to be mailed to the holders of the Preferred Stock at their last addresses as shown on the records of the Corporation or such transfer agent, at least ten days prior to the date specified in (A) below or twenty days before the date specified in (B) below, a notice stating

(A)      the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

(B)       the date on which such classification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such classification, consolidation, merger, sale, dissolution or winding up.

5.         Mandatory Conversion.

(a)       Upon the earlier of (i) the closing of the sale of shares of Common Stock, at a price of at least $5.87 per share (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares), in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $10,000,000 of proceeds to the Corporation (net of the underwriting discounts or commissions and offering expenses) (ii) the date set forth in written notice to the Corporation from the holders of, in the case of the Series A Preferred, at least 75% of the then outstanding shares of Series A Preferred or, in the case of the Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred, at least a majority of the then outstanding shares of the Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred, as the case may be, (in each case, a “Mandatory Conversion Date”), all outstanding shares of such series of Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate, and all references herein to the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred, as applicable, shall be deleted and shall be of no further force or effect.

(b)       All holders of record of shares of such series of Preferred Stock shall be given written notice of the Mandatory Conversion Date applicable to such series of Preferred Stock and the place designated for mandatory conversion of all such shares of Preferred Stock, pursuant to this Section 5. Such notice need not be given in advance of the occurrence of a Mandatory Conversion Date. Such notice shall be sent by first class or registered mail, postage prepaid, to each record holder of the applicable series of Preferred Stock at such holder’s address last shown on the records of the transfer agent for the Preferred Stock (or the records of the Corporation, if it serves as its own transfer agent). Upon receipt of such notice, each holder of shares of the applicable series of Preferred Stock shall surrender his or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section 5. On the Mandatory Conversion Date, all rights with respect to the applicable series of Preferred Stock so converted, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock) will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such series of Preferred Stock has been converted, and payment of any declared but unpaid dividends thereon. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his or its attorney duly authorized in writing. As soon as practicable after the Mandatory Conversion Date and the surrender of the certificate or certificates for the applicable series of Preferred Stock, the Corporation shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in Subsection 4(b) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

(c)       All certificates evidencing shares of the applicable series of Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the Mandatory Conversion Date, be deemed to have been retired and cancelled and the shares of Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. The Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized Preferred Stock accordingly.

5A.     Special Mandatory Conversion.

(a)       In the event that any holder of shares of Preferred Stock does not participate in a Qualified Financing (as defined below) by purchasing in the aggregate, in such Qualified Financing and within the time period specified by the Corporation (provided that the Corporation has given such holder at least ten (10) days written notice of the Qualified Financing), such holder’s Pro Rata Amount (as defined below), then effective upon, subject to, and concurrently with, the consummation of the Qualified Financing, the Applicable Portion of the shares of each series of Obligated Preferred (as defined below) held by such holder shall automatically, and without any further action on the part of such holder or the Corporation, be converted on a share-for-share basis into shares of a newly created series of Preferred Stock (such that affected shares of Series A Preferred Stock would be converted to one class of Preferred Stock, such as a Series A-1 Preferred Stock, affected shares of Series B Preferred Stock would be converted to another class of Preferred Stock, such as a Series B-1 Preferred Stock, and so on for other series of Obligated Preferred), with each such series of Preferred Stock having such number of shares as the Board of Directors may by resolution fix, which newly created series of Preferred Stock shall be identical in all respects to the series of Obligated

Preferred from which such shares were converted except that the conversion price of such series shall be fixed at the Conversion Price applicable to such series of Obligated Preferred in effect immediately prior to the consummation of the Qualified Financing and shall not be subject to any further adjustment under Subsection 4(d)(iv) above and except that the terms of each new series of Preferred Stock may vary from the terms of the Obligated Preferred to the extent deemed necessary by the Board of Directors to accomplish the intent of this Section (such new series of Preferred Stock, the “New Preferred Stock”). The Board of Directors shall take all necessary actions to designate any such series of New Preferred Stock. For purposes of determining the number of shares of Preferred Stock owned by a holder, and for determining the number of Offered Securities a holder of Obligated Preferred has purchased in a Qualified Financing, all shares of Preferred Stock held by Affiliates of such holder shall be aggregated with such holder’s shares and all Offered Securities purchased by Affiliates of such holder shall be aggregated with the Offered Securities purchased by such holder (provided that no shares or securities shall be attributed to more than one entity or person within any such group of affiliated entities or persons). Upon such conversion (a “Special Mandatory Conversion”), any shares of Obligated Preferred so converted shall be cancelled and not subject to reissuance.

(b)       Upon a Special Mandatory Conversion, each holder of shares of Obligated Preferred converted pursuant to Subsection 5A(a) shall surrender his, her or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of New Preferred Stock to which such holder is entitled pursuant to this Section 5A and a new certificate for the number of shares, if any, of Series A Preferred Stock represented by such surrendered certificate and not converted pursuant to Subsection 5A(a). All rights with respect to the Obligated Preferred converted pursuant to Subsection 5A(a), including the rights, if any, to receive notices and vote (other than as a holder of New Preferred Stock), will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of New Preferred Stock into which such Obligated Preferred has been converted, and payment of any declared but unpaid dividends thereon. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. As soon as practicable after the Special Mandatory Conversion and the surrender of the certificate or certificates for Obligated Preferred so converted, the Corporation shall cause to be issued and delivered to such holder, or on his, her or its written order, a certificate or certificates for the number of shares of New Preferred Stock issuable on such conversion in accordance with the provisions hereof and a new certificate for the number of shares, if any, of Obligated Preferred represented by such surrendered certificate and not converted pursuant to Subsection 5A(a).

(c)       All certificates evidencing shares of Obligated Preferred which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the time of the Special Mandatory Conversion, be deemed to have been retired and cancelled, and the shares of Obligated Preferred converted pursuant to Subsection 5A(a) represented thereby shall, from and after the time of the Special Mandatory Conversion, be deemed to have been converted into New Preferred Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. The Corporation may thereafter take such appropriate action (without the need for stockholder action)

as may be necessary to reduce the authorized number of shares of each series of Obligated Preferred accordingly.

(d)       For purposes of this Section 5A, the following definitions shall apply:

(i)        “Affiliate” shall mean, with respect to any holder of shares of Obligated Preferred, any person, entity or firm which, directly or indirectly, controls, is controlled by or is under common control with such holder, including, without limitation, any entity of which the holder is a partner or member, any partner, officer, director, member or employee of such holder and any venture capital fond now or hereafter existing of which the holder is a partner or member which is controlled by or under common control with one or more general partners of such holder or shares the same management company with such holder.

(ii)       “Applicable Portion” shall mean, with respect to any holder of shares of a series of Obligated Preferred, a number of shares of that series of Obligated Preferred calculated by multiplying (A) the aggregate number of shares of Common Stock into which the shares of Preferred Stock held by such holder immediately prior to a Qualified Financing are convertible by (B) a fraction, the numerator of which is equal to the amount, if positive, by which such holder’s Pro Rata Amount exceeds the number of Offered Securities actually purchased by such holder in such Qualified Financing, and the denominator of which is equal to such holder’s Pro Rata Amount.

(iii)      “Obligated Preferred” shall mean each series of Preferred Stock for which shares are entitled to an adjustment of Conversion Price upon issuance of Additional Shares of Common Stock as a result of the Qualified Financing pursuant to Section 4(d)(iv) hereof.

(iv)      “Offered Securities” shall mean the equity securities of the Corporation set aside by the Board of Directors for purchase by holders of outstanding shares of Preferred Stock in connection with a Qualified Financing, and offered to such holders.

(v)       “Pro Rata Amount” shall mean, with respect to any holder of Obligated Preferred, the lesser of (a) a number of Offered Securities calculated by multiplying the aggregate number of Offered Securities by a fraction, the numerator of which is equal to the number of shares of Preferred Stock owned by such holder, and the denominator of which is equal to the aggregate number of outstanding shares of Preferred Stock, or (b) the maximum number of Offered Securities that such holder is permitted by the Corporation to purchase in such Qualified Financing, after giving effect to any cutbacks or limitations established by the Board of Directors and applied on a pro rata basis to all holders of Preferred Stock.

(vi)      “Qualified Financing” shall mean any transaction involving the issuance or sale of equity securities of the Corporation after the Effective Date which would result in the reduction of the Conversion Price of any series of Preferred Stock pursuant to the terms of this Certificate of Incorporation (without giving effect to the operation of Subsection 4(d)(ii)(b) hereof), unless the holders of a majority of the Preferred Stock with Conversion Prices which would be reduced in the event such Qualified Financing was consummated elect otherwise by written notice given to the Corporation at least five (5) days prior to the consummation of the

Qualified Financing; provided that, a series of closings of a financing of a single class of capital stock as scheduled in the initial purchase agreement for such financing shall constitute a single transaction and therefore a single Qualified Financing so long as the last of such closings occurs within a three (3) month period of the first of such closings for the same financing.

6.         Redemption.

(a)       The Corporation will, subject to the conditions set forth below, on September 1, 2007, September 1, 2008 and September 1, 2009 (each, a “Mandatory Redemption Date”), upon receipt not less than 30 nor more than 120 days prior to the applicable Mandatory Redemption Date of written request(s) for redemption from, in the case of the Series A Preferred, holders of at least a majority of the shares of Series A Preferred then outstanding, or in the case of the Series B Preferred, at least a majority of the Series B Preferred then outstanding, or in the case of the Series C Preferred, at least a majority of the Series C Preferred then outstanding, or in the case of the Series D Preferred, at least a majority of the Series D Preferred then outstanding, or in the case of the Series E Preferred, at least a majority of the Series E Preferred then outstanding (each a “Redemption Request”), redeem from each holder of shares of such series of Preferred Stock, at a price equal to the Original Purchase Price Per Share (subject to appropriate adjustment in the event of any dividend, stock split, combination or other similar recapitalization affecting such shares), plus, in the case of the Series E Preferred only, any accrued but unpaid dividends (whether or not declared) on the Series E Preferred and, in the case of the Series D Preferred only, any accrued but unpaid dividends (whether or not declared) on the Series D Preferred and, in the case of the Series C Preferred only, any accrued but unpaid dividends (whether or not declared) on the Series C Preferred and, in the case of the Series B Preferred only, any accrued but unpaid dividends (whether or not declared) on the Series B Preferred and, in the case of the Series A Preferred only, an amount equal to 8% per annum thereon from the date of original issuance (the “Mandatory Redemption Price”), the following respective portions of the number of shares of the applicable series of Preferred Stock held by such holder set forth opposite the applicable Mandatory Redemption Date:

Mandatory Redemption Date	Portion of then Outstanding Shares of Preferred Stock
September 1, 2007	33 1/3%
September 1, 2008	50%
September 1, 2009	All shares then held

The Corporation shall provide notice of its redemption obligations under this Section 6, by first class or registered mail, postage prepaid, to each holder of record of Preferred Stock at the address for such holder last shown on the records of the transfer agent therefor (or the records of the Corporation, if it serves as its own transfer agent), not less than 120 nor more than 180 days prior to the applicable Mandatory Redemption Date. The Corporation shall provide notice of any Redemption Request, specifying the time and place of redemption and the Mandatory Redemption Price, by first class or registered mail, postage prepaid, to each holder of record of the applicable series of Preferred Stock at the address for such holder last shown on the records of the transfer agent therefor (or the records of the Corporation, if it serves as its own transfer agent), not less than 20 days prior to the Mandatory Redemption Date.

(b)       If the funds of the Corporation legally available for redemption of Preferred Stock on any Mandatory Redemption Date are insufficient to redeem the number of shares of Preferred Stock required under this Section 6 to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares of Preferred Stock ratably on the basis of the number of shares of Preferred Stock which would be redeemed on such date if the funds of the Corporation legally available therefor had been sufficient to redeem all shares of Preferred Stock required to be redeemed on such date. At any time thereafter when additional funds of the Corporation become legally available for the redemption of Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem, to the extent of the available funds, the balance of the shares which the Corporation was theretofore obligated to redeem.

(c)       Unless there shall have been a default in payment of the Mandatory Redemption Price, on such Mandatory Redemption Date all rights of each holder of shares of the applicable series of Preferred Stock as a stockholder of the Corporation by reason of the ownership of such shares will cease, except the right to receive the Mandatory Redemption Price for such shares, without interest, upon presentation and surrender of the certificate representing such shares, and such shares will not from and after such Mandatory Redemption Date be deemed to be outstanding.

(d)       Any Preferred Stock redeemed pursuant to this Section 6 will be cancelled and will not under any circumstances be reissued, sold or transferred and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of the applicable series of Preferred Stock accordingly.

7.         Negative Covenants.

(a)       So long as at least, in the case of the rights under this Section 7(a) of the Series A Preferred, 2,500,000 shares of Series A Preferred or, in the case of the rights under this Section 7(a) of the Series B Preferred, 1,150,000 shares of the Series B Preferred or, in the case of the rights under this Section 7(a) of the Series C Preferred, 2,000,000 shares of the Series C Preferred or, in the case of the rights under this Section 7(a) of the Series D Preferred, 2,000,000 shares of the Series D Preferred or, in the case of the rights under this Section 7(a) of the Series E Preferred, 650,000 shares of the Series E Preferred (in each case, subject to appropriate adjustment in the event of any dividend, stock split, combination or other similar recapitalization affecting such shares) are outstanding (or such lesser number of shares of such series of Preferred Stock as are then outstanding if the Corporation has, prior to such time, failed to redeem shares of such series of Preferred Stock when such redemption was due in accordance with Section 6 above), the Corporation shall not, without the prior written consent of the holders of (i) in the case of the Series A Preferred, at least a majority of the then outstanding shares of Series A Preferred (or in the case of an amendment to Section 5(a)(ii) above, 75% of the then outstanding shares of Series A Preferred), (ii) in the case of the Series B Preferred, at least a majority of the then outstanding shares of Series B Preferred, (iii) in the case of the Series C Preferred, at least a majority of the then outstanding shares of Series C Preferred, (iv) in the case of the Series D Preferred, at least a majority of the then outstanding shares of Series D Preferred and (v) in the case of the Series E Preferred, at least a majority of the then outstanding shares of Series E Preferred:

(i)        adopt any amendment to the Corporation’s Certificate of Incorporation adversely affecting such series of Preferred Stock, excluding any amendments required for the Corporation to implement Section 5A hereof;

(ii)       amend the Corporation’s By-laws in a manner adverse to the holders of such series of Preferred Stock;

(iii)      declare or pay any dividends on Common Stock other than dividends payable solely in Common Stock;

(iv)      redeem or repurchase any shares of its capital stock, other such series of Preferred Stock or pursuant to agreements with employees, officers, directors, consultants or advisors approved by the Board of Directors;

(v)       liquidate, dissolve or wind-up the Corporation;

(vi)      make (or permit any subsidiary to make) any loan or advance to any person, including without limitation, any employee or director of the Corporation or any subsidiary, except (A) advances and similar expenditures in the ordinary course of business or (B) as approved by the Board of Directors; or

(vii)     (A) merge with or into or consolidate with any other corporation (other than a merger of consolidation in which the stockholders of the Corporation immediately prior thereto own at least 80% of the outstanding voting stock of the surviving acquiring corporation), (B) sell or lease all or substantially all, or a Significant Portion (as defined below), of its properties or assets (for this purpose, “Significant Portion” shall mean properties or assets (regardless of whether such properties or assets are reflected on the Corporation’s balance sheet) with a fair market value equal to more than 35% of the book value of the Corporation’s total properties or assets as of the end of the most recent fiscal quarter and “sell or lease” shall not include a bona fide pledge of assets, or foreclosure thereon), or (C) acquire all or substantially all of the properties or assets of any other corporation or entity (except for consideration of less than 10% of the Corporation’s consolidated net worth as of the end of the prior fiscal quarter).

(b)       So long as at least l,150,000 shares of Series B Preferred (subject to appropriate adjustment in the event of any dividend, stock split, combination or other similar recapitalization affecting such shares) are outstanding (or such lesser number of shares of Series B Preferred as are then outstanding if the Corporation has, prior to such time, failed to redeem shares of Series B Preferred when such redemption was due in accordance with Section 6 above), the Corporation shall not, without the prior written consent of the holders of at least a majority of the then outstanding shares of Series B Preferred, reclassify any Common Stock, or establish any other class or classes of stock of equal or superior priority to that of the Series B Preferred or create or authorize any additional shares of Series B Preferred.

(c)       So long as at least 2,000,000 shares of Series C Preferred (subject to appropriate adjustment in the event of any dividend, stock split, combination or other similar recapitalization affecting such shares) are outstanding (or such lesser number of shares of Series C Preferred as are then outstanding if the Corporation has, prior to such time, failed to redeem shares of Series C Preferred when such redemption was due in accordance with Section 6 above), the Corporation shall not, without the prior written consent of the holders of at least a majority of the then outstanding shares of Series C Preferred, reclassify any Common Stock, or establish any other class or classes of stock of equal or superior priority to that of the Series C Preferred or create or authorize any additional shares of Series C Preferred.

(d)       So long as at least 2,000,000 shares of Series D Preferred (subject to appropriate adjustment in the event of any dividend, stock split, combination or other similar recapitalization affecting such shares) are outstanding (or such lesser number of shares of Series D Preferred as are then outstanding if the Corporation has, prior to such time, failed to redeem shares of Series D Preferred when such redemption was due in accordance with Section 6 above), the Corporation shall not, without the prior written consent of the holders of at least a majority of the then outstanding shares of Series D Preferred, reclassify any Common Stock, or establish any other class or classes of stock of equal or superior priority to that of the Series D Preferred or create or authorize any additional shares of Series D Preferred.

(e)       So long as at least 650,000 shares of Series E Preferred (subject to appropriate adjustment in the event of any dividend, stock split, combination or other similar recapitalization affecting such shares) are outstanding (or such lesser number of shares of Series E Preferred as are then outstanding if the Corporation has, prior to such time, failed to redeem shares of Series E Preferred when such redemption was due in accordance with Section 6 above), the Corporation shall not, without the prior written consent of the holders of at least a majority of the then outstanding shares of Series E Preferred, reclassify any Common Stock, or establish any other class or classes of stock of equal or superior priority to that of the Series E Preferred or create or authorize any additional shares of Series E Preferred.

8.         Waiver. Any of the rights of the holders of Series A Preferred set forth herein maybe waived by the affirmative vote of the holders of at least a majority of the shares of Series A Preferred then outstanding. Any of the rights of the holders of Series B Preferred set forth herein may be waived by the affirmative vote of the holders of at least a majority of the shares of Series B Preferred then outstanding. Any of the rights of the holders of Series C Preferred set forth herein may be waived by the affirmative vote of the holders of at least a majority of the shares of Series C Preferred then outstanding. Any of the rights of the holders of Series D Preferred set forth herein may be waived by the affirmative vote of the holders of at least a majority of the shares of Series D Preferred then outstanding. Any of the rights of the holders of Series E Preferred set forth herein may be waived by the affirmative vote of the holders of at least a majority of the shares of Series E Preferred then outstanding.

[Signature Page to Follow]-

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President this 15th day of September 2005.

STARENT NETWORKS, CORP.

By:	/s/ Ashraf M. Dahod
Ashraf M. Dahod President

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
STARENT NETWORKS, CORP.

Pursuant to Section 242
of the General Corporation Law of
the State of Delaware

Starent Networks, Corp. (hereinafter called the “Corporation”), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

At a meeting of the Board of Directors of the Corporation, a resolution was duly adopted, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable.  The stockholders of the Corporation duly approved said proposed amendment by written consent in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware, and written notice of such consent has been given to all stockholders who have not consented in writing to said amendment.  The resolution setting forth the amendment is as follows:

RESOLVED:

That the first paragraph of Article FOURTH of the Certificate of Incorporation of the Corporation, as amended, be and hereby is deleted in its entirety and the following three paragraphs are inserted in lieu thereof:

“FOURTH: That, upon the filing of this Certificate of Amendment of Certificate of Incorporation with the Office of the Secretary of State of Delaware (the “Effective Time”), a two-for-three reverse stock split of the Corporation’s common stock shall become effective, pursuant to which each three (3) shares of common stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into two (2) validly issued, fully-paid and nonassessable shares of common stock automatically and without any action by the holder thereof (such reduction of shares designated as the “Reverse Stock Split”). The par value of the Common Stock and the Preferred Stock following the Reverse Stock Split shall remain at $0.001 and $0.01, respectively. No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split and, in lieu thereof, upon surrender after the Effective Time of a certificate which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time, any person who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive a cash payment equal to the fraction of which such holder would otherwise be entitled multiplied by $5.50.

Each stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock after the Effective Time into which the shares formerly represented by such certificate have been reclassified (as well as the right to receive cash in lieu of fractional shares of Common Stock after the Effective Time); provided, however, that each person of record holding a certificate that represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall receive, upon surrender of such certificate, a new certificate evidencing and representing the number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been reclassified; and provided further, however, that whether or not fractional shares would be issuable as a result of the Reverse Stock Split shall be determined on the basis of (a) the total number of shares of Common Stock that were issued and outstanding immediately prior to the Effective Time formerly represented by certificates that the holder is at the time surrendering for a new certificate evidencing and representing the number of whole shares of Common Stock after the Effective Time and (b) the aggregate number of shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificates shall have been reclassified.

The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 80,000,000 shares of Common Stock, $.001 par value per share (“Common Stock”) and (ii) 64,587,861 shares of Preferred Stock, $.01 par value per share (“Preferred Stock”).”

[Signature Page Follows]

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President this 30th day of April 2007.

STARENT NETWORKS, CORP.

By:	/s/ Ashraf M. Dahod
Ashraf M. Dahod
President

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